Exhibit 4.17

Executed Version

CONFIDENTIAL

ATTORNEY WORK PRODUCT

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

DATED FEBRUARY 23, 2020

ASTRAZENECA AB

-AND-

REDHILL BIOPHARMA INC.

LICENSE AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS		6
2.	GRANT OF RIGHTS		23
	2.1	Grants to Licensee	23
	2.2	Sublicenses	24
	2.3	Distributorships and Subcontracting	25
	2.4	Co-Promotion Rights	26
	2.5	Retention of Rights by AstraZeneca; Limitations Applicable to License Grants	26
	2.6	Grants to AstraZeneca	27
	2.7	No Other Rights Granted by Licensee	28
	2.8	Licensee Covenants	28
	2.9	Exclusivity Period	29
	2.10	Acknowledgment Regarding Licensee’s Other Business Activities.	29
3.	CONFIRMATORY PATENT LICENSES		30
4.	COORDINATION MANAGEMENT		30
	4.1	Alliance Managers	30
	4.2	Executive Representative Meetings	30
	4.3	Cooperation with Other AstraZeneca Licensees	30
	4.4	Notices	32
	4.5	Prosecution of the Nektar Patents	32
5.	DEVELOPMENT ACTIVITIES		32
	5.1	Development Diligence	32
	5.2	Post-Approval Commitments	33
	5.3	Other Licensee Development	34
	5.4	Standard of Conduct	34
	5.5	Licensee Development Data	34
	5.6	Obtaining Consents	35
	5.7	Licensee Use of AstraZeneca Development Data	35
	5.8	[***] Products	35
	5.9	Development Records	35
	5.10	Development and Related Reports	36
	5.11	Development by Nektar	37
6.	COMMERCIALIZATION ACTIVITIES		37
	6.1	Commercialization Diligence	37
	6.2	Booking of Sales; Distribution	38
	6.3	Commercialization Costs.	38
	6.4	Commercialization Records	38
	6.5	Commercialization Updates and Reports	38
	6.6	Commercialization Plan.	39
	6.7	Use of Product Trademarks and Corporate Marks	39
	6.8	Marketing, Training and Medical Affairs Materials	40
	6.9	Quality Standards	40

	6.10	Supply of Products	41
7.	REGULATORY MATTERS		41
	7.1	Health Registration Approvals	41
	7.2	Changes to Livery and Labelling	42
	7.3	Communications and Filings with Health Authorities	42
	7.4	Recalls, Suspensions or Withdrawals	43
	7.5	Pharmacovigilance	44
	7.6	Complaints	46
	7.7	Standard Response Letters	46
8.	NEKTAR AGREEMENT		46
	8.1	Maintenance of Nektar Agreement and Nektar Ancillary Agreements	46
	8.2	Action Under the Nektar Agreement	47
9.	PAYMENTS AND RECORDS		49
	9.1	Upfront Payment	49
	9.2	Payments Under the Nektar Agreement	49
	9.3	Royalty Stacking	50
	9.4	Mode of Payment; Offsets	50
	9.5	Taxes	51
	9.6	Interest on Late Payments	52
	9.7	Financial Records	53
10.	INSPECTION; AUDIT		53
	10.1	Inspection	53
	10.2	Financial Audit.	53
	10.3	Financial Audit Dispute	54
	10.4	Anti-Bribery and Anti-Corruption Records; Audit	54
11.	INTELLECTUAL PROPERTY		55
	11.1	Ownership of Intellectual Property	55
	11.2	Maintenance and Prosecution of Patents	56
	11.3	Enforcement of Patents	57
	11.4	Infringement Claims by Third Parties	58
	11.5	Third Party Patent Rights	59
	11.6	Product Trademarks	60
	11.7	Domain Names and Social Media	64
	11.8	Nektar Agreement	65
12.	CONFIDENTIALITY AND NON-DISCLOSURE		65
	12.1	Restricted Information	65
	12.2	Confidentiality Obligations	65
	12.3	Exclusions	66
	12.4	Permitted Disclosures	66
	12.5	Data Privacy	68
	12.6	Confidentiality of Terms of Agreement	68
	12.7	Use of Name	69
	12.8	Public Announcements	69

	12.9	Publications	69
	12.10	Return of Confidential Information	70
	12.11	Privileged Communications	70
	12.12	Communications with AstraZeneca’s Licensors and other Partners	71
13.	REPRESENTATIONS AND WARRANTIES		71
	13.1	Representations and Warranties of both Parties	71
	13.3	DISCLAIMER OF WARRANTIES	78
	13.4	ADDITIONAL WAIVER	78
	13.5	Sole Remedy	78
14.	CONDUCT OF THE BUSINESS.		79
15.	ANTI-BRIBERY AND ANTI-CORRUPTION COMPLIANCE.		79
	15.1	Representatives	79
	15.2	AstraZeneca Policies	80
	15.3	Investigations	80
	15.4	Disclosure of Agreement	80
16.	INDEMNITY		80
	16.1	Indemnification of AstraZeneca	80
	16.2	Indemnification of Licensee	81
	16.3	Indemnification Procedures	81
	16.4	Special, Indirect and Other Losses	84
	16.5	Insurance	84
17.	TERM AND TERMINATION		85
	17.1	HSR and Other Governmental Filings	85
	17.2	Term and Expiration	85
	17.3	Termination for Material Breach	86
	17.4	Termination by AstraZeneca	87
	17.5	Termination by Licensee	88
	17.6	Termination for Insolvency	88
	17.7	Termination for Termination of Nektar Agreement	89
	17.8	Effects of Termination in Entirety or with Respect to [***]	89
	17.9	Cure Period for Breach of Applicable Law	90
	17.10	Other Termination Consequences	90
	17.11	Reversion Transition Agreement and Other Arrangements	91
	17.12	Compliance with the Nektar Agreement	93
	17.13	Remedies	93
	17.14	Accrued Rights; Surviving Obligations	93
	17.15	Survival of Sublicenses	94
	17.16	Bankruptcy	95
18.	MISCELLANEOUS		96
	18.1	Force Majeure	96
	18.2	Export Control	96
	18.3	Assignment	96
	18.4	Severability	98

18.5	Dispute Resolution	98
18.6	Governing Law, Jurisdiction	100
18.7	Submission to Jurisdiction	100
18.8	Notices	100
18.9	Entire Agreement	101
18.10	Amendments	102
18.11	English Language	102
18.12	Equitable Relief	102
18.13	Waiver and Non-Exclusion of Remedies	103
18.14	No Benefit to Third Parties	103
18.15	Further Assurance	103
18.16	Relationship of the Parties	103
18.17	References	104
18.18	Construction	104
18.19	Counterparts	104
18.20	No Recourse	104

SCHEDULE 1 NALOXEGOL (ALSO KNOWN AS NALOXEGOL OXALATE)		[***]
SCHEDULE 2 EXISTING APPROVALS		[***]
SCHEDULE 3 EXISTING AGREEMENTS		[***]
SCHEDULE 4 EXISTING PATENTS		[***]
SCHEDULE 5 EXISTING POST-APPROVAL COMMITMENTS		[***]
SCHEDULE 6 EXISTING PRODUCT TRADEMARKS		[***]
SCHEDULE 7 PAYMENT TRANSFER		[***]
SCHEDULE 8 PRESS RELEASES		[***]
SCHEDULE 9 EXISTING PATENT INFRINGEMENT PROCEEDINGS		[***]
SCHEDULE 10 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES		[***]

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of February 23,  2020 (the “Execution Date”)

BETWEEN:

1.             ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden (“AstraZeneca”); and

2.             REDHILL BIOPHARMA INC., a company incorporated in Delaware with its registered office at 176 Mine Lake Court, Suite 100, Raleigh, NC 27615 (“Licensee”).

AstraZeneca and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.            WHEREAS, AstraZeneca owns or controls certain intellectual property rights with respect to Licensed Products (as defined herein) in the Licensed Territory (as defined herein); and

B.             WHEREAS, AstraZeneca wishes to grant a license to Licensee, and Licensee wishes to take, a license under such intellectual property rights to Commercialize the Licensed Products in the Licensed Territory in accordance with the terms and conditions (including terms and conditions relating to Development) set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.             DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

“Adverse Event” shall have the meaning set forth in the International Conference on Harmonisation Guidelines as may be updated from time to time as required by Applicable Law.

“Affiliate” means, with respect to a particular Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person.  “Control” as used in this definition and, with correlative meanings, the terms “controlled by” and “under common control with”, means: the power to direct and control the management or policies of the applicable person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise; provided, however, that with respect to any direct or indirect minority securityholder of RedHill Biopharma Ltd, such minority securityholder shall not be deemed to “Control” RedHill Biopharma Ltd or any of its subsidiaries solely as a result of (a) holding a board seat or (b) owning securities of RedHill Biopharma Ltd (provided in the case of the clause (b) such securities represent not more than fifty (50%) percent of the total voting power of the capital stock of RedHill Biopharma Ltd normally entitled to vote in the election of directors).

“Agreement” has the meaning set forth in the preamble hereto.

“Alliance Manager” has the meaning set forth in Section 4.1.

“Ancillary Agreements” means, collectively, the Supply Agreement, the Quality Agreement, the Pharmacovigilance Agreement and the Transitional Services Agreement and that certain side letter entered into by the Parties in connection with the execution of this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism that may be in effect from time to time.

“Applicable Law” means the applicable laws, rules and regulations that may be in effect from time to time, including any rules, regulations, guidelines or other requirements of the Health Authorities, and the Anti-Corruption Laws.

“Approval Date”  means the date of expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States.

“Arbitrators” has the meaning set forth in Section 18.5.2.

“AstraZeneca” has the meaning set forth in the preamble hereto.

“AstraZeneca Activities” means any activities undertaken by or on behalf of AstraZeneca or its Affiliates in connection with regulatory activities, transition services or other activities performed by AstraZeneca pursuant to this Agreement, the Ancillary Agreements, the Nektar Agreement and the Nektar Ancillary Agreements.

“AstraZeneca Code of Ethics” means the AstraZeneca Code of Ethics available at https://www.astrazeneca.com/content/dam/az/PDF/Sustainability/code-of-ethics-2018/AZ%20Code%20of%20Ethics%20-%20English.pdf as of the Execution Date, and any updates posted from time to time as required by Applicable Law of which AstraZeneca informs Licensee in writing.

“AstraZeneca Copyrights” means all copyrights (a) that are owned or Controlled (with respect to the applicable country in the Licensed Territory) by AstraZeneca or any of its Affiliates as of the Effective Date, (b) that are contained in the AstraZeneca US Marketing and Training Materials or that are otherwise used by AstraZeneca or any of its Affiliates as of the Effective Date in the Exploitation of the Licensed Products in the Licensed Territory and (c) that are necessary or useful for the Exploitation of the Licensed Products in the Licensed Territory. For clarity, AstraZeneca Copyrights shall not include (x) any copyrights in (i) any of the Product Trademarks, (ii) AstraZeneca Corporate Marks, (iii) any other Trademarks contained in (A) the AstraZeneca US Marketing and Training Materials or (B) any other materials, records or documents used by AstraZeneca or any of its Affiliates in the Exploitation of the Licensed Products or (y) any software associated with any products or services of AstraZeneca or any of its Affiliates (e.g., software for the AZ&ME program) referenced in any (i) of the AstraZeneca US Marketing and Training Materials or (ii) other materials, records or documents used by AstraZeneca or any of its Affiliates in the Exploitation of the Licensed Products, including in the foregoing (y)(i) and (y)(ii) any such software in any computer systems, hardware, networks or infrastructure of AstraZeneca or any of its Affiliates (e.g., the infrastructure for the AZ&ME program).

“AstraZeneca Corporate Marks” means the Trademarks and names “AstraZeneca”,  “AZ”, the AstraZeneca corporate logo or any other name or Trademark including or comprising “AstraZeneca”.

“AstraZeneca Development Data” means any and all clinical data or other Information generated by or on behalf of AstraZeneca or its Affiliates or (sub)licensees outside of this Agreement after the Execution Date that is Controlled by AstraZeneca, and is necessary or useful for the purpose of Commercializing Licensed Products under this Agreement, and is provided to Licensee pursuant to either (a) the Pharmacovigilance Agreement or otherwise in connection with the exchange of safety data or (b) Section 5.7.

“AstraZeneca Know-How” means, other than the Excluded Information, (a) all Information, including Information in the AstraZeneca Regulatory Documentation and any applicable Improvements, that is Controlled by AstraZeneca or any of its Affiliates (i) as of the Execution Date, (ii) during the term of this Agreement, as a result of a license granted to it by any Partner under the Partner Agreements, or (iii) solely to the extent arising from AstraZeneca Activities, at any time during the Term; and (b) the AstraZeneca Development Data; in each case (a) and (b), to the extent that it is not generally known and (x) was developed by AstraZeneca and is necessary or reasonably useful for the Exploitation of the Compound or the Licensed Product in the Licensed Territory or (y) was not developed by AstraZeneca and is necessary or useful for the Exploitation of the Compound or the Licensed Product in the Licensed Territory, but, in each case (x) and (y) excluding any Joint Know-How (as defined in this Agreement), and excluding any Information to the extent disclosed by published AstraZeneca Patents or Joint Patents.  The AstraZeneca Know-How includes Nektar Know-How and AstraZeneca’s interest in any Joint Know-How (as defined in the Nektar Agreement).

“AstraZeneca Patents” means (a) the Nektar Patents and (b) all Patents that both (i) are Controlled by AstraZeneca or any of its Affiliates (x) as of the Execution Date; (y) during the Term, as a result of a license granted to it by any Partner under the Partner Agreements; or (z) solely to the extent arising from AstraZeneca Activities, at any time during the Term and (ii) claim or cover one or more Compound or Licensed Product in the Licensed Territory, but excluding any Joint Patents; in each case (a) and (b) to include any such Patents covering Improvements.  The AstraZeneca Patents include the Existing Patents.

“AstraZeneca Prosecuted Nektar Patents” has the meaning set forth in Section 11.2.1.

“AstraZeneca Regulatory Documentation” means all of the Regulatory Documentation that is Controlled by AstraZeneca or any of its Affiliates as of the Execution Date or generated under the TSA and relates solely to Licensed Products in the Licensed Territory, other than Excluded Information.

“AstraZeneca Territory” means Canada, Israel (including the Palestinian Authority), Iceland, Norway, Switzerland, Liechtenstein, Austria, Belgium, Bulgaria, Croatia, Cyprus,

Czechia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom and each Terminated Country.

“AstraZeneca US Marketing and Training Materials” has the meaning set forth in Section 6.8.1.

“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, Stockholm, Sweden or Tel Aviv, Israel are permitted or required to remain closed.

“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Execution Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Execution Date and the last Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Execution Date and end on December 31 of the year in which the Execution Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

“Change of Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Execution Date:

(a)           any Person not being at such time an existing Affiliate of such Party (including other Persons acting in concert with such Person) (i) is or becomes the beneficial owner (a Person shall be deemed to have beneficial ownership of all shares of stock or other securities if such Person has the right to acquire such shares or securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of stock or other securities of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors (“Board of Directors”) or otherwise to direct the management of such Party;

(b)           such Party enters into a merger, consolidation or similar transaction with another Person not being at such time an existing Affiliate of such Party (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such surviving Person representing at least a majority of the total voting power of all outstanding classes of Voting Stock of such surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

(c)           such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets of its pharmaceutical or life-science businesses or division.

“Clinical Study” means any study or trial of a Compound or a Licensed Product in humans, including observational clinical research.

“Combination Product” means a product in form suitable for human, veterinary or agricultural applications that (a) contains a Compound as an active ingredient together with one or more other active ingredients [***] and (b) is sold as a fixed dose combination, including any Opioid Combination Product (but excluding for clarity any Packaged Naloxegol Opioid Products).

“Commercialization” means any and all activities (other than Manufacturing) directed to the preparation for sale of, offering for sale of, or sale of a product, including activities related to obtaining pricing or reimbursement approvals, Medical Affairs Activities,  marketing, promoting, distributing and importing such product and interacting with Health Authorities regarding any of the foregoing.  To “Commercialize”,  “Commercializing” and “Commercialized” have corresponding meanings.

“Commercially Reasonable Efforts” means, with respect to the development, Manufacture or commercialization of a Licensed Product, conducting such tasks using such efforts and resources that are typically used by a company in the research-based pharmaceutical industry in conducting the same tasks on its own compounds or products with similar commercial and scientific potential at a similar stage in their lifecycle and in a similar therapeutic area, taking into consideration their safety and efficacy, their cost to develop, the competitiveness of alternative compounds and products and the nature and extent of their market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of Health Registration Approval, their expected profitability, including the amounts of marketing and promotional expenditures with respect to the Licensed Products, and all other factors that are typically taken into consideration by companies in the research-based pharmaceutical industry when determining the level of efforts and resources to apply to such tasks with respect to its own similar compounds or products (as described above).  Commercially Reasonable Efforts shall be determined with respect to a specific market or groups of markets (taking account of effects outside of such markets, if any).  For the avoidance of doubt, the commitment to use “Commercially Reasonable Efforts” shall not preclude (a) the suspension or discontinuance of specific efforts by Licensee with respect to any particular Licensed Product, if such suspension or discontinuance is appropriate and would typically be effected by a comparable company with respect to its own similar compounds or products, based on all of the foregoing considerations and (b) the delay of or decision not to launch commercial sales of the Licensed Product in a given country, if such delay or decision not to launch is appropriate and is consistent with a comparable company’s usual actions with respect to a similar product of its own in such circumstances, in each case ((a) and (b)), given all the relevant circumstances and based on all of the foregoing considerations at the time.

“Compound” means (a) Naloxegol or (b) [***], or (c) [***] or (d) [***].

“Confidential Information” of a Party means, subject to Section 12.3, any and all data, results, know-how (including, with respect to AstraZeneca, the AstraZeneca Know-How), plans, business information and other Information, whether oral or in writing or in any other form, disclosed before, on or after the date of this Agreement by or on behalf of such Party (or any of its Affiliates) to the other Party (or any of its Affiliates) in connection with this Agreement or any Ancillary Agreement.

“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, and subject to Section 18.3.2, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1 or 2.6), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.

“CPP” has the meaning set forth in Section 2.6.2.

“Current Good Manufacturing Practices” means the principles and guidelines of Good Manufacturing Practice for medicinal products for human use as promulgated under Applicable Law, including in the United States (in the current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations, including 21 C.F.R. Sections 210 and 211, as may be amended from time to time) and the European Union.

“Current Inventory” has the meaning set forth in Section 6.10.4.

“Current Product” means the pharmaceutical product that is comprised of or contains Naloxegol as the sole active ingredient in the form approved by the FDA as of the Execution Date.

“Defending Party” means the Party defending against a Third Party Patent Infringement Claim pursuant to Section 11.4 or a Third Party Product Trademark Claim pursuant to Section 11.6.8.

“Delivery System” means any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of the Compound.

“Development” means all activities (other than Manufacturing) related to the research, development, preparation and submission of applications for a Health Registration Approval, regulatory affairs with respect to the foregoing and all other activities (other than Manufacturing) necessary or useful or otherwise requested or required by a Health Authority as a condition or in support of obtaining or maintaining a Health Registration Approval, including toxicology, formulation, clinical studies and packaging development.  When used as a verb, “Develop” means to engage in Development and “Development Data” means the data associated with such Development.

“Disclosed” means disclosed to Licensee or its advisors in the Disclosure Materials.

“Disclosure Materials” means (a) the entirety of Schedule 10 and (b) the materials and information made available for inspection by Licensee and its advisors in the electronic data room organized by Sterling Technology Ltd. as of February 16, 2020, including answers to requests for additional information contained in the data room.

“Dispute” has the meaning set forth in Section 18.5.1.

“Distributor” has the meaning set forth in (a) Section 2.3.1, in respect of the Licensee and (b) Section 4.3 of the Nektar Agreement, in the case of AstraZeneca.

“Dollars” or “USD” or “$” means United States Dollars.

“Effective Date” has the meaning set forth in Section 17.2.

“Embodiments of Intellectual Property” has the meaning set forth in Section 17.16.2.

“Enforcing Party” means the Party prosecuting any Patent Infringement pursuant to Section 11.3 or Product Trademark Infringement pursuant to Section 11.6.7.

“European Data Protection Laws” means the General Data Protection Regulation (EU) 2016/679, and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument that implements the foregoing, or the e-Privacy Directive 2002/58/EC, in each case as amended, consolidated, re-enacted or replaced from time to time.

“Excluded Information”  means (a) all books, documents, records and files prepared in connection with AstraZeneca’s entry into the transactions contemplated under this Agreement or any other Ancillary Agreement, and all bids received from Third Parties and strategic, financial or Tax analyses relating to the licensing of the Licensed Product and the Existing Agreements; (b) trade secrets of Third Parties (excluding AstraZeneca Know-How); (c) any attorney work product, attorney-client communications and other items protected by established legal privilege; (d) human resources and any other employee books and records; (e) any financial, Tax and accounting records to the extent not exclusively related to the Licensed Product in the Licensed Territory, which exclusion includes any record to the extent such record constitutes an aggregation of such information with respect to the Licensed Territory and any or all of the AstraZeneca Territory; (f) source documentation associated with individual case safety reports and (g) any items to the extent that Applicable Law prohibits disclosure to Licensee.

“Exclusivity Period” means, with respect to each separate Licensed Product in each country in the Licensed Territory, the period beginning on the Effective Date and ending on the [***] (a) [***] of the First Commercial Sale of such Licensed Product in such country in the Licensed Territory and (b) the expiration date in such country of the last to expire of any issued AstraZeneca Patent (including any Joint Patents, as defined the Nektar Agreement) or Joint Patent that includes at least [***] covering the sale or use of such separate Licensed Product in such country; provided that the Exclusivity Period with respect to each separate Licensed Product in such country shall in no event end before the expiry of any obligation of AstraZeneca to pay royalties with respect to such Licensed Product in such country pursuant to Section 7.9 of the Nektar Agreement.

“Execution Date” has the meaning set forth in the preamble hereto.

“Executive Representative” has the meaning set forth in Section 4.2.

“Existing Agreements” means the agreements listed in Schedule 3.

“Existing Applications” means the applications for Health Registration Approvals listed on Schedule 2.

“Existing Approvals” means the Health Registration Approvals listed on Schedule 2.

“Existing AZ Sublicense” means each of (a) that certain License Agreement between AstraZeneca and Knight Therapeutics Inc. dated December 14, 2016 and (b) that certain License Agreement between AstraZeneca and Kyowa Kirin Services Ltd, dated February 29, 2016, as amended on March 21, 2018.

“Existing Partner Agreements” means the Nektar Agreement, each Existing AZ Sublicense, that certain Co-Commercialization Agreement between AstraZeneca UK Limited and Daiichi Sankyo, Inc. dated March 18, 2015, as amended on June 24, 2016, November 29, 2016, January 1, 2017, October 1, 2018 and January 1, 2019 and the letter agreement between AstraZeneca UK Limited and Daiichi Sankyo Inc. dated March 18, 2015.

“Existing Patents” means the Patents listed on Schedule 4.

“Existing Post-Approval Commitments” means the Post-Approval Commitments listed in Schedule 5.

“Existing Product Trademarks” means the Trademarks listed in Schedule 6;  together with any registrations thereof and pending applications relating thereto, if any, in the Licensed Territory.

“Exploit” means to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, hold/keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market or have sold or otherwise dispose or offer to dispose of, a product or process.  “Exploitation” means the act of Exploiting a product or process.

“FDA” means the U.S. Food and Drug Administration, and any successor agency thereto.

“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301, et. seq., as it may be amended from time to time, and the rules, regulations, guidances, guidelines, and requirements promulgated or issued thereunder.

“Financing Document” means any engagement letter, credit agreement, loan agreement, joinder, indenture, intercreditor agreement, stock or note purchase agreement, promissory note, royalty interest purchase agreement or security agreement relating to any Licensee Financing.

“Financing Parties” means the providers of Licensee Financing, including any successors or assigns via joinder agreements or credit agreements related thereto.

“First Commercial Sale” means, with respect to a Licensed Product in a country in the Licensed Territory, the first sale for monetary value for use or consumption by the general public of such Licensed Product in such country in the Licensed Territory after Health Registration Approval for such Licensed Product has been obtained in such country.  For the avoidance of doubt, sales prior to receipt of all Health Registration Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”,  “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

“Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labour disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction (including changes in the requirements of the Health Authorities), whether or not it is later held to be invalid.

“Future Partner Agreements” means any agreements between AstraZeneca or any of its Affiliates and any Sublicensee or Distributor (each as defined under the Nektar Agreement) entered into after the Execution Date, excluding this Agreement and any Ancillary Agreements.

“Generic Product” means, with respect to a Licensed Product, a product sold by a Third Party that (a) contains a Compound as an active ingredient and (b) has been approved for sales introduction into commerce by reference to such Licensed Product pursuant to (i) Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (ii) Article 10(1), 10(2), 10(3), 10(4) or 10a of Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use, each as amended or (iii) any similar approval in any country, which similar approval is based on reference to the Health Registration Approval for such Licensed Product in such country and a demonstration of bio-equivalence or similarity to such Licensed Product, but excluding for clarity all Licensed Products, including Combination Products, sold by or on behalf of Licensee, its Affiliates, and Sublicensees.

“Good Distribution Practices” means the then-current standards for good distribution practice as promulgated under Applicable Law, including 21 C.F.R. Parts 210 and 211.

“Government Official” means (a) any Person employed by or acting on behalf of a government, government-controlled agency or entity or public international organization, (b) any political party, party official or candidate, (c) any Person who holds or performs the duties of an appointment, office or position created by custom or convention or (d) any Person who holds himself out to be the authorized intermediary of any of the foregoing.

“Health Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity regulating or otherwise having legal authority with respect to the Exploitation of products in the Licensed Territory, including the FDA.

“Health Registration Approval” means, with respect to a country, any and all approvals, licenses, registrations or authorizations of any Health Authority necessary to commercially distribute, sell and market a Licensed Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country; (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto); (c) labelling approval and (d) technical, medical and scientific licenses.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act or 1976, as amended.

“HSR Filing” has the meaning set forth in Section 17.1.

“IFRS” means, at any time, the International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended, supplemented or replaced from time to time.

“Improvement” means any invention, discovery, development or modification with respect to a Compound or Licensed Product or directly relating to the Exploitation thereof, whether or not patented or patentable, that is conceived, reduced to practice, discovered, developed or otherwise made at any time during the Term, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery or dosage of such Compound or Licensed Product, any discovery or development of any new or expanded indications for such Compound or Licensed Product, any discovery or development that improves the stability, safety or efficacy of such Compound or Licensed Product, or any discovery or development of new Compounds.

“IND” means an Investigational New Drug Application submitted in accordance with 21 C.F.R. Part 312 or any application filed with the applicable Health Authority for authorization to commence a Clinical Study in the Licensed Territory outside the United States.

“Indemnification Claim Notice” has the meaning set forth in Section 16.3.1.

“Indemnified Party” means a Party, its Affiliates, its or their licensors and (sub)licensees, and its and their respective directors, officers, employees and agents seeking to recover a Loss under Section 16.1 or 16.2.

“Indemnifying Party” means a Party from whom recovery of a Loss is sought under Section 16.1 or 16.2.

“Information” means all technical, scientific, business and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, laboratory notes and notebooks, and other material, including: high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology; formulation; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; Manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and any products, apparatuses, cultures, biological materials and other materials and compositions.

“Intellectual Property Rights” means trademarks, service marks, trade secrets, trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing (other than Patents) in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

“Investigator Sponsored Study” means a Clinical Study initiated and conducted, alone or with others, by an investigator who is not an employee of the Parties, or by a company, institution or organization other than the Parties.

“IP” has the meaning set forth in Section 17.16.2.

“Joint Intellectual Property Rights” has the meaning set forth in Section 11.1.2.

“Joint Know-How” has the meaning set forth in Section 11.1.2.

“Joint Patents” has the meaning set forth in Section 11.1.2.

“Knowledge” means [***].

“Licensed Product”  means (a) any product that is comprised of or contains (i) Naloxegol as the sole active ingredient, including the Current Product or (ii) [***] other than [***], (b) any Opioid Combination Product, (c) any Packaged Naloxegol Opioid Product and (d) any [***] that is not an Opioid Combination Product [***];  in each case ((a), (b), (c) and (d)) in any and all forms, presentations, dosages and formulations, which, for clarity, shall include any Delivery Systems that are sold with, or for the administration of, such Compound.  When the phrase “each Licensed Product” is used herein, Licensed Products that (x)  [***], (y) have the same [***] and (z)  have the same [***] shall be considered to be the same Licensed Product.  Licensee acknowledges and agrees that use of the Licensed Products for [***] purposes shall be subject to [***].

“Licensed Territory” means the entire world excluding the AstraZeneca Territory.

“Licensee” has the meaning set forth in the preamble hereto.

“Licensee Designated Representative” has the meaning set forth in Section 4.3.3.

“Licensee Development Data”  means any and all data and other Information generated by or on behalf of, or controlled by, Licensee in connection with any development activities relating to the Compound or the Licensed Product undertaken by Licensee.

“Licensee Domain Names” has the meaning set forth in Section 11.7.2.

“Licensee Financing” means any financing (whether in the form of debt, equity or otherwise, and including pursuant to any Financing Document) for the purpose of financing or refinancing Licensee’s payment obligations under this Agreement or any Ancillary Agreement.

“Licensee Know-How” means all Information, including any applicable Improvement, that (a) is Controlled by Licensee or any of its Affiliates or its or their Sublicensees as of the Execution Date or at any time until the end of the Term  (b) is not generally known and (c) is necessary or useful for, or is otherwise directly related to, the Exploitation of the Compound or the Licensed Product, but excluding AstraZeneca Know-How and any Joint Know-How, as defined in both this Agreement and the Nektar Agreement, or any other Information that is related exclusively to Licensee’s proprietary compounds other than the Compounds.

“Licensee Marketing and Training Materials” has the meaning set forth in Section 6.8.2.

“Licensee Patents” means all of the Patents, including any applicable Improvements, that (a) are Controlled by Licensee or any of its Affiliates or its or their Sublicensees as of the Execution Date or at any time until the end of the Term and (b) claim or cover one or more Compounds or Licensed Products in the Licensed Territory, but excluding any AstraZeneca Patents or Joint Patents, as defined in both this Agreement and the Nektar Agreement.

“Licensee Regulatory Documentation” means Regulatory Documentation Controlled by Licensee or any of its Affiliates or its or their Sublicensees at any time during the Term relating to any Licensed Product in the Licensed Territory.

“Losses” means any and all direct or indirect liabilities, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements.

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labelling, inspection, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterisation, stability testing, quality assurance and quality control.

“Marketing Authorization” means an authorization from the applicable Health Authority to place a medicinal product on the market in a country in the Licensed Territory, including an NDA.

“Material Adverse Effect” means any effect, change, event, development or circumstance that either alone, or in combination with any other effect, change, event, development or circumstance, that is or would reasonably be expected to be materially adverse to (i) the Exploitation of the Compounds and the Licensed Products [***], taken as a whole or (ii) the ability of Licensee to perform its obligations under this Agreement or any Ancillary Document, as applicable; provided that none of the following effects, changes, events, developments or circumstances will be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect referred to in the foregoing clause “(i)”: (A) those arising from general economic, political or market conditions, (B) those relating to or affecting the domestic or any foreign securities, equity, credit, commodities or financial markets or interest or exchange rates, (C) any acts of God (including hurricanes, earthquakes, floods or other natural or man-made disasters), calamities, acts of war or terrorism, or national or international political or social conditions, or any escalation thereof, (D) any failure in and of itself (as distinguished from any change or effect giving rise to or contributing to such failure) by Licensee to meet any projections or forecasts for any period related to the Exploitation of the Compounds and the Licensed Products in the Licensed Territory, (E) any changes or conditions generally affecting the research-based pharmaceutical industry, (F) any changes or proposed changes in Applicable Laws or accounting principles or the interpretation thereof, (G) any action or omitting to take any action required under this Agreement or at the express written request or consent of Licensee, (H) any breach by Licensee of this Agreement, (I) the announcement or pendency of this Agreement or the identity of Licensee, (J) any recommendations, statements or other pronouncements made, published or proposed by professional medical organizations or private payors, or any representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing, relating to any of the Licensed Products or products or product candidates of any competitors thereof, (K) those arising out of any Patent Infringement action listed on Schedule 9 or any other substantially similar Proceeding,  (L) those arising out of any matter which has been Disclosed or (M) any acts or omissions of the Licensee or any of its Affiliates, Representatives or Financing Parties, except, solely with respect to the exclusions under clause (A), (B), (C), (D), (E) or (F), in each case to the extent that such effects, changes, events, developments or circumstances materially and disproportionately affect the Exploitation of the Compounds and the Licensed Products in the Licensed Territory relative to the Exploitation of other compounds of the same development stage in the research-based pharmaceutical industry (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

“Medical Affairs” means medical personnel, including medical science liaisons, medical field staff and office based medical staff.

“Medical Affairs Activities” means medical grants, medical education programs, activities of medical science liaisons, and Medical Affairs departmental activities with respect to the Licensed Product.

“Naloxegol” means the pharmaceutical compound Naloxegol (also known as Naloxegol oxalate) set forth in Schedule 1.

“NDA” means a New Drug Application as defined in the FFDCA or other authorization from the FDA to place a medicinal product on the market in the United States.

“Nektar” means Nektar Therapeutics, a Delaware corporation, or any assignee or successor of Nektar Therapeutics under the Nektar Agreement.

“Nektar Agreement” means the License Agreement by and between AstraZeneca and Nektar, dated September 20, 2009, amended as of August 8, 2013, and as may be further amended from time to time in accordance with Section 8.1.

“Nektar Agreement Committee” means any Committee as defined in the Nektar Agreement.

“Nektar Agreement Termination Notice” means (a) any Termination Notice as defined in the Nektar Agreement and (b) any notice delivered by Nektar pursuant to Section 18.5(b) of the Nektar Agreement.

“Nektar Ancillary Agreements” means the Ancillary Agreements as defined in the Nektar Agreement.

“Nektar Development Plan” means the Development Plan as defined in the Nektar Agreement.

“Nektar JPT” means the JPT as defined in the Nektar Agreement.

“Nektar JSC” means the JSC as defined in the Nektar Agreement.

“Nektar Know-How” means Licensed Know-How and Joint Know-How, each as defined in the Nektar Agreement, to the extent such know-how are Controlled by AstraZeneca at the Execution Date or during the Term and are necessary or useful for, or are otherwise directly related to, the Exploitation of the Compound or the Licensed Product in the Licensed Territory.

“Nektar Patent Working Group” means the Patent Working Group as defined in the Nektar Agreement.

“Nektar Patents” means the Licensed Patents and the Joint Patents, each as defined in the Nektar Agreement, to the extent such Patents are Controlled by AstraZeneca at the Execution Date or during the Term and are necessary or useful for, or are otherwise directly related to, the Exploitation of the Compound or the Licensed Product in the Licensed Territory.  The Nektar Patents known to AstraZeneca as of the Execution Date are Existing Patents and are listed on Schedule 4.

“Nektar Technology” has the meaning set forth in the Nektar Agreement.

“Net Sales”  means [***].

“New Post-Approval Commitments” means any Post-Approval Commitments other than the Existing Post-Approval Commitments.

“New Product Trademark”  has the meaning set forth in Section 11.6.2, and shall include any registrations thereof and pending applications related to the Licensed Products in the Licensed Territory.

“Non-Breaching Party” has the meaning set forth in Section 17.3.1.

“Notice Period” has the meaning set forth in Section 17.3.1.

“Opioid Combination Product” means a product that contains as the sole active ingredients (a) one or more opiates or opioids (but excluding any such [***], which [***], in a  [***] with (b) Naloxegol, but excluding for clarity all Packaged Naloxegol Opioid Products.

“Packaged Naloxegol Opioid Product” means a product that contains (a) one or more opiates or opioids (but excluding any [***] that is combined in a [***] with (b) a Stand-Alone Product containing Naloxegol in a [***], in the aggregate as the [***], and where such product is sold at a single invoiced price (that is, there is not [***] for the components in (a) and (b) above of the product).  Each Packaged Naloxegol Opioid Product shall be a Licensed Product and shall be treated as a Stand-Alone Product that contains Naloxegol for all purposes under this Agreement.

“Partner” means each counterparty to any Partner Agreement.

“Partner Agreement”  means the Existing Partner Agreements and any Future Partner Agreement.

“Party” and “Parties” have the meaning set forth in the preamble hereto.

“Patent Infringement” has the meaning set forth in Section 11.3.1.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Payment” has the meaning set forth in Section 9.5.1.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Personal Data” means any information relating to an identified or identifiable natural person; for purposes of this definition an “identifiable natural person” is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“Pharmacovigilance Agreement” has the meaning set forth in Section 7.5.

“Post-Approval Commitments” means any clinical or other trials, post-authorization safety or efficacy studies required by any Health Authority as a condition for the grant or maintenance of a Health Registration Approval for a Licensed Product in any country in the Licensed Territory.

“Proceeding” means any lawsuit, claim, counterclaim, action, arbitration or proceeding.

“Product” means any Licensed Product or any other product comprising or containing any Compound whether as a sole active ingredient or in combination with one or more other active ingredients.

“Product Domain Names” has the meaning set forth in Section 11.7.1.

“Product Labelling” means, with respect to a Licensed Product in a country in the Licensed Territory, (a) the Health Authority approved summary of product characteristics or other full prescribing information for such Licensed Product for such country, including any required patient information and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilised with or for such Licensed Product in such country.

“Product Trademark Infringement” has the meaning set forth in Section 11.6.6.

“Product Trademarks” means the Existing Product Trademarks and the New Product Trademarks (if any).

“Prosecute” means to prepare, file, prosecute (including the responsibility to conduct and manage any interferences, reissue proceedings, oppositions and re-examinations), and maintain Patents, and “Prosecution” shall have a corresponding meaning.

“Quality Agreement” has the meaning set forth in Section 6.10.3.

“Quality Standards” has the meaning set forth in Section 6.9.

“Reasonable Best Efforts” means [***].

“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Health Authorities (including minutes and official contact reports relating to any communications with any Health Authority) and all supporting documents and all clinical studies and tests, relating to any Licensed Products in the Licensed Territory, and all data contained in any of the foregoing, including all INDs, Health Registration Approvals, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files, but excluding the source documentation associated with individual case safety reports.

“Regulatory Exclusivity” means, with respect to any country, an additional market protection, other than Patent protection, granted by a Health Authority or other regulatory authority in such country which confers an exclusive Commercialization period during which AstraZeneca or its Affiliates or Sublicensees (as defined under the Nektar Agreement) have the exclusive right to market, price, and sell a Licensed Product in such country through a regulatory exclusivity right, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity.

“Representatives” means, with respect to a Party, its Affiliates, and its and their respective directors, officers, employees, agents, contractors, consultants, advisors, attorneys, and accountants.

“Retained Rights” means the rights of AstraZeneca, its Affiliates and its and their licensors, (sub)licensees and contractors to:

(a)           with respect to any compound or product that is not a Licensed Product at the applicable time, research, Develop, obtain and maintain regulatory approvals for, Manufacture, Commercialize and otherwise Exploit such compound or product in any field anywhere (including in the Licensed Territory); and

(b)           with respect to any Licensed Product, (i) perform its and their obligations under this Agreement or any Ancillary Agreement; (ii) research, Develop, obtain and maintain regulatory approvals for, Manufacture, Commercialize and otherwise Exploit such Licensed Product solely in the AstraZeneca Territory and (iii) Manufacture and Develop such Licensed Product anywhere solely for Exploitation in the AstraZeneca Territory.

“Reversion Transition Agreement” has the meaning set forth in Section 17.11.1.

“Senior Executive” means (a) with respect to AstraZeneca, [***] of AstraZeneca and (b) with respect to Licensee, [***] of Licensee.

“Sensitive Third Party Claims” has the meaning set forth in Section 16.3.8.

“Stand-Alone Product” means any product in a form suitable for human, veterinary or agricultural applications that contains a Compound as the sole active ingredient.

“Sublicensee” means in respect of Licensee, a Person, other than an Affiliate, that is granted a sublicense by Licensee or its Affiliate under the grants in Section 2.1, as provided in Section 2.2.

“Supply Agreement” means the Supply Agreement entered into by the Parties simultaneously with the execution and delivery of this Agreement.

“Tax” means all taxes of any kind, and all charges, fees, customs, tariffs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or non-U.S. net income, capital gains, gross income, gross receipt, property (real or personal), franchise, value added, sales, use, excise, good and services, stamp, environmental, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, franchise, capital stock, transfer, gains, escheat, windfall profits, net worth, asset, transaction and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any transnational, national, federal, state, provincial, municipal, local or foreign governmental, judicial, quasi-judicial, legislative, executive, regulatory (including stock exchange) or administrative authority, department, agency, organization, body, court, arbitration tribunal, instrumentality or official, including any political subdivision thereof, under Applicable Law.

“Term” has the meaning set forth in Section 17.2.

“Terminated Country” has the meaning set forth in Section 17.8.2.

“Termination Notice” has the meaning set forth in Section 17.3.1.

“Territory Breach” has the meaning set forth in Section 8.2.3.

“Third Party” means any Person other than the Parties and their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 16.1.

“Third Party Patent Infringement Claim” has the meaning set forth in Section 11.4.1.

“Third Party Patent Right” has the meaning set forth in Section 11.5.1.

“Third Party Product Trademark Claim” has the meaning set forth in Section 11.6.7.

“Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolised by, any of the foregoing.

“Transfer Date” has the meaning set forth in Section 7.1.1.

“Transitional Services Agreement” or “TSA” means the Transitional Services Agreement entered into by the Parties simultaneously with the execution and delivery of this Agreement.

“United States” or “U.S.” means the United States of America, its territories, possessions and Puerto Rico.

“Valid Claim” means, with respect to a Licensed Product in a country in the Licensed Territory, any claim of an AstraZeneca Patent or Joint Patent in each case in such country, that specifically or generically claims (a) the Compound included in such Licensed Product as a composition of matter, or (b) a method of treatment or other use of the Compound for one or more indications for which Health Registration Approval has been received for such Licensed Product in such country, and either:

(a)       with respect to a granted and unexpired AstraZeneca Patent or Joint Patent that (i) has not been held permanently revoked, unenforceable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)      with respect to a pending AstraZeneca Patent application or Joint Patent application, that was filed and is being prosecuted in good faith and has not been [***] without the possibility of [***] of the application; provided, that such claim [***] for more than [***] years.

“VAT” means:

(a)       any Tax imposed in compliance with council directive of 28 November 2006 on the common system of value added Tax (EC Directive 2006/112); and

(b)      any other tax of a similar nature (including any value added Tax, turnover tax, sales tax, use tax, goods and services tax and consumption tax), whether imposed in a member state of the European Union in substitution for or in addition to the Tax referred to in (a) or elsewhere.

2.             GRANT OF RIGHTS

2.1           Grants to Licensee

Subject to the terms and conditions of this Agreement, including Sections 2.5 and 2.8, AstraZeneca hereby grants to Licensee and Licensee hereby accepts:

(a)           an exclusive (including with regard to AstraZeneca and its Affiliates) right and license (or sublicense), with the right to grant sublicenses in accordance with Section 2.2, under the AstraZeneca Patents, the AstraZeneca Know-How and AstraZeneca’s rights and interests in the Joint Patents and the Joint Know-How, and including any interest of AstraZeneca and its Affiliates in and to any [***] (as defined in the Netkar Agreement) to Exploit the Compounds and the Licensed Products for all purposes in the Licensed Territory;

(b)           an exclusive (including with regard to AstraZeneca and its Affiliates) right and license, with the right to grant sublicenses in accordance with Section 2.2, under AstraZeneca’s and its Affiliates’ rights, titles, and interests in and to the AstraZeneca Regulatory Documentation and, to the extent not previously transferred to Licensee, the Health Registration Approvals, in each case to Exploit the Compounds and the Licensed Products for all purposes in the Licensed Territory;

(c)           an exclusive (including with regard to AstraZeneca and its Affiliates) right and license, with the right to grant sublicenses in accordance with Section 2.2, under AstraZeneca’s and its Affiliates’ rights, titles, and interests in and to the Product Trademarks solely to Exploit the Compounds and the Licensed Products in the Licensed Territory;

(d)           a non-exclusive, non-transferable (except to Licensee’s Affiliates), non-sublicensable, royalty-free, fully paid-up, license to use the AstraZeneca Corporate Marks solely on Product Labelling,  in the Licensee Marketing and Training Materials or as otherwise required by Applicable Law, in each case solely to Exploit the Compounds and the Licensed Products in the Licensed Territory, in each case, subject to the terms of, and solely in the form set forth in, Section 6.7.2; and

(e)           a non-exclusive, sublicensable (solely in accordance with Section 2.2), perpetual, irrevocable, fully paid-up, royalty-free license under the AstraZeneca Copyrights, including the right to reproduce, modify, copy, translate, distribute, create derivative works covered by the AstraZeneca Copyrights, publicly perform, publicly display and otherwise use or Exploit any documents or other works covered by such AstraZeneca Copyrights, in all forms and media now known and hereinafter invented solely to the extent necessary or useful for the Exploitation of, and solely to Exploit the Compounds and the Licensed Products in the Licensed Territory.

(f)            For the avoidance of doubt, the rights and licenses (or sublicenses) granted to Licensee in Sections 2.1(a) to (e) shall include the right for Licensee to Manufacture the Licensed Products in the AstraZeneca Territory solely for Exploitation in the Licensed Territory.

2.2           Sublicenses

Licensee shall have the right to grant sublicenses, through multiple tiers of sublicensees, under the licenses granted in Sections 2.1(a), (b), (c) and (e), to its Affiliates and other Persons; provided that any such sublicense shall (a) be consistent with, and expressly made subject to, the terms and conditions of this Agreement and the Nektar Agreement (including, for the avoidance of doubt, the scope of the licenses granted in Sections 2.1(a), (b), (c) and (e)), (b) without limiting clause (a), contain terms requiring any Information and intellectual property rights arising therein to be owned by Licensee (or AstraZeneca or Nektar, as applicable), or if owned by the Sublicensee to be licensed to Licensee with rights for Licensee to disclose such Information to AstraZeneca and for AstraZeneca to use, disclose and grant further rights under such Information and intellectual property rights as contemplated by this Agreement, (c) bind such Sublicensee with non-disclosure and non-use provisions substantially similar to those set forth in this Agreement and (d) limit the purpose for which any confidential information under any such sublicense may be used to the activities conducted by such Sublicensee in connection with the Exploitation of the Licensed Products hereunder.  Licensee shall ensure each Sublicensee complies with the applicable terms and conditions of this Agreement and the Nektar Agreement, as if such Sublicensee were a party to this Agreement, and Licensee shall be responsible for any failure of any such sublicensee to comply with such terms or conditions, with the further understanding that any action or omission by any such sublicensee that, if committed by Licensee would be a breach of this Agreement, will be deemed a breach by Licensee of this Agreement for which Licensee is responsible.  To the extent that Applicable Law would require that AstraZeneca exhaust any right, power or remedy, or proceed against any Affiliate or Sublicensee of Licensee for any obligation or performance under this Agreement by Licensee prior to proceeding directly against Licensee, then Licensee hereby waives any such requirement to the extent waivable. A copy of any sublicense agreement executed by Licensee shall be provided to AstraZeneca within [***] after its execution.

2.3           Distributorships and Subcontracting

2.3.1        Distributorships.  Licensee and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in any country in the Licensed Territory, to distribute, market and sell the Licensed Products (with or without packaging rights, but excluding in any case any rights to make Licensed Product), solely in circumstances where the Person purchases its entire requirements of Licensed Products from Licensee or its Affiliates, but does not otherwise make any royalty or other payment to Licensee with respect to its intellectual property rights; provided that any such arrangement shall be consistent with the terms and conditions of this Agreement Where Licensee or its Affiliates appoints such a Person in compliance with the foregoing and such Person is not an Affiliate of Licensee, that Person shall be a “Distributor” for purposes of this Agreement.  For clarity, Licensee and any of its Affiliates shall have the right, in its sole discretion, to appoint one of its Affiliates to distribute, market and sell the Licensed Products in any country in the Licensed Territory, but any Affiliates so appointed shall not be included in the term “Distributor” for purposes of this Agreement.  The term “packaging rights” in this Section 2.3.1 means the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.  For clarity, any and all amounts paid by any Distributor to Licensee or its Affiliate for such distribution appointment with respect to the Licensed Products and the sale of the Licensed Products to the Distributor shall be deemed to be included in the calculation of Net Sales.

2.3.2        Subcontracting.  Subject to Section 2.2, Licensee may subcontract with a Third Party to perform any or all of its obligations hereunder; provided that (a) no such subcontracting shall relieve Licensee of any obligation hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and Licensee shall be and remain fully responsible and liable for such Third Party’s performance of such obligation and (b) such subcontractor shall be bound (i) by non-disclosure and non-use provisions substantially similar to those set forth in this Agreement and (ii) by terms limiting the purpose for which any confidential information under any such subcontract may be used to the activities conducted by such subcontractor in connection with the Exploitation of the Licensed Products hereunder. To the extent that Applicable Law would require that AstraZeneca exhaust any right, power or remedy, or proceed against any subcontractor of Licensee for any obligation or performance under this Agreement by Licensee prior to proceeding directly against Licensee,  then Licensee hereby waives any such requirement to the extent waivable.

2.4           Co-Promotion Rights

For the avoidance of doubt, Licensee and its Affiliates shall have the right under this Agreement, in their sole discretion, whether under or in connection with any Existing Agreement or otherwise, to co-promote the Licensed Products with any other Persons, or to appoint one or more Third Parties to promote the Licensed Products without Licensee in all or any part of the Licensed Territory. Nothing in this Section 2.4 shall be construed to modify the definition of Distributor or Sublicensee, and it is understood and agreed that any such Third Party that promotes or co-promotes Licensed Products may also be a Distributor or Sublicensee, as the case may be, if such definition is satisfied. Licensee shall not be permitted to use the AstraZeneca Corporate Marks in any such co-promotion materials.

2.5           Retention of Rights by AstraZeneca; Limitations Applicable to License Grants

2.5.1        Retained Rights of AstraZeneca.  Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to AstraZeneca pursuant to any other term or condition of this Agreement, AstraZeneca hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) all right, title and interest in and to the AstraZeneca Patents, the AstraZeneca Know-How, AstraZeneca’s interests in and to Joint Patents and Joint Know-How, the Product Trademarks and the AstraZeneca Corporate Marks, in each case, for purposes of performing or exercising the Retained Rights; provided, however, that neither AstraZeneca nor any of its Affiliates, Distributors, Partners or contractors may Exploit any Reserved Products (as defined in the Nektar Agreement) in the Licensed Territory without the prior written consent of Licensee.

2.5.2        Nektar Agreement.  The Parties acknowledge and agree that the licenses granted by AstraZeneca in Section 2.1 include sublicenses under the applicable license rights granted to AstraZeneca by Nektar under the Nektar Agreement and any such sublicenses (and further rights to sublicense) shall be (a) effective solely to the extent permitted under the terms of the Nektar Agreement; (b) limited to the scope of the rights granted to AstraZeneca under the Nektar Agreement; and (c) subject and subordinate to the terms and conditions of the Nektar Agreement.  The Parties further acknowledge and agree that Licensee is a “Sublicensee” (as defined in Section 4.2 of the Nektar Agreement) and [***] for the purpose of the Nektar Agreement and that as such AstraZeneca is obliged to Nektar to ensure that Licensee complies with all applicable terms and conditions of the Nektar Agreement.  In the event and to the extent that the Nektar Agreement requires that particular terms or conditions of the Nektar Agreement be contained or incorporated in any agreement granting a sublicense thereunder, such terms and conditions are hereby deemed to be incorporated herein by reference and made applicable to the sublicense granted herein.

2.5.3        No Other Rights Granted by AstraZeneca; No Misappropriation.  Except as expressly provided herein and without limiting the foregoing, AstraZeneca grants under this Agreement no other right or license, including any rights or licenses to the AstraZeneca Patents, the AstraZeneca Know-How, AstraZeneca’s interest in the Joint Patents and the Joint Know-How, the Existing Product Trademarks, the AstraZeneca Corporate Marks or any other Patent,

Trademark or other intellectual property rights not otherwise expressly granted herein.  Without limitation of the foregoing, Licensee and its Affiliates and Sublicensees shall not intentionally use or practice any Information, Patents or other intellectual property or proprietary rights of AstraZeneca or any of its Affiliates or Nektar under the Nektar Agreement (a) in a manner that would constitute misappropriation or infringement thereof, except to the extent permitted under the license rights expressly granted under Section 2.1 or (b) to discover, research, develop, make, use or sell any pegylated or other polymer conjugated compound other than a Licensed Product as provided in Section 2.1.

2.6           Grants to AstraZeneca

2.6.1        Licensee hereby grants to AstraZeneca a non-exclusive, fully paid-up, royalty-free license (with such license becoming irrevocable and perpetual) with the right to grant sublicenses through multiple tiers, including Nektar, under the Licensee Patents and the Licensee Know-How, and Licensee’s interests in the Joint Patents and the Joint Know-How, to Exploit Licensed Products anywhere in the world for purposes of performing or exercising the Retained Rights; provided that any such sublicenses shall (a) be consistent with, and expressly made subject to, the terms and conditions of this Agreement and the Nektar Agreement, (b) contain terms requiring any Information and intellectual property rights arising therein to be owned by AstraZeneca (or Licensee or Nektar, as applicable), or if owned by the sublicensee to be licensed to AstraZeneca with rights for AstraZeneca to disclose such Information to Licensee and for Licensee to use, disclose and grant further rights under such Information and intellectual property rights as contemplated by this Agreement and (c) such sublicensee shall be bound (i) by non-disclosure and non-use provisions substantially similar to those set forth in this Agreement and (ii) by terms limiting the purpose for which any confidential information under any such sublicense may be used to the activities conducted by such sublicensee in connection with the Exploitation of the Licensed Products hereunder.  AstraZeneca shall ensure each sublicensee complies with the applicable terms and conditions of this Agreement and the Nektar Agreement, as if such sublicensee were a party to this Agreement, and AstraZeneca shall be responsible for any failure of any such sublicensee to comply with such terms or conditions, with the further understanding that any action or omission by any such sublicensee that, if committed by AstraZeneca would be a breach of this Agreement, will be deemed a breach by AstraZeneca of this Agreement for which AstraZeneca is responsible.  A copy of any sublicense agreement executed by AstraZeneca shall be provided to Licensee within [***] after its execution.

2.6.2        Licensee hereby grants to AstraZeneca an exclusive (including with regard to Licensee) license and right of reference, with the right to grant sublicenses and further rights of reference through multiple tiers, under the Existing Approvals and any other Licensee Regulatory Documentation as necessary for purposes of Exploiting Licensed Products in the AstraZeneca Territory.  Licensee shall, at AstraZeneca’s request and cost, use reasonable efforts to obtain any certificates of pharmaceutical products for such Licensed Products (“CPP”) and provide any appropriate authorizations to the applicable Health Authority to permit AstraZeneca (or its Affiliates and designees) such rights of reference in the AstraZeneca Territory.  Except as required by a Health Authority or by Applicable Law, Licensee shall not withdraw or permit to be withdrawn, any Existing Approval, any CPP or any other Licensee Regulatory Documentation without the prior written consent of AstraZeneca, and on request of

AstraZeneca, in lieu of such a withdrawal, shall transfer any such Existing Approval or other Licensee Regulatory Documentation to AstraZeneca solely for purposes of Exploiting Licensed Products in the AstraZeneca Territory.  Licensee shall use reasonable efforts to give AstraZeneca at least [***] prior written notice of any planned variations or other amendments to the Existing Approvals or such other Licensee Regulatory Documentation that would require a new CPP to be issued.

2.6.3        Without limitation of Section 2.6.1 or 2.6.2, Licensee hereby grants to AstraZeneca [***] license throughout the world under Licensee’s and its Affiliates’ right, title and interest in and to Information made, created, discovered, developed, conceived or reduced to practice pursuant to work under this Agreement that comprise, claim or cover [***] disclosed or made known to Licensee (or its Affiliate) in connection with this Agreement, and any Patents filed based on any such Information for the purpose of licensing Nektar to use and practice such [***] solely to the extent that any of the foregoing Information constitutes [***] (as defined under the Nektar Agreement) and solely to the extent that AstraZeneca is obligated to grant Nektar a license to such [***] pursuant to Section 9.1(b) of the Nektar Agreement.

2.7           No Other Rights Granted by Licensee

Except as expressly provided herein, Licensee grants no other right or license to AstraZeneca, including any rights or licenses to the Licensee Patents, the Licensee Know-How or any other Patent, Trademark or other intellectual property rights not otherwise expressly granted herein; provided, however, that AstraZeneca shall retain, subject to Article 11, the non-exclusive right solely to perform its responsibilities under this Agreement or any Ancillary Agreement.

2.8           Licensee Covenants

2.8.1        Activities Limited to [***].  If Licensee desires [***], the Parties shall discuss and in the event any consent of [***] is required, AstraZeneca will [***].

2.8.2        Nektar Agreement Requirements.  Each Party acknowledges and agrees that Section 2.8.1 is included to ensure compliance with the Nektar Agreement and the other Party would not have entered into this Agreement without the protection afforded it by Section 2.8.1.  If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in Section 2.8.1 are too broad or otherwise unreasonable under Applicable Law, the Parties shall amend Section 2.8.1 to include the maximum restrictions allowable under Applicable Law with the intent of complying with the terms of this Agreement and the Nektar Agreement to the maximum extent permitted by Applicable Law.

2.8.3        Territorial Restriction.  Each Party acknowledges that the other Party has the right to distribute, market, promote, offer for sale or sell Licensed Products in the case of Licensee, in the Licensed Territory, and in the case of AstraZeneca, in the AstraZeneca Territory.  Unless required under Applicable Law, during the Term, each Party shall not, and shall not permit any of its respective Affiliates, Sublicensees, Partners or distributors to, distribute, market, promote, offer for sale or sell Licensed Products actively or passively to any Person in the other Party’s territory.  Each Party shall cause its respective Affiliates and its and their respective Sublicensees, Partners and distributors to notify the other Party of any receipt of any orders for any Licensed Product for use in the other Party’s territory.  To the extent permitted by Applicable Law, each Party shall include a similar provision in its contracts with customers.

2.8.4        No Conflicting Grant of Rights.  AstraZeneca shall not, and shall cause its Affiliates not to, assign or transfer any of its rights, title or interests in or to the AstraZeneca Patents, AstraZeneca Know-How, Joint Patents, Joint Know-How or Health Registration Approvals to any Third Party in each case that would conflict with the licenses granted to Licensee hereunder, except to a Person that is an assignee of Licensee of this Agreement pursuant to an assignment permitted under this Agreement (including Section 18.3).  AstraZeneca shall not, and shall cause its Affiliates not to, grant any license or other rights or interests in the AstraZeneca Patents, AstraZeneca Know-How, Joint Patents, Joint Know-How or Health Registration Approvals to any Person that would conflict with the scope of the licenses granted to Licensee under Section 2.1 of this Agreement.

2.8.5        Generic Matters.  If at any time a Party becomes aware of any (a) pending or threatened Proceeding with respect to Regulatory Exclusivity with respect to a Licensed Product in any country, (b) any application by a Third Party for a Marketing Authorization with respect to a Generic Product in any country or (c) sale of any Generic Product in any country (each, a “Generic Matter”), such Party will promptly notify the other Party in writing, such notification to include reasonable details of the Generic Matter. Each Party, acting reasonably and in good faith, shall cooperate with the other Party and provide such information and other assistance as such other Party reasonably requests in connection with such other Party’s response to any such Generic Matter; provided that any such cooperation by the cooperating Party shall be at the requesting Party’s expense.

2.9           Exclusivity Period

With respect to each Licensed Product, on expiration of the Exclusivity Period for such Licensed Product in a country (provided that at such time AstraZeneca’s license rights with respect to such Licensed Product in such country under the Nektar Agreement are non-exclusive, fully paid-up, perpetual and irrevocable), the grants to Licensee with respect to such Licensed Product in such country in Section 2.1 shall also become non-exclusive, fully-paid, perpetual and irrevocable with respect to such Licensed Product in such country; provided that at AstraZeneca’s discretion instead of such license under any Product Trademark used solely in connection with such Licensed Product in such country, AstraZeneca may assign such Product Trademark to Licensee (or an Affiliate or assignee of this Agreement, as Licensee may designate in writing) and if AstraZeneca assigns such Product Trademark to Licensee, Licensee shall accept the assignment of such Product Trademark.

2.10         Acknowledgment Regarding Licensee’s Other Business Activities. AstraZeneca acknowledges that Licensee is in the business of researching, developing, manufacturing and selling various pharmaceutical products, including in the gastrointestinal, cancer and respiratory fields, and nothing in this Agreement shall be construed as restricting such business or imposing on Licensee a duty to market or sell and exploit the Licensed Products to the exclusion of, or in preference to, any other product or process, or in any way other than in accordance with its normal commercial practices and that of its Affiliates;  provided that Licensee in doing so complies with its obligations to use Commercially Reasonable Efforts to

Develop and Commercialize Licensed Products as provided in Sections 5.1 and 6.1 (as applicable).

3.             CONFIRMATORY PATENT LICENSES

3.1           AstraZeneca shall if reasonably requested to do so by Licensee promptly enter into confirmatory license agreements in the form agreed to between the Parties for purposes of recording the licenses granted under this Agreement with such patent offices in the Licensed Territory as Licensee considers reasonably necessary, including to avoid disclosure of this Agreement. As between the Parties, regardless of whether any required confirmatory licenses are executed, the Parties’ respective rights and obligations in respect of the AstraZeneca Patents, the Licensee Patents and the Joint Patents shall be as set forth under this Agreement.

4.             COORDINATION MANAGEMENT

4.1           Alliance Managers

Within [***] after the Effective Date, each Party shall appoint a person (an “Alliance Manager”) who shall manage and facilitate communications between the Parties under this Agreement and, if applicable, the Ancillary Agreements.  The Alliance Managers shall work together to facilitate the timely delivery of the reports, notices and other communications to be provided under this Agreement, to coordinate the activities of the Parties under this Agreement and the Ancillary Agreements, to resolve quickly any issues between the Parties that may arise in connection with this Agreement and the Ancillary Agreements, to ensure compliance with the Nektar Agreement and to fulfill any other tasks assigned to them under this Agreement and, if applicable, the Ancillary Agreements.  Without limitation to the foregoing, each Party shall ensure that its Alliance Manager responds reasonably promptly to any communications received from time to time by such Alliance Manager from the other Party’s Alliance Manager.  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

4.2           Executive Representative Meetings

Within [***] after the Effective Date, the Parties shall each appoint an executive representative (an “Executive Representative”) to meet the other Party’s Executive Representative periodically as necessary or appropriate during the Term to discuss and exchange information or issues relating to the development, Manufacture, or commercialization of the Licensed Products in the Licensed Territory, the terms and conditions of the Nektar Agreement and the compliance by the Parties therewith.  The Executive Representatives shall meet at least [***] or more frequently as reasonably requested by the other Party.  In addition, the Executive Representatives shall meet as requested by AstraZeneca to facilitate AstraZeneca in satisfying its reporting obligations to Nektar.

4.3           Cooperation with Other AstraZeneca Licensees

4.3.1        Licensee Cooperation.  Licensee shall cooperate with AstraZeneca’s (sub)licensee(s) with regard to any Product outside the Licensed Territory, as reasonably requested by AstraZeneca.

Without limiting the foregoing, Licensee shall be responsible for providing AstraZeneca’s (sub)licensee(s) outside the Licensed Territory with any data obtained related to the Post-Approval Commitments or that (i) would be useful to minimize such (sub)licensee(s) post-approval commitments costs and expenses or (ii) are necessary or reasonably useful for fulfilling such (sub)licensee(s) post-approval commitments.

4.3.2        AstraZeneca Sublicensee Cooperation. AstraZeneca shall [***] to ensure that its (sub)licensee(s) and Partners cooperate with Licensee with regard to the Licensed Products, as reasonably requested by Licensee, at Licensee’s expense. Without limiting the foregoing, AstraZeneca shall make available to Licensee any data provided to AstraZeneca under the Partner Agreements, to the extent in AstraZeneca’s possession and control or reasonably obtainable by AstraZeneca and related to the Post-Approval Commitments or that would be useful to minimize Licensee’s  Post-Approval Commitments costs and expenses or are necessary or useful for fulfilling such Licensee’s  Post-Approval Commitments.

4.3.3        Committee Representation.  After the Effective Date,  Licensee shall have the right, but not the obligation, to require AstraZeneca to [***] to obtain consent from Nektar for Licensee’s employees or other representatives as designated by Licensee in its sole discretion (each, a “Licensee Designated Representative”) to serve as members or attendees of Nektar Agreement Committees pursuant to the Nektar Agreement as follows:

(a)           [***] of Licensee, to serve as [***] of the Nektar JSC;  provided that [***] shall have the requisite experience and seniority to make decisions with respect to issues falling within the jurisdiction of the Nektar JSC;

(b)           [***] of Licensee, to serve as [***] of the Nektar JPT;

(c)           [***] of Licensee, to be [***] of the Nektar Patent Working Group, provided that [***] shall have appropriate expertise and authority as reasonably required for the Nektar Patent Working Group to conduct its role and exercise its authority efficiently and effectively; and

(d)           [***] of Licensee per working group, to be [***] of all other working groups in existence as of the Effective Date or established by the Nektar JSC or Nektar JPT from time to time thereafter.

Solely to the extent AstraZeneca obtains Nektar’s consent under this Section 4.3.3,  Licensee may at any time by giving written notice to AstraZeneca nominate an individual as a Licensee Designated Representative or substitute (on a permanent or temporary basis) individuals for any Licensee Designated Representative previously so nominated and subject to this Section 4.3.3, Licensee shall procure that any Licensee Designated Representative complies with the applicable provisions governing the conduct of the relevant Nektar Agreement Committee set forth in Article 3 of the Nektar Agreement. Licensee Designated Representatives may attend the applicable Nektar Committee Meetings but shall not have the right to convene a meeting without the prior written consent of AstraZeneca.

4.3.4        Nektar Agreement Governance. In the event that there are meetings of any Nektar Agreement Committee during the Term, to the extent relating to the Exploitation of a Compound or Licensed Product in the Licensed Territory, the Parties shall communicate with each other to determine whether there are any matters relating to this Agreement or any

Ancillary Agreement specified on the agenda for, or otherwise reasonably likely to arise for discussion at, such meeting (“Licensed Territory Matters”). If there are any Licensed Territory Matters, the Parties shall discuss in good faith and use reasonable efforts to determine a mutually agreeable position that is permissible under the Nektar Agreement, such determination to be recorded in writing.  AstraZeneca shall not, and shall cause its representatives not to, exercise its final decision-making authority under Section 3.4(b)(ii) of the Nektar Agreement that has the effect of materially increasing the obligations of Licensee or of reducing Licensee’s rights under this Agreement or any Ancillary Agreement without the consent of Licensee.  In connection with any such final decision, time permitting, AstraZeneca will discuss with Licensee and give good faith consideration of any comments from Licensee.  Without limiting the foregoing, with respect to the Licensed Territory, AstraZeneca shall use reasonable efforts to procure that neither the Nektar JSC nor the Nektar JPT make any decision regarding the adoption of any Development Plan or any updates or amendments thereto without the prior written consent of Licensee. Even if Licensee has a Licensee Designated Representative on a Nektar Agreement Committee, in no event shall a Licensee Designated Representative serve as the chair of any Nektar Agreement Committee.

4.4           Notices.  With respect to Licensed Territory Matters and other matters relating to the Licensed Territory, subject to any required consents under the Existing Partner Agreements as they exist as of the Execution Date,  AstraZeneca shall provide to Licensee copies of any agenda, final approved, minutes, notice, formal reports or other documentation in its custody or control, delivered to or from Nektar during the Term  (a) to it or any of its employees or other representatives by Nektar or any of its employees or other representatives in connection with the Nektar Agreement, promptly after receipt by AstraZeneca or any of its employees or other representatives of any such documentation or (b) by it or any of its employees or other representatives to Nektar or any of its employees or other representatives in connection with the Nektar Agreement, simultaneously with such delivery or circulation. In the event Licensee reasonably requests from AstraZeneca a copy of any documentation described herein delivered to or from Nektar before the Term, AstraZeneca shall use Commercially Reasonable Efforts to provide such documentation that is in AstraZeneca’s possession or reasonably obtainable by AstraZeneca.

4.5           Prosecution of the Nektar Patents.  To the extent Article 15 of the Nektar Agreement requires Nektar to obtain the consent of AstraZeneca to take a specific act in the Prosecution of the Nektar Patents, AstraZeneca shall [***].

5.             DEVELOPMENT ACTIVITIES

5.1           Development Diligence

5.1.1        Subject to Section 5.1.3, to the extent AstraZeneca is required to use such Commercially Reasonable Efforts under the Nektar Agreement, Licensee shall use Commercially Reasonable Efforts at its own cost and expense to Develop, and obtain and maintain Health Registration Approvals for, a Stand-Alone Product containing Naloxegol for use in humans in the Licensed Territory for the prevention or treatment of opioid-induced or opiate-induced constipation, including by completing the Existing Post-Approval Commitments in accordance with Section 5.2 and any New Post-Approval Commitments in accordance with the timelines and other requirements imposed by or agreed with a Health Authority in the Licensed Territory.

5.1.2        Subject to Section 5.1.3, Licensee shall use Commercially Reasonable Efforts at its own cost and expense to Develop an Opioid Combination Product as necessary to obtain, and to seek to obtain, Health Registration Approvals therefor for use in humans in the Licensed Territory for the prevention or treatment of opioid-induced or opiate-induced constipation, in each case to the extent AstraZeneca is required to use such Commercially Reasonable Efforts under the Nektar Agreement.

5.1.3        AstraZeneca acknowledges and agrees that:

(a)           to the extent that failure by (i) Nektar (or, if applicable, its Affiliate) to perform its respective obligations under the Nektar Agreement or any Nektar Ancillary Agreement or (ii) AstraZeneca (or, if applicable, its Affiliate) to perform its respective obligations under this Agreement or any Ancillary Agreement, impedes or prevents Licensee’s ability to conduct specific development activities with respect to the applicable Licensed Product, then to such extent, Licensee shall not be deemed in breach of its obligations under this Section 5.1, so long as Licensee otherwise continues to use Commercially Reasonable Efforts to proceed with Development of the applicable Licensed Products to the extent it is able to do so (notwithstanding such failure by Nektar (or its Affiliate) or AstraZeneca, as applicable);

(b)           without limitation to clause (a), Licensee shall not be deemed in breach of its obligations under this Section 5.1 to the extent that [***]; and

(c)           in no event shall Licensee be liable to AstraZeneca for any breach of Section 5.1.1 or 5.1.2 except to the extent that any such breach directly results in a breach by AstraZeneca of Section 6.4(a) of the Nektar Agreement that is asserted by Nektar and duly notified by AstraZeneca to Licensee, and not remedied by Licensee, in each case in accordance with Section 8.2.

5.2           Post-Approval Commitments

5.2.1        Responsibility.  Subject to the terms of this Agreement and any Ancillary Agreement, as between the Parties:

(a)           AstraZeneca shall conduct the Existing Post-Approval Commitments in accordance with the TSA until such activities are transferred to Licensee in accordance with the TSA, after which time Licensee shall be responsible for conducting such Existing Post-Approval Commitments;

(b)           Licensee shall be responsible for conducting all New Post-Approval Commitments; and

(c)           Licensee shall be responsible for sharing any data with other AstraZeneca (sub)licensee(s) to the extent required by Section 4.3.

As between the Parties, except as set forth in the TSA, Licensee shall conduct and be solely responsible for conducting the Post-Approval Commitments and shall keep AstraZeneca reasonably informed upon reasonable request by AstraZeneca of all such activities through the Alliance Managers.

5.2.2        Transition.  The Parties shall cooperate to transition any activities in relation to the Existing Post-Approval Commitments being undertaken by AstraZeneca at the Execution Date to Licensee as specified in the TSA.  Unless otherwise agreed by the Parties, such transfer shall include the transfer of sponsorship of such Existing Post-Approval Commitments to Licensee and the assignment to Licensee of certain applicable clinical research organization or other vendor services agreements relating to such Existing Post-Approval Commitments, including the Existing Agreements, in each case, subject to any necessary Third Party consents.  For the avoidance of doubt, the Parties acknowledge and agree that AstraZeneca shall, and shall cause AstraZeneca UK Limited to, assign its rights,  interests and obligations under that certain Co-Commercialization Agreement between AstraZeneca UK Limited and Daiichi Sankyo, Inc. dated March 18, 2015, as amended on June 24, 2016, November 29, 2016, January 1, 2017, October 1, 2018 and January 1, 2019 (as may be further amended in accordance with Schedule 10 to this Agreement) and the letter agreement between AstraZeneca UK Limited and Daiichi Sankyo Inc. dated March 18, 2015,  to Licensee effective as of the Effective Date pursuant to a mutually agreeable assignment and assumption agreement.

5.2.3        Costs.  Licensee shall be responsible for all costs and expenses relating to the Existing Post-Approval Commitments commencing on and after the Effective Date and all costs and expenses relating to New Post-Approval Commitments (if any).

5.3           Other Licensee Development

Licensee shall not conduct any Clinical Study or other Development of Compound or Licensed Product except with the prior consent of AstraZeneca, which shall be withheld only if it requires [***];  provided that AstraZeneca shall, at Licensee’s expense, [***]. If Licensee proposes to conduct Joint Development Activities (as such term is defined under certain Partner Agreements) with an AstraZeneca Partner, and the relevant Partner and AstraZeneca both agree to such proposal, then the costs of any such Joint Development Activities shall be borne in accordance with the applicable cost-sharing provisions under the applicable Partner Agreement; provided that Licensee shall reimburse AstraZeneca for any costs required to be paid by AstraZeneca in connection with such Joint Development Activities under such Partner Agreement.

5.4           Standard of Conduct

Each Party shall perform, or cause to be performed, activities by it or its Affiliates or on its or its Affiliates’ behalf, under this Agreement in good scientific manner and in compliance with all Applicable Law.

5.5           Licensee Development Data

To the extent required by AstraZeneca to comply with the Partner Agreements, Licensee shall transfer to AstraZeneca in electronic format any Licensee Development Data generated by or on behalf of Licensee or its Affiliates or Sublicensees pursuant to this Agreement.  If requested by AstraZeneca, and at AstraZeneca’s cost if not required to be disclosed by Licensee under any safety data exchange or pharmacovigilance agreement, Licensee will provide physical copies of such Licensee Development Data.

5.6           Obtaining Consents. To the extent required under the Nektar Agreement, or any Existing Partner Agreement as it exists as of the Execution Date,  Licensee shall, and shall ensure that its Affiliates and Sublicensees shall, obtain and maintain all consents from study subjects participating in any Clinical Study conducted in connection with this Agreement and all approvals, licenses and permissions (statutory, regulatory, contractual or otherwise) as necessary to use and transfer Information (including clinical data) and biological samples, including blood, urine and tissue, to AstraZeneca and to its research partners, (sub)licensees and licensors, including Nektar.

5.7           Licensee Use of AstraZeneca Development Data.  In the event that, (a) at any point within [***] of the Effective Date, it becomes necessary or desirable for Licensee, for the purpose of Commercializing Licensed Products under this Agreement or (b) it, at any time, becomes necessary for Licensee, for purposes of Licensee’s obligations under Articles 5 and 6 of this Agreement or any Applicable Law requirement from any Health Authority or other regulatory authority, to have access to any AstraZeneca Development Data in the AstraZeneca Know-How or the Joint Know-How not previously provided by AstraZeneca and it is not contained in the Regulatory Documentation submitted to Health Authorities in the Licensed Territory as of the Transfer Date, Licensee may request access to such Information and, at Licensee’s cost, AstraZeneca shall use reasonable efforts, and shall cause its Affiliates to use reasonable efforts, to disclose and make available to Licensee, copies of such AstraZeneca Development Data in a reasonable electronic format. Notwithstanding anything to the contrary in this Section 5.7, AstraZeneca shall not be required to respond to more than one request submitted by Licensee [***] under clause (b) of this Section 5.7.

5.8           [***] Products

5.8.1        With respect to the Licensed Territory, no Compound that is not [***], or Combination Product that is not an [***], may be deemed to be [***] Product (as defined in the Nektar Agreement) for purposes of the Nektar Agreement without the prior written consent of Licensee (to be granted or denied at Licensee’s sole discretion).

5.8.2        If at any time during the Term, a Compound that is not [***] is deemed to be [***] Product (as defined in the Nektar Agreement) and as such is  [***].

5.8.3        If at any time during the Term, a Combination Product that is not an [***] is deemed to be [***] Product (as defined in the Nektar Agreement) and as such is [***].

5.9           Development Records

5.9.1        Licensee Record-Keeping.  Licensee shall maintain, and shall cause its Affiliates and Sublicensees to, maintain, in good scientific manner, complete and accurate books and records of all Development activities in respect of Licensed Products under this Agreement, in such detail as is typically recorded by Licensee or other Person for its own similar products and, in any event, in sufficient detail to allow AstraZeneca to verify compliance with Licensee’s obligations under this Agreement.  Such books and records shall (a) be appropriate for patent and regulatory purposes, (b) be in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of its activities hereunder, (d) record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement and (e) be retained by Licensee, its Affiliates and Sublicensees for at least [***] after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law.

5.9.2        AstraZeneca Record-Keeping.  AstraZeneca shall maintain, or cause to be maintained, in good scientific manner, complete and accurate books and records of all development activities in respect of Licensed Products under this Agreement, any Ancillary Agreement, the Nektar Agreement, any Nektar Ancillary Agreement and any Partner Agreements.  Such books and records shall (a) be appropriate for patent and regulatory purposes, (b) be in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of its activities hereunder, (d) record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement and (e) be retained by AstraZeneca, its Affiliates and Partners for at least [***] after the expiration or termination of this Agreement or such Partner Agreement (whichever is earlier), or for such longer period as may be required by Applicable Law.

5.10         Development and Related Reports

5.10.1      [***] Reports.

(a)           Once per [***] during which Licensee (or its Affiliates or Sublicensees) is conducting any Post-Approval Commitments or other Development activities under this Agreement, Licensee shall provide to AstraZeneca a reasonable summary, which report is not required to be in writing, in reasonable detail, of Licensee’s (or its Affiliates’ or Sublicensees’) Development activities in the previous [***], in sufficient detail to enable AstraZeneca to meet its obligations of regular JPT (as defined under the Nektar Agreement) reporting to Nektar under Section 6.8(a) of the Nektar Agreement in respect of the Development of Licensed Products in the Licensed Territory.

(b)           Once per [***] during which AstraZeneca (or any of its Affiliates or Sublicensees or Partners) is conducting any Post-Approval Commitments or other development activities under this Agreement or the Nektar Agreement, AstraZeneca shall provide to Licensee a reasonable summary, which report is not required to be in writing, of AstraZeneca’s (or its Affiliates’ or Sublicensees’ or Partners’)  development activities in the previous [***].

(c)           Each Party acknowledges and agrees that the other Party’s obligations under this Section 5.10.1 in a given [***] may be satisfied by the attendance and participation of a Licensee Designated Representative (in the case of Licensee) and, subject to such attendance by a Licensee Designated Representative, a representative of AstraZeneca (in the case of AstraZeneca) in the relevant Nektar JPT meeting in such [***] (if any).

5.10.2      [***] Reports by Licensee.  Licensee shall provide an [***] written report to AstraZeneca of development activities in respect of the Licensed Products that (a) it (or its Affiliates or

Sublicensees) has performed, or caused to be performed, since the preceding [***] report and (b) are future activities it (or its Affiliates or Sublicensees) wishes to initiate during the following [***] period.  Each such report shall contain sufficient detail to enable AstraZeneca to (i) assess compliance with Licensee’s diligence obligations set forth in Section 5.1 and (ii) meet its obligations of [***] reporting to Nektar under the Nektar Agreement in respect of the development of Licensed Products in the Licensed Territory.

5.10.3      Nektar Agreement Reports.  Without limitation to Section 4.4, AstraZeneca shall promptly provide to Licensee a copy of any written report provided by AstraZeneca to Nektar after the Effective Date pursuant to Section 6.8(a) or (b) of the Nektar Agreement, to the extent that such report relates to the Licensed Territory or is reasonably likely to materially affect the Licensed Territory. In the event Licensee requests from AstraZeneca a copy of any written report described herein delivered to Nektar before the Effective Date, AstraZeneca shall use Commercially Reasonable Efforts to provide such written report, if in AstraZeneca’s possession or reasonably obtainable by AstraZeneca,  to Licensee.

5.10.4      [***].

(a)           Licensee shall provide AstraZeneca with [***].

(b)           Without limitation to Section 4.3.4, AstraZeneca may not modify the [***] without the prior written consent of Licensee.

5.11         Development by Nektar. If Licensee desires Nektar to perform any development activities with respect to the Licensed Products, Licensee shall notify AstraZeneca in writing of the specific activities requested, and the Parties shall discuss in good faith and agree upon a mutually acceptable approach to engaging Nektar regarding the foregoing.

6.             COMMERCIALIZATION ACTIVITIES

6.1           Commercialization Diligence

6.1.1        Licensee shall use Commercially Reasonable Efforts to promote, market, sell or otherwise Commercialize the Licensed Products throughout the Licensed Territory for use in the Licensed Territory for the indications for which Health Registration Approval for such Licensed Products has been obtained in the Licensed Territory.

6.1.2        AstraZeneca acknowledges and agrees that, to the extent that failure by  (a) Nektar (or, if applicable, its Affiliate) to perform its respective obligations under the Nektar Agreement or any Nektar Ancillary Agreement or (b) AstraZeneca (or, if applicable, its Affiliate) to perform its respective obligations under this Agreement or any Ancillary Agreement, impedes or prevents Licensee’s ability to conduct specific Commercialization activities with respect to the applicable Licensed Product, then to such extent Licensee shall not be deemed in breach of its obligations under this Section 6.1, so long as Licensee otherwise continues to use Commercially Reasonable Efforts to proceed with Commercialization of the applicable Licensed Products to the extent it is able to do so (notwithstanding such failure by Nektar (or its Affiliate) or AstraZeneca, as applicable).

6.2           Booking of Sales; Distribution

Except as otherwise provided in this Agreement, the Transitional Services Agreement or the Supply Agreement, (a) Licensee shall have the sole right and responsibility to invoice and book sales, establish all terms of sale (including pricing and discounts), and warehouse and distribute the Licensed Products in the Licensed Territory and perform or cause to be performed all related services and (b) subject to Section 7.4, Licensee shall handle all returns, recalls and withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Licensed Territory.  Licensee shall undertake these activities in accordance with Good Distribution Practices and other Applicable Law.

6.3           Commercialization Costs.

Subject to the TSA and the Supply Agreement, Licensee shall be responsible for all of its costs and expenses in connection with the Commercialization of the Licensed Products.

6.4           Commercialization Records

Without limiting Section 9.7,  (a) AstraZeneca shall and (b) Licensee shall, and shall cause its Affiliates, and Sublicensees and its and their Distributors to, maintain complete and accurate books and records pertaining to Commercialization of Licensed Products hereunder, which shall be in compliance with Applicable Law. Such records shall be retained by AstraZeneca, Licensee, its Affiliates, and Sublicensees and its and their Distributors for at least [***] after the expiration or termination of this Agreement or for such longer period as may be required by Applicable Law.

6.5           Commercialization Updates and Reports

6.5.1        [***] Reports.

(a)           Within [***] following the end of each [***], Licensee shall provide to AstraZeneca a summary of Commercialization efforts relating to the Licensed Products in the Licensed Territory for such [***], to the extent such Information is in Licensee’s Control and custody. The summary shall generally describe Licensee’s level of commercial efforts (such as prescription, sales and promotion data), marketing strategy and plans for future Commercialization efforts, but such summary shall not require Licensee to include information deemed to constitute highly proprietary or competitively sensitive marketing strategy or related information and is not required to be in writing.

(b)           Each Party acknowledges and agrees that Licensee’s obligations under Section 6.5.1(a) in a given [***] may be satisfied by the attendance and participation of a Licensee Designated Representative in the relevant Nektar JPT meeting in such [***] (if any).

6.5.2        [***] Commercialization Reports.  Within [***] following the end of each [***], Licensee shall provide to AstraZeneca a written report of the Commercialization activities it (and its Affiliates and Sublicensees, and its and their Distributors) has performed relating to the

Licensed Products in the Licensed Territory, during such [***].  Each such report shall contain (a) a general summary of the commercialization activities planned to be conducted in the next [***] in [***] and (b) a high-level report of its commercialization efforts relating to the Licensed Products in the Licensed Territory.

6.5.3        Nektar Agreement Reports. Without limitation to Section 4.4, AstraZeneca shall promptly provide to Licensee a copy of any written report provided by AstraZeneca to Nektar pursuant to Section 6.8(c) of the Nektar Agreement.

6.6           Commercialization Plan. Commencing on [***], Licensee shall provide AstraZeneca with an [***] commercialization plan and Licensee shall commercialize the Licensed Products in the Licensed Territory in accordance with the commercialization plan not later than [***] of each [***] during the Term.  From time to time, Licensee may propose to AstraZeneca for review any proposed amendments to each [***] commercialization plan.  AstraZeneca shall have the right and opportunity to review and comment upon each [***] commercialization plan and all proposed updates or amendments thereto.  Licensee shall assist and enable AstraZeneca to keep Nektar reasonably apprised of anticipated commercialization activities, and the commercialization plan shall contain sufficient detail to enable AstraZeneca to meet its obligations of reporting to Nektar under the Nektar Agreement. The Parties acknowledge and agree the Disclosure Materials contain the [***]  commercialization plan for the [***] beginning [***].

6.7           Use of Product Trademarks and Corporate Marks

6.7.1        Trademarks.  Subject to Article 11 and Applicable Law, Licensee shall Commercialize the Licensed Products only under the Product Trademarks and shall comply with all requirements of this Agreement with respect to the use of the Product Trademarks. To the extent Licensee uses any AstraZeneca Corporate Marks, Licensee shall comply with all requirements of this Agreement with respect to the use of the AstraZeneca Corporate Marks, including Section 6.7.2 and Article 11.

6.7.2        AstraZeneca Corporate Marks. Licensee shall use the AstraZeneca Corporate Marks (a) on Product Labelling solely for the purpose of identifying AstraZeneca as the manufacturer of the Licensed Product where applicable and only to the extent such use is required by the FDA or Applicable Law and (b) in marketing, training and promotional materials used in connection with the marketing and sale of Licensed Products in the Licensed Territory solely in legends indicating that the Product Trademarks are the registered Trademarks of AstraZeneca or its Affiliate (as applicable) (or, if not registered, the Trademarks of AstraZeneca or its Affiliate, as applicable) and that the Licensed Products are licensed from AstraZeneca, if the use of such a legend is requested by AstraZeneca or required by Applicable Law; provided that, in each instance, the inclusion of, and all uses of, the AstraZeneca Corporate Marks shall be subject at all times to the approval procedures and other restrictions in Article 11. The Parties acknowledge and agree that nothing in this Agreement, including in particular, this Section 6.7.2 is intended to restrict Licensee, its Affiliates or its Sublicensees from using the AstraZeneca Corporate Marks (x) in a non-trademark sense to describe the factual history of the Licensed Product, (y) as required by Applicable Law or (z) to the extent Licensee would have rights under a “fair use” concept under Applicable Law in the applicable country in the Licensed Territory.

6.7.3        Nektar Corporate Names. If requested by AstraZeneca on behalf of Nektar, Licensee shall consult reasonably with AstraZeneca and Nektar if Nektar wishes Licensee to include Nektar’s names or Trademarks in connection with the marketing and sale of Licensed Products by Licensee, its Affiliates or Sublicensees (including if applicable, the location and size of such names or Trademark); provided that inclusion of such names or Trademarks shall be subject to Applicable Law,  at Licensee’s discretion and the location and size of such names or Trademarks shall be subject to agreement among the Parties and Nektar. If any Nektar names or Trademarks are used, Licensee agrees that any such inclusion shall comply with Nektar’s reasonable use guidelines and requirements.

6.8           Marketing, Training and Medical Affairs Materials

6.8.1        AstraZeneca Marketing and Training Materials.  Licensee acknowledges that, prior to the Execution Date, AstraZeneca and its Affiliates have prepared marketing, training and promotional materials (including web and social media content), including materials used in Medical Affairs Activities, for use in Commercializing Licensed Products in the United States (the “AstraZeneca US Marketing and Training Materials”).  AstraZeneca acknowledges and agrees that Licensee may use the AstraZeneca US Marketing and Training Materials for the benefit of Licensee in accordance with the license granted in Section 2.1(e).

6.8.2        Licensee Marketing and Training Materials.  Following the Effective Date, Licensee shall develop its own marketing, training and promotional materials (including web and social media content), including materials used in Medical Affairs Activities, for the Commercialization of the Licensed Products in the Licensed Territory (collectively, the “Licensee Marketing and Training Materials”).  The Licensee Marketing and Training Materials and any other marketing, training and promotional materials (including web and social media content) used by Licensee in connection with the Commercialization of the Licensed Products in the Licensed Territory shall be consistent with the Product Labelling in all material respects and shall be of the same quality as the AstraZeneca US Marketing and Training Materials.

6.9           Quality Standards

Licensee shall, and shall cause its Affiliates, Sublicensees and other sublicensees to, comply with all Applicable Law with respect to the Exploitation of the Licensed Products. Licensee shall avoid, and shall cause its Affiliates and Sublicensees, and its and their employees, representatives, agents, and contractors to avoid, taking or failing to take any actions that Licensee knows or reasonably should know would jeopardize the goodwill or reputation of AstraZeneca or its Affiliates, licensors or (sub)licensees or the Licensed Products or any AstraZeneca Corporate Marks, any Nektar name or Trademark, any Product Trademark, any Product Domain Name or any other Trademark associated therewith. Without limitation to the foregoing, for the AstraZeneca Corporate Marks, the Product Trademarks and the Nektar name or Trademarks, Licensee shall in all material respects adhere to all guidelines and requirements as AstraZeneca may reasonably set and furnish to Licensee in writing within [***] of the Effective Date, including any modifications made by AstraZeneca and notified to Licensee in writing, which modifications may be made either (a) in connection with and as a result of modifications to AstraZeneca’s overall company branding or (b) as otherwise required by Applicable Law, and Licensee shall conform its practices and procedures relating to the Commercialization of the Licensed Products and educating the medical community in the Licensed Territory with respect to the Licensed Products to any applicable industry association regulations, policies and guidelines, as the same may be amended from time to time, to such quality standards as the Parties may mutually agree with respect thereto, and to all Applicable Law (collectively, together with the standards and approval procedures set forth in Article 11 and the restrictions set forth in Section 6.7, collectively the “Quality Standards”).

6.10         Supply of Products

6.10.1      Responsibility for Manufacture.  Subject to the terms of the Supply Agreement, Licensee shall have the sole responsibility for Manufacturing Licensed Products for Licensee’s (and its Affiliates’, Sublicensees’ and Distributors’, if applicable) Development and Commercialization activities under this Agreement.

6.10.2      Returns.  Following the Effective Date, subject to the TSA, Licensee shall be solely responsible for processing and handling all returns of Licensed Products sold after the Effective Date in the Licensed Territory.

6.10.3      Quality Agreement.  On or promptly after the Effective Date, and no later than [***], the Parties (or their designated Affiliates) will enter into a quality agreement (the “Quality Agreement”) related thereto, in accordance with AstraZeneca’s standard form.

6.10.4      Current Inventory.  The Current Inventory shall be either used in manufacturing activities during the SOTC Period (as defined in the TSA) or pursuant to the Supply Agreement or transferred by AstraZeneca to Licensee or its designated Affiliate, in either case, on the terms and conditions set forth in the Supply Agreement.  “Current Inventory” means all quantities of packaged, serialized and labeled Current Product owned by AstraZeneca as of a given time.

7.             REGULATORY MATTERS

7.1           Health Registration Approvals

7.1.1        Existing Approval.  Effective as of the date specified in the TSA, AstraZeneca or its Affiliate shall assign and transfer the Existing Approvals and the Existing Applications to Licensee or its Affiliate (the “Transfer Date”).

7.1.2        Responsibility.  Subject to the Retained Rights and except as otherwise set forth in Section 2.6.2, this Article 7, or the Transitional Services Agreement, (a) Licensee shall have the sole responsibility for obtaining and maintaining the Existing Approvals and the Existing Applications and for other submissions, and for conducting communications with the Health Authorities for Licensed Products, in each case in the Licensed Territory in its name and (b) AstraZeneca shall have the sole responsibility for obtaining and maintaining any Health Registration Approvals or applications for Health Registration Approvals and for other submissions, and for conducting communications with the Health Authorities, in each case in the AstraZeneca Territory in its name.  Each Party shall keep the other Party reasonably informed about such activities through the [***] Development reports provided pursuant to Section 5.10.

7.1.3        Transfer of Regulatory Documentation.  Within the time period set forth in the Transitional Services Agreement, AstraZeneca shall provide Licensee with an electronic copy of the AstraZeneca Regulatory Documentation existing as of the Execution Date.  For the avoidance of doubt, all Information contained in the AstraZeneca Regulatory Documentation constitutes AstraZeneca Know-How and AstraZeneca’s Confidential Information and shall remain as such notwithstanding the transfer of the Existing Approvals to Licensee.

7.2           Changes to Livery and Labelling

Licensee shall file any necessary variations to such transferred Existing Approvals and Existing Applications to replace the AstraZeneca livery on Product Labelling of the Licensed Products with the livery of Licensee; provided that Licensee shall continue to use AstraZeneca Corporate Marks as required pursuant to Section 6.7.2.

7.3           Communications and Filings with Health Authorities

7.3.1        Generally.  Licensee shall keep AstraZeneca reasonably informed of submissions for Health Registration Approvals in the Licensed Territory and the status and progress of such submissions.

7.3.2        Meetings with FDA. Beginning on the Transfer Date through the end of the Term, to the extent practicable, Licensee shall provide [***] with prior written or email notice of all meetings, conferences and discussions that are scheduled with the FDA regarding any Licensed Product [***] after Licensee or its Affiliate first receives notice of the scheduling of such meeting, conference or discussion (or within such shorter period as may be practicable and necessary in order to give AstraZeneca and Nektar a  [***] to attend such meetings, conferences and discussions).  For clarity, after the Transfer Date, Licensee shall not have any obligation to give Nektar or AstraZeneca the opportunity to attend meetings, conferences and discussions with the FDA that are [***], but shall use reasonable efforts to give Nektar and AstraZeneca notice as soon as practicable (whether prior to or after such meetings, conferences or discussions) of such meetings, conferences and discussions, if material.  Subject to the confidentiality provisions set forth in this Agreement in Article 12, and to the extent permitted by the FDA and Applicable Laws, after the Transfer Date, Nektar and AstraZeneca shall each be entitled to have [***]. The number of representatives and the identities of such representatives to be present at any such meeting, conference or discussion shall be determined by Licensee in its good faith judgment, based solely upon considerations relating to conducting an effective interaction with the FDA. After the Transfer Date, Licensee shall not be required to account for the schedules of the Nektar or AstraZeneca representatives in scheduling such meetings, conferences or discussions except to the extent that Licensee is requiring the attendance of certain Nektar or AstraZeneca representatives, in which case Licensee shall conduct such scheduling reasonably and in good faith.  AstraZeneca acknowledges that Licensee shall be the lead party and ultimately responsible for the direction of any and all regulatory interactions in the Licensed Territory except for the period prior to the Transfer Date.  Licensee shall promptly forward to AstraZeneca and Nektar copies of all meeting minutes and summaries of all such meetings, conferences and discussions with any Health Authority.

7.3.3        Copies of FDA Materials.  Except as otherwise provided in this Agreement, Licensee shall promptly provide AstraZeneca with copies of all written or electronic communications (other than communications that are purely administrative in nature) forwarded or submitted by it or its Affiliates to the FDA with respect to any Licensed Product (provided that Licensee may redact any portions relating to aspects of any Combination Product that are proprietary to Licensee, its Affiliates or any Third Party, including any proprietary compounds or any other proprietary technology of Licensee, its Affiliates or any Third Party).  Such communications shall be provided by Licensee to AstraZeneca as promptly as practicable and in any event within [***] of such forwarding or submission.  Licensee shall promptly provide AstraZeneca with copies of all written or electronic communications received by it or its Affiliates from the FDA (other than communications that are purely administrative in nature) with respect to any Licensed Product in the same form provided to Licensee or its Affiliate (provided that Licensee may redact any portions relating to aspects of any Combination Product that are proprietary to Licensee, its Affiliates or any Third Party including any proprietary compounds or any other proprietary technology of Licensee, its Affiliates or any Third Party).  Such communications shall be provided by Licensee to AstraZeneca as promptly as practicable and in any event within [***] of such receipt from the FDA.

7.4           Recalls, Suspensions or Withdrawals

7.4.1        Notifications.  Each Party shall notify the other Party promptly (but in no event later than [***]) following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Licensed Territory (in the case of a notification by Licensee) or the AstraZeneca Territory (in the case of a notification by AstraZeneca) and shall include in such notice the reasoning behind such determination and any supporting facts.  In the case of any such notification by AstraZeneca, such notification must be sent by email to the Licensee at the following email addresses:  [***].

7.4.2        Recall Decisions.  As between the Parties (a) prior to the Transfer Date, AstraZeneca shall have the right to make the final determination whether to voluntarily implement any recall, market suspension or market withdrawal in the Licensed Territory; provided that prior to any implementation of such a recall, market suspension or market withdrawal, AstraZeneca shall consult with Licensee and shall consider Licensee’s comments in good faith; and (b) subject to the Transitional Services Agreement, after the Transfer Date, Licensee shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Licensed Territory; provided that prior to any implementation of such a recall, market suspension or market withdrawal, Licensee shall consult with AstraZeneca and shall consider AstraZeneca’s comments in good faith; provided further, that if such recall, market suspension or market withdrawal in the Licensed Territory may be related to Manufacturing of the applicable Licensed Product supplied by AstraZeneca pursuant to the Supply Agreement, then the final determination and conduct of such recall, market suspension or market withdrawal shall be governed by the terms of the Supply Agreement.

7.4.3        Responsibility.  If a recall, market suspension or market withdrawal is mandated by a Health Authority, as between the Parties (a) if such recall, market suspension or market withdrawal is initiated after the Transfer Date, Licensee shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law, and (b) if such recall, market suspension or market withdrawal is initiated prior to the Transfer Date, AstraZeneca shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions or market withdrawals undertaken (i) after the Transfer Date pursuant to this Section 7.4, as between the Parties, subject to the Transitional Services Agreement and the Supply Agreement, Licensee shall be solely responsible for the execution thereof, including communications with the applicable Health Authority, and (ii) prior to the Transfer Date, as between the Parties, AstraZeneca shall be solely responsible for the execution thereof, including communications with the applicable Health Authority; provided that, in each case, the Parties shall consult with each other in good faith with respect to the execution thereof.

7.4.4        Costs.  Subject to Article 16 and the Supply Agreement, as between the Parties (a) Licensee shall be responsible for the reasonable costs of any such recall, market suspension or market withdrawal in the Licensed Territory; provided that AstraZeneca shall reimburse Licensee for all costs of such recall, market suspension or market withdrawal in relation to any Licensed Product sold by AstraZeneca or its Affiliates in the Licensed Territory on or before the Effective Date and (b) AstraZeneca shall be responsible for all costs of any recall, market suspension or market withdrawal in the AstraZeneca Territory.

7.4.5        Dispute Resolution. Any disputes regarding the interpretation or an alleged breach of this Section 7.4 shall be resolved pursuant to expedited arbitration pursuant to Section 18.5.3.

7.5           Pharmacovigilance

No later than [***] after the Effective Date, the Parties shall enter into a transitional pharmacovigilance agreement governing the Parties’ respective responsibilities with respect to Adverse Events, complaints and other safety-related matters related to Licensed Products (the “Pharmacovigilance Agreement”) as required by, and to enable the Parties to comply with, Applicable Law, as soon as reasonably possible, and in any event no later than [***] after the Effective Date. Notwithstanding this, and in accordance with timeframes set forth in the Transitional Services Agreement, each Party agrees that:

7.5.1        With respect to the local and global safety database, and responsibility for core safety information/core data sheet and local safety information/local packet insert:

(a)           AstraZeneca shall transfer a copy of the local safety database for Licensed Products in the Licensed Territory and the global safety database for Licensed Products worldwide, and its responsibility for maintaining the local safety database for the Licensed Territory and global safety database worldwide, to Licensee following the Effective Date, on the timeline set forth in the TSA; and

(b)           At the time set forth in TSA, following the Effective Date, Licensee shall (i) lead global pharmacovigilance with respect to the Licensed Products and shall assume responsibility [***] for the Licensed Products. Following transfer of the global safety database, and in accordance with Section 4.3, Licensee shall provide AstraZeneca and any of its designees (including (sub)licensees) with access to the global safety database such that AstraZeneca and its designees (including (sub)licensees) have all information reasonably necessary for AstraZeneca or such designee (including a (sub)licensee) to make regulatory filings and take such other actions in the AstraZeneca Territory.

7.5.2        At the time set forth in TSA, following the Effective Date, Licensee shall lead local pharmacovigilance with respect to the Licensed Product in the Licensed Territory and shall assume responsibility [***] for the Licensed Product in the Licensed Territory. From the Effective Date and pending the Parties entering into a transitional Pharmacovigilance Agreement:

(a)           Licensee shall notify AstraZeneca of any Adverse Events or special situations (including reports of exposure during pregnancy or breastfeeding; overdose, abuse and misuse; off-label use, medication errors; lack of therapeutic effect; occupational exposure; unexpected therapeutic or clinical benefit; and infectious agents) associated with the Licensed Products in the Licensed Territory within [***] after the first receipt of such information;

(b)           such notice shall be provided by email to [***], unless another method of notice is agreed in writing by Licensee and AstraZeneca, in the form of the original source document (unprocessed);

(c)           if a case is received during a period of [***], the case shall be forwarded on [***];

(d)           in the event the Parties are aware that a case may be received during a period of [***], the Parties must put in place procedures to ensure that they continue to forward notifications of all Adverse Events in accordance with the provisions of this Agreement in order to ensure the safety of patients;

(e)           the Parties shall cooperate to investigate and follow up any reports of Adverse Events or other safety-relevant information associated with the Licensed Products.  The Parties must put in place procedure(s) to perform reconciliation as deemed necessary; and

(f)            to use reasonable endeavors to remove from any of the information exchanged in accordance with Sections  7.5.2(a)-(e) above, any Personal Data that is not legally required to be recorded for drug safety purposes.

7.5.3        AstraZeneca shall assign, and Licensee shall accept assignment of, those certain pharmacovigilance agreements relating to the Licensed Products directly with Nektar and each of AstraZeneca’s (sub)licensee(s) that has been or is granted rights to any Product outside the Licensed Territory (currently Kyowa Kirin Services Ltd and Knight Therapeutics Inc.), including in each case assuming the existing pharmacovigilance obligations of AstraZeneca to Nektar or such (sub)licensee(s), including holding and maintaining the global safety database for Licensed Products (each such agreement, a “Partner Pharmacovigilance Agreement”) on the timelines set forth the TSA. In addition, if requested by AstraZeneca with respect to the period prior to assignment of the applicable pharmacovigilance agreement, as soon as possible and in any event within [***] of such request, and pending assignment of the applicable Partner Pharmacovigilance Agreement, upon the request of AstraZeneca, Licensee shall use Commercially Reasonable Efforts to enter into a pharmacovigilance side letter with Nektar or such (sub)licensee(s) within [***] of receiving such request. Notwithstanding the foregoing, if Licensee reasonably believes any Partner

Pharmacovigilance Agreement is not consistent with industry standards, then Licensee may notify AstraZeneca no later than [***] after the Effective Date that it is declining the assignment of such Partner Pharmacovigilance Agreement, in which case such assignment shall not be made, provided that Licensee is actively negotiating a substitute Partner Pharmacovigilance Agreement with the applicable counterparty and enters into such substitute agreement as promptly as practicable.  The contents of any such substitute agreement under this Section 7.5.3 shall include the parties’ respective responsibilities with respect to the exchange of safety information and the performance of pharmacovigilance activities for each Licensed Product covered by such agreement, including the notification of Adverse Events or special situations associated with the Licensed Products in the parties’ respective licensed territories. On no less than a [***] basis, or unless otherwise agreed in writing, Licensee shall provide evidence satisfactory to AstraZeneca, such as a reconciliation report, demonstrating that Licensee has complied with the terms of the Partner Pharmacovigilance Agreements (or such substitute agreements).  Notwithstanding anything else in this Section 7.5.3, Licensee shall not be required to pay any amount or provide consideration or otherwise take on additional obligations outside the terms of any Partner Pharmacovigilance Agreement in connection with the assignment of the Partner Pharmacovigilance Agreements.

7.6           Complaints

Without limitation of Section 7.4 or 7.5, each Party shall maintain a record of any and all complaints it receives with respect to the Licensed Products and shall notify the other Party in reasonable detail of any complaint received by it within [***] after receipt of such complaint by the first-mentioned Party.  If Licensed Product is being Manufactured by AstraZeneca or on its behalf for supply to Licensee hereunder, Licensee shall maintain a record of any and all complaints it or its Affiliates receives with respect to Licensed Products, and shall notify AstraZeneca in reasonable detail of any complaint received by it or its Affiliates promptly or, following execution of the Supply Agreement, within the time lines set forth therein.

7.7           Standard Response Letters

AstraZeneca shall provide to Licensee a copy of a standard response letter that Licensee may use in connection with the Licensed Product.

8.             NEKTAR AGREEMENT

8.1           Maintenance of Nektar Agreement and Nektar Ancillary Agreements

8.1.1        Maintenance.  AstraZeneca shall not amend, modify, terminate, take any action that would be reasonably likely to cause the termination of or fail to take any action required under the Nektar Agreement or any Nektar Ancillary Agreement to the extent such amendment, modification, termination, action or omission would affect in a material respect the rights sublicensed to Licensee under this Agreement, without Licensee’s prior written consent, which consent shall [***]. AstraZeneca shall promptly notify Licensee if Nektar alleges in writing that AstraZeneca has materially breached the Nektar Agreement or any Nektar Ancillary Agreement.

8.1.2        Dispute Resolution. Any disputes regarding the interpretation or an alleged breach of this Section 8.1 shall be resolved pursuant to expedited arbitration pursuant to Section 18.5.3.

8.2           Action Under the Nektar Agreement

8.2.1        Notice of Default. AstraZeneca shall, and shall procure that its Affiliates shall, promptly (and in the case of a Nektar Agreement Termination Notice, no later than [***] after receipt thereof) deliver to Licensee written notice of any actual or alleged breach or default (whether by AstraZeneca or Nektar), Dispute (as defined under the Nektar Agreement) or other dispute, and any Termination Notice (as defined under the Nektar Agreement) or other notice of termination (whether delivered by or on behalf of AstraZeneca or Nektar), under or pursuant to the Nektar Agreement or any Nektar Ancillary Agreement, promptly upon AstraZeneca or any of its Affiliates receiving or delivering any such notice or otherwise becoming aware of any such matter (such notice, a “Nektar Agreement Notification”).

8.2.2        Resolution of Defaults.  The Executive Representatives shall meet within [***] after delivery of any Nektar Agreement Notification to discuss such Nektar Agreement Notification.  If requested by a Party, the other Party shall participate in meetings with Nektar to seek to resolve the issues relating to the Nektar Agreement Notification. Subject to Sections 8.2.3 and 16.1, if Nektar and AstraZeneca do not reach agreement and the matter which is the subject of the Nektar Agreement Notification is referred to arbitration in accordance with Article 19 of the Nektar Agreement, each Party shall provide the other Party with such assistance (at the requesting Party’s expense) as such other Party reasonably requests in connection with such arbitration; provided that in the case of any such arbitration that does not relate to a Territory Breach, Licensee shall be entitled to participate in, but not control, such arbitration and to retain counsel of its choice for such purpose at its expense, subject to any valid objection from any counterparty to any Existing Partner Agreement.

8.2.3        Territory Breaches. If a Nektar Agreement Notification relates to an actual or alleged breach of or default under the Nektar Agreement or any Nektar Ancillary Agreement by Nektar relating to this Agreement or the Exploitation of Licensed Products in the Licensed Territory (a “Territory Breach”), as between the Parties,  Licensee shall have the right, but not the obligation, to take such action as Licensee, after consultation with AstraZeneca, deems necessary with respect to such Territory Breach, including directing the exercise by AstraZeneca or any of its Affiliates of any rights and remedies given to any of them pursuant to the Nektar Agreement or the relevant Nektar Ancillary Agreement in respect of the Territory Breach; provided that, whether or not Licensee elects to take any such action, AstraZeneca shall not waive any such Territory Breach or settle, compromise or discharge any dispute, claim, arbitration or proceedings in respect of, arising out of or involving such Territory Breach without Licensee’s prior written consent.  Except as otherwise agreed by the Parties, any recovery realized as a result of any action taken by Licensee with respect to a Territory Breach pursuant to this Section 8.2.3 shall be allocated (a) first, to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), and (b) after such reimbursement is made shall be paid to and retained by Licensee.

8.2.4        Cure Obligations. If with respect to a Nektar Agreement Notification pursuant to Section 18.5(b) of the Nektar Agreement relating to this Agreement or the Development, Manufacture or Commercialization of Licensed Products in the Licensed Territory (a “Licensee Matter”), the arbitrators in any arbitration pursuant to the Nektar Agreement determine that AstraZeneca is in material breach of Section 6.3 or Section 6.4 of the Nektar Agreement, and such breach arises in whole or in part from a breach of Licensee’s obligations under Section 5.1 or 6.1 of this Agreement, then Licensee shall promptly perform all such steps necessary to cure Licensee’s breach of this Agreement at Licensee’s cost and expense;  provided that to the extent the arbitrators in any arbitration pursuant to the Nektar Agreement determine that there has been a material breach of Section 6.3 or Section 6.4 of the Nektar Agreement, to the extent such material breach is due in part to action or inaction by AstraZeneca, AstraZeneca shall promptly perform, at AstraZeneca’s cost and expense, any additional tasks identified by such arbitrators as tasks to be performed by AstraZeneca to cure the material breach.  With respect to any Nektar Agreement Notification that does not relate to a Licensee Matter, if the arbitrators in any arbitration pursuant to the Nektar Agreement determine that AstraZeneca is in material breach of the Nektar Agreement, AstraZeneca shall use commercially reasonable efforts to cure the breach that is the subject of the Nektar Agreement Notification by promptly performing all such steps necessary to cure the breach at AstraZeneca’s cost and expense.

8.2.5        Cure Rights.  In the case in which AstraZeneca does not anticipate being able to cure a material breach relating to the Licensed Territory, AstraZeneca shall notify Licensee promptly. Licensee and [***] shall then have the right, but not the obligation, to pay all sums due under the Nektar Agreement or any Nektar Ancillary Agreement and to perform any other act or duty within the Licensed Territory required of AstraZeneca or any of its Affiliates, Sublicensees, Distributors (each as defined under the Nektar Agreement) or other subcontractors or delegates thereunder or necessary and proper to prevent the termination of the Nektar Agreement or any Nektar Ancillary Agreement in the Licensed Territory. In the event (a) Licensee or any of [***] so elects to make such payment or perform such duties and (b) the underlying material breach was not caused by Licensee’s failure to fulfil its obligations under this Agreement, none of Licensee or [***], nor any of their respective Affiliates, Sublicensees, Distributors (each as defined under the Nektar Agreement) or other subcontractors or delegates, shall have any liability to AstraZeneca or any of its Affiliates, Sublicensees, Distributors or other subcontractors or delegates for the payment or performance of the obligations of any such Person under the Nektar Agreement or any Nektar Ancillary Agreement.

8.2.6        Dispute Resolution. Any disputes regarding the interpretation or an alleged breach of this Section 8.2 shall be resolved pursuant to expedited arbitration pursuant to Section 18.5.3.

8.2.7        No Substitution.  The Parties acknowledge and agree that all rights, powers and remedies provided to the Parties in this Section 8.2 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity against the other Party or any of their respective Affiliates, Sublicensees, Distributors (each as defined under the Nektar Agreement) or contractors in connection with their breach of or default under this Agreement, any of the Ancillary Agreements, the Nektar Agreement, or any Existing Agreement.

8.2.8        Nektar Change of Control.  Notwithstanding anything else in this Agreement, upon any Change of Corporate Control (as defined in the Nektar Agreement) that results in the termination of any of Nektar’s rights to receive reports and information under the Nektar Agreement, then any corresponding rights of AstraZeneca hereunder (including reports and information required to be delivered pursuant to Section 5.10,  6.5 or 7.3)  shall terminate (unless AstraZeneca is required under any Existing Partner Agreement to provide such reports and information in whole or in part to any Partner, in which case such rights shall not terminate with respect to any reports or information that are required by AstraZeneca solely for the purpose of complying with such Existing Partner Agreement(s)), and Licensee shall have the sole right to make all decisions previously in the jurisdiction of any disbanded Nektar Agreement Committee with respect to the Exploitation of the Licensed Products in the Licensed Territory.

9.             PAYMENTS AND RECORDS

9.1           Upfront Payment

In consideration of the rights granted by AstraZeneca to Licensee hereunder and subject to Section 17.2, Licensee shall pay AstraZeneca (a) within the later of (i) [***] of the Approval Date and (ii) [***] after the Execution Date, a non-refundable and non-creditable upfront amount equal to Fifty-two million five hundred thousand Dollars (US$52,500,000) and (b) not later than eighteen (18) months after the Effective Date, a non-refundable and non-creditable upfront amount equal to Fifteen Million Dollars (US$15,000,000). In the event that Licensee believes that the conditions set forth in Section 17.2 shall not have been met by the payment date in clause (a) above, then Licensee shall notify AstraZeneca as promptly as possible and in no event later than such payment date. The Parties acknowledge and agree that, for clarity, the payments made under this Section 9.1 do not constitute royalties due under the Nektar Agreement.

9.2           Payments Under the Nektar Agreement

Unless otherwise agreed by AstraZeneca and Licensee, as between AstraZeneca and Licensee, AstraZeneca shall, subject to Sections 9.3 and 9.5 and the remainder of this Section 9.2, be responsible for any and all payments and reports under the Nektar Agreement arising from or relating to the Exploitation of Licensed Products in the Licensed Territory after the Effective Date and Licensee shall provide to AstraZeneca any amounts due to Nektar relating to the Exploitation after the Effective Date of Licensed Products in the Licensed Territory (and provide any associated report) not less than [***] prior to the due date for payment by AstraZeneca under the Nektar Agreement and otherwise in accordance with the Nektar Agreement; provided that AstraZeneca shall promptly forward any such payments to Nektar on or before the due date for payment under the Nektar Agreement and otherwise in accordance with the Nektar Agreement. Notwithstanding the foregoing, if Licensee has provided written notice to AstraZeneca and AstraZeneca has obtained Nektar’s consent that it desires to pay such amounts directly to Nektar on or before the due date for payment under the Nektar Agreement and otherwise in accordance with the Nektar Agreement, Licensee shall be solely responsible for paying such amounts for so long as such amounts are due following receipt of such consent.

(a)           For royalties due on Net Sales [***], Licensee shall be responsible for determining the applicable royalty rate and royalty amounts due under Section 7.2 of the Nektar Agreement in respect of the [***]; provided, that, for the [***] in which the Effective Date falls until the SOTC Period ends, AstraZeneca shall provide sufficient information regarding sales made by AstraZeneca prior to the Effective Date and during the Term (together with reasonable supporting detail) in accordance with the Nektar Agreement.

(b)           For royalties due on Net Sales in [***],  AstraZeneca shall notify Licensee if the applicable royalty tier has increased above the [***] set forth in Section 7.2(a) of the Nektar Agreement for the applicable product.

(c)           In the case in which a sales-related payment under Sections 7.1(a)(v) through (ix) or 7.1(b)(v) through (ix) of the Nektar Agreement comes due, the amount payable by Licensee pursuant to this Section 9.2 shall be calculated in good faith by AstraZeneca and notified in writing to Licensee (together with reasonable supporting detail) in accordance with the Nektar Agreement.

(d)           With regard to [***].

(e)           The Parties shall confer regarding the amounts to be paid to Nektar relating to the Licensed Territory, regardless of which Party is the paying, and in the event that the Parties disagree regarding the amount owed to Nektar, the Parties shall cooperate in good faith to resolve the disagreement as promptly as practicable with the goal of resolving the matter prior to the date on which payment to Nektar is due.

9.3           Royalty Stacking

If, during the Term, Licensee enters into an agreement with a Third Party under which it obtains a license under a patent right of a Third Party in a particular country in the Licensed Territory that [***], then, upon entry into any such agreement and thereafter during the remainder of the period during which Licensee owes royalties to such Third Party under such agreement and to AstraZeneca under this Agreement based upon sales of any [***] Product containing [***] or [***] Product in the country, the amounts payable under Section 9.2 hereof based on sales of any [***] Product or [***] Product in the country shall be [***].

9.4           Mode of Payment; Offsets

9.4.1        Payment Transfer.  All payments under this Agreement shall be made by deposit of Dollars in the requisite amount to the bank account of the receiving Party specified in Schedule 7 or such other account as the receiving Party may from time to time designate by notice to the other.

9.4.2        Set Off.  Each Party shall have the right to offset, set off or deduct any amounts from or against the amounts due to the other Party hereunder or under any Ancillary Agreement.  The payment obligations under this Agreement and each of the Ancillary Agreements remain independent obligations of each Party, irrespective of any amounts owed to the other Party under this Agreement or the respective Ancillary Agreements.

9.5           Taxes

9.5.1        General.  The upfront payment and other amounts payable by Licensee to AstraZeneca pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all Taxes (which, for clarity, shall be the responsibility of [***]), except for any withholding Taxes required by Applicable Law.  Except as provided in this Section 9.5, AstraZeneca shall be solely responsible for paying any and all Taxes (other than withholding Taxes required by Applicable Law to be deducted from Payments and remitted by Licensee) levied on account of, or measured in whole or in part by reference to, any Payment it receives.  Licensee shall deduct or withhold from any Payment any Taxes that it is required by Applicable Law to deduct or withhold.  Notwithstanding the foregoing, if AstraZeneca is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, applicable withholding Tax, it may deliver to Licensee or the appropriate governmental authority (with the assistance of Licensee to the extent that this is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold such Tax and Licensee shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Licensee has received evidence of AstraZeneca’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due (or in the case of the upfront payment in Section 9.1, prior to the Effective Date).  If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to AstraZeneca the balance when due, make timely payment to the proper Taxing authority of the withheld amount and send to AstraZeneca proof of such payment within [***] following such payment.  Notwithstanding the foregoing, if Licensee is required by Applicable Law to withhold any additional Taxes from or in respect of any amount payable under this Agreement as a result of the assignment by Licensee of its rights or obligations (including to Affiliates) under this Agreement or any Tax residence of Licensee or any of its Affiliates, Licensee shall increase the sum it pays to AstraZeneca by the amount necessary to leave AstraZeneca with an amount equal to the sum it would have received if no deduction or withholding had been made;  provided, however, that Licensee will have no obligation to pay any additional amount to the extent that the withholding Tax would not have been imposed but for (a) the failure by AstraZeneca to take advantage of an otherwise available exemption from or reduction in the rate of withholding Tax under any applicable income Tax convention between Sweden and any applicable jurisdiction or (b) the assignment by AstraZeneca of its rights or obligations (including to Affiliates) under this Agreement or any change of Tax residence of AstraZeneca or any of its Affiliates outside of Sweden.

9.5.2        VAT. Notwithstanding anything contained in Section 9.5.1, this Section 9.5.2 shall apply with respect to VAT.  All Payments are exclusive of VAT, if applicable.  If any VAT is chargeable in respect of any Payments, Licensee shall pay the VAT at the applicable rate in respect of any such Payments following the receipt of an invoice in the appropriate form issued by AstraZeneca in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and [***] after the receipt by Licensee of the applicable invoice relating to that VAT payment.

9.5.3        Anti-Tax Evasion.

(a)           In this Section 9.5.3:

(i)            references to ‘committing Tax evasion’ shall include:

(1)           fraudulently or dishonestly failing to pay any amount of Tax to the relevant Tax authority within any applicable time limit for the payment of such Tax without incurring interest and/or penalties; and

(2)           fraudulently or dishonestly claiming any relief, allowance, credit, deduction, exemption or set off in respect of any Tax (or relevant to the computation of any income, profits or gains for the purposes of any Tax), or any right to or actual repayment of or saving of Tax.

(b)           Licensee represents, warrants and undertakes that:

(i)            neither it nor its Affiliates shall commit Tax evasion;

(ii)           neither it nor its Affiliates shall undertake any activities which would facilitate or otherwise result in another person committing Tax evasion; and

(iii)          it and its Affiliates shall maintain reasonable procedures designed to prevent any employees, agents or other persons who perform services for them or on their behalf from undertaking any activities which would facilitate or otherwise result in another person committing Tax evasion.

(c)           Licensee shall promptly report any apparent breach of clause (b) to AstraZeneca.

(d)           Licensee shall:

(i)            answer, in reasonable detail, any written or oral inquiry from AstraZeneca related to the Licensee’s compliance with this Section 9.5.3;

(ii)           facilitate the interview of staff employed by the Licensee (or any agent of the Licensee) at any reasonable time specified by AstraZeneca related to the Licensee’s compliance with this Section 9.5.3; and

(iii)          co-operate with AstraZeneca and/or any regulator or public authorities in relation to any investigation relating to the matters referred to in this clause.

(e)           Breach of this Section 9.5.3 shall be deemed a material breach under Section 17.3.1, and for that purpose a breach of clause (b) or (c) shall be regarded as incapable of remedy.

9.6           Interest on Late Payments

If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at [***] of [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

9.7           Financial Records

Each Party shall, and shall cause its respective Affiliates and Sublicensees and Partners to, keep complete and accurate financial books and records containing sufficient detail to calculate and verify all amounts payable hereunder and, if applicable, pursuant to the Nektar Agreement.  Each Party shall, and shall cause its respective Affiliates and Sublicensees and Partners to, retain such books and records until the latest of (a) [***] of the Calendar Year in which a Licensed Product is sold or a payment obligation of Licensee accrues, (b) the expiration of the applicable Tax statute of limitations (or any extensions thereof) and (c) for such period as may be required by Applicable Law or the Nektar Agreement.

10.           INSPECTION; AUDIT

10.1         Inspection.  No more than [***], each Party or its respective designee shall have the right during normal business hours and upon reasonable notice, itself or through a designee, to have no more than [***] of its representatives inspect and copy the books and records maintained by the other Party (or its respective Affiliates, Sublicensees or Partners) pursuant to:

(a)           Section 5.9; and

(b)           Section 6.5;

provided that the inspecting Party, or such designee, shall maintain such records and information disclosed therein in confidence in accordance with Article 12,  such inspecting Party, or such designee, shall comply with the visitor policies of the inspected Party, and such inspection shall not last more than [***]. Notwithstanding the foregoing, if the initial inspection reveals errors, omissions, inconsistencies or similar issues in the inspected books and records that the inspecting Party or its designee reasonably believes have caused, would be reasonably likely to cause or lead to a breach of this Agreement, any of the Ancillary Agreements or the Nektar Agreement, then such inspection may extend beyond [***] as reasonably needed.

10.2         Financial Audit.

At the written request of a Party (the “Auditing Party”), the other Party shall, and shall cause its Affiliates, Sublicensees and Partners to, permit a qualified accountant or person possessing similar professional status and in each case associated with an independent accounting firm of nationally recognized standing designated by the Auditing Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable notice (no less than [***]), to audit the books and records maintained by such other Party, its Affiliates, Sublicensees and Partners pursuant to Section 9.7 to ensure the accuracy of all payments made under Section 9.2. The accounting firm shall enter into an appropriate agreement with such other Party to treat all information it receives during its inspection in confidence, and shall only disclose to the Parties whether the payment amounts made are correct and details concerning any discrepancies, but no other information shall be disclosed to the Auditing Party.  Such audit may not (i) be conducted for any [***] more than [***] after the end of such [***], (ii) be conducted more than [***] in any [***] period or (iii) be repeated for any [***].  Except as provided below, the cost of this audit shall be borne by the Auditing Party, unless the audit

[***], in which case the other Party shall bear the cost of the audit;  provided that any such payment for the costs of an audit shall not exceed [***].  Unless disputed pursuant to Section 18.5, if such audit concludes that (a) additional amounts were owed by Licensee, then Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 9.6 or (b) excess payments were made by Licensee, AstraZeneca shall reimburse such excess payments, with interest from the date originally due as provided in Section 9.6, in either case ((a) or (b)), within [***] after the date on which such audit is completed by the independent accounting firm.

10.3         Financial Audit Dispute

In the event of a dispute with respect to any audit under Section 10.2, AstraZeneca and Licensee shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such dispute as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than [***] after such decision and in accordance with such decision, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 9.6 or AstraZeneca shall reimburse the excess payments, with interest from the date originally due as provided in Section 9.6, as applicable.

10.4         Anti-Bribery and Anti-Corruption Records; Audit

During the Term and for [***] thereafter, each Party will keep and maintain accurate and reasonably detailed books and financial records in connection with the activities and its obligations to be performed under this Agreement. Each Party will (a) during the Term and (b) for [***] thereafter, permit the other Party, its Affiliates, any auditors of any of them and any governmental authority to have access to any premises of the other Party or its Representatives used in connection with this Agreement, together with a right to access personnel and records that relate to this Agreement solely for the purpose of auditing and monitoring the performance of its compliance with Article 15;  provided that in the case of (b), any such audit shall be at the audited Party’s consent, not to be unreasonably withheld, conditioned or delayed (“Audit”).

(i)            To the extent that any Audit requires access and review of any commercially or strategically sensitive information or agreements of the audited Party, such activity shall be carried out by a Third Party professional advisor appointed by the auditing Party and such professional advisor shall only report back to the auditing Party such information as is directly relevant to informing the auditing Party on the audited Party’s compliance with the particular provisions of this Agreement.

(ii)           Each Party shall, and shall cause its Representatives to, provide all cooperation and assistance during normal working hours as reasonably requested by the other Party for the purposes of an Audit. The auditing Party shall cause any such auditor to enter into a confidentiality agreement substantially consistent with the applicable requirements of Article 12 hereof, and to cause the minimum amount of disruption to the business of the audited Party and its Representatives and to comply with relevant building and security regulations of the audited Party and its Representatives.

(iii)          The Parties shall bear their own costs of an Audit or rendering assistance under Article 15.

11.           INTELLECTUAL PROPERTY

11.1         Ownership of Intellectual Property

11.1.1      Ownership of Technology.  As between the Parties, [***] all right, title and interest in and to any and all: (a) Information and inventions that are conceived, discovered, developed or otherwise made by or on behalf of [***] or its Affiliates or its or their (sub)licensees (or Sublicensee(s)), as applicable, under or in connection with this Agreement and the Ancillary Agreements, whether or not patented or patentable, and any and all Patents and other Intellectual Property Rights with respect thereto (excluding Product Trademarks), except to the extent that any such Information or invention or any Patent or Intellectual Property Rights with respect thereto is Joint Know-How or Joint Patents, and (b) other Information, Improvements or other inventions, Patents and other Intellectual Property Rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Sections 2.1 and 2.6) [***] or its Affiliates or its or their (sub)licensees (or Sublicensees) (as applicable) outside of this Agreement.

11.1.2      Ownership of Joint Patents and Joint Know-How.  Except as otherwise determined pursuant to the Nektar Agreement, as between the Parties, [***] shall own [***] any and all: (a) Information and inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of AstraZeneca or its Affiliates or its or their (sub)licensees, on the one hand, and Licensee or its Affiliates or its or their Sublicensees, on the other hand, in connection with the work conducted under or in connection with this Agreement and the Ancillary Agreements, whether or not patented or patentable (the [***]), and (b) Patents (the [***]) and other intellectual property rights with respect to the Information and other inventions described in clause (a) (together with [***] and [***], the [***]).  Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates and (sub)licensees (or Sublicensees) to so disclose, the development, making, conception or reduction to practice of any Joint Intellectual Property Rights.  [***].

11.1.3      United States Law.  The determination of whether Information and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States irrespective of where or when such conception, discovery, development or making occurs.  Each Party shall, and does hereby, assign, and shall cause its Affiliates and its (sub)licensees and Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information and inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the allocation of ownership provided for in Section 11.1.2 (including as determined pursuant to the Nektar Agreement).

11.1.4      Assignment Obligation.  Each Party shall cause all Persons who perform any activities for or on behalf of such Party under this Agreement or any Ancillary Agreement or who conceive, discover, develop or otherwise make any Information or inventions by or on behalf of such Party or its Affiliates or Sublicensees or Partners under or in connection with this Agreement or any Ancillary Agreement to be under an obligation to assign their rights in any Information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case, a suitable license or right to obtain such a license, shall be obtained).

11.1.5      Ownership of AstraZeneca Corporate Marks, Product Trademarks, Product Domain Names, AstraZeneca Copyrights, Marketing and Training Materials. As between the Parties, subject to the rights granted to [***] hereunder, [***] shall own and retain all right, title and interest in and to the [***]. As between the Parties, subject to the rights granted to [***] hereunder, [***] shall own and retain all right, title and interest in and to [***]. As between the Parties, [***] shall own all right, title and interest in and to the [***] or materials but, in each case, excluding any [***] contained or incorporated therein.

11.2         Maintenance and Prosecution of Patents

11.2.1      Nektar Patents.  The Parties acknowledge and agree that Prosecution of the [***] is subject to Section 15.1 to 15.3 of the Nektar Agreement.  Unless, within [***] after the Effective Date,  [***] confirms that [***] wishes to assume responsibility for Prosecution of the [***] in the Licensed Territory Prosecuted by [***] prior to the Effective Date (the “[***]”), [***] shall have the first right, as between the Parties, but not the obligation, to continue to Prosecute the [***], in accordance with Section 15.1 to 15.3 of the Nektar Agreement, at [***] sole cost and expense.

11.2.2      Other Patents.

(a)           As between the Parties, [***] shall have the right, but not the obligation, to Prosecute the [***] at [***] sole cost and expense and through counsel of its own choice.

(b)           [***], subject to the provisions of this Section 11.2, shall have the first right, but not the obligation, to Prosecute the [***] that are not Nektar Patents at [***] sole cost and expense.

11.2.3      Patent Term Extension.  The Parties acknowledge that patent term extension has already been applied for with respect to the Current Product in [***].  As between the Parties, [***] shall have the first right to make decisions regarding, and to apply for, patent extensions that are now available, or become available in the future, in the Licensed Territory, for the [***], at [***] sole cost and expense.  [***] shall provide prompt and reasonable assistance, as requested by [***], including by taking such action as patent holder as is required under any Applicable Law to obtain such extension.

11.2.4      Step-in Rights.  If the Party given the first right to Prosecute pursuant to Section 11.2.1 or 11.2.2 (or, if applicable, [***]) does not take commercially reasonable steps to Prosecute, or elects not to Prosecute, then (a) such Party shall so notify the other Party and (b) subject to any rights of Nektar under the Nektar Agreement, the other Party may Prosecute such patents at the sole cost and expense of [***]. If [***] does not take commercially reasonable steps in accordance with Section 11.2.3 to apply for patent extensions that are now available, or become available in the future, in the Licensed Territory, for the [***], then [***] may apply for patent extensions with respect such applicable patents at the sole cost and expense of [***].

11.3         Enforcement of Patents

11.3.1      Notice.  Each Party shall promptly notify the other Party in writing (a) if it believes that a Third Party is infringing any of the [***] in the Licensed Territory or (b) it becomes aware of any allegation, opposition, certification, notice or filing claiming that any [***] are invalid or unenforceable or that any [***] would not be infringed by the making, use, offer for sale, sale or import of a product in the Licensed Territory, each ((a) and (b)) (a “Patent Infringement”).

11.3.2      Enforcement of AstraZeneca Patents.  As between the Parties, [***] shall have the first right, but not the obligation, to prosecute any Patent Infringement with respect to [***], including as a defense or counterclaim in connection with any Third Party Patent Infringement Claim, at [***] sole cost and expense, using counsel of [***] choice, in the Licensed Territory.  [***], or if so designated by [***], shall have the right, but not the obligation, to join as a party to such claim, suit or proceeding and participate with its own counsel at [***] sole cost and expense; provided that [***] shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.

11.3.3      Enforcement of Licensee Patents and Joint Patents. As between the Parties, [***] shall have the sole right, but not the obligation, to prosecute a Patent Infringement with respect to the [***], including as a defense or counterclaim in connection with any Third Party Patent Infringement Claim, at [***] sole cost and expense, using counsel of [***] choice.  [***], or if so designated by [***], shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel at [***] sole cost and expense; provided that [***] shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.

11.3.4      Step-in Rights.

(a)           If the Party given the first right to prosecute pursuant to Section 11.3.2 or 11.3.3 (or its designee, including, if applicable, [***]) does not take commercially reasonable steps to prosecute a Patent Infringement within [***] following the first notice provided above with respect to such Patent Infringement (or, if such date occurs after the first such notice of such Patent Infringement is provided, [***] before the time limit, if any, set forth in applicable laws and regulations for filing of such actions), then such first Party (or [***]) shall so notify the other Party and the other Party may prosecute such Patent Infringement at [***] sole cost and expense, whereupon such other Party shall be deemed the Enforcing Party with respect to such Patent Infringement.

(b)           The Parties acknowledge and agree that, as of the Effective Date,  [***] will transfer control of the prosecution of the Patent Infringement actions listed on Schedule 9 to Licensee in accordance with the terms of the TSA.

11.3.5      Cooperation.  The Parties agree to cooperate fully in any Patent Infringement action pursuant to this Section 11.3, including by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party on the Enforcing Party’s request.  With respect to an action controlled by the applicable Enforcing Party, the non-Enforcing Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section 11.3, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; [***].  In connection with any activities with respect to a Patent Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 11.3, the Enforcing Party shall (i) consult with the non-Enforcing Party as to the strategy for the prosecution of such claim, suit or proceeding, (ii) consider in good faith any comments from the non-Enforcing Party with respect thereto and (iii) keep the non-Enforcing Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.

11.3.6      Settlement.  Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Patent Infringement litigation under this Section 11.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided further that in the event the consent of [***] is required to settle any such claim, neither Party shall have the right to settle such claim until such consent has been obtained.

11.3.7      Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 11.3 (whether by way of settlement or otherwise) shall be allocated (a) [***], to the extent applicable, [***], (b) [***] for their [***] in making such [***] (which amounts shall be allocated [***] if insufficient to cover [***]) and (c) after such [***] is made shall [***]  (i)  [***], to the extent such enforcement relates to Patent Infringement described above in this Section 11.3 and (ii)  [***], to the extent such enforcement relates to Patent Infringement outside of the Licensed Territory.

11.4         Infringement Claims by Third Parties

11.4.1      Notice.  If the Exploitation of a Licensed Product in the Licensed Territory pursuant to this Agreement results in, or is reasonably expected to result in, any actual or threatened claim, suit or proceeding by a Third Party alleging infringement by Licensee or any of its Affiliates or its or their Sublicensees, Distributors or customers (a “Third Party Patent Infringement Claim”), including any defense or counterclaim in connection with a Patent Infringement action initiated pursuant to Section 11.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing.

11.4.2      Responsibility.  As between the Parties and subject to Section 11.3, (a) [***] shall have the first right, but not the obligation, to defend against any such Third Party Patent Infringement Claim that primarily relates to the Licensed Territory at [***] sole cost and expense, using counsel of [***] choice; provided that if such Third Party Patent Infringement Claim includes [***] as a defendant, and is not subject to [***] shall have the first right to defend such Third Party Patent Infringement Claim; provided further that [***] or at its election, [***], shall have the first right to defend against any Third Party Patent Infringement Claim for which [***] has the obligation to [***] and (b) [***] or at its election, [***], shall have the first right, but not the obligation, to defend against any such Third Party Patent Infringement Claim that primarily relates to any country in the [***] at [***] sole cost and expense, using counsel of [***] choice.

11.4.3      Step-in Rights.  If the Party having the first right to defend pursuant to Section 11.4.2 (or its designee) does not take commercially reasonable steps to defend against a Third Party Patent Infringement Claim within [***] following the first notice provided above, then (a) such Party shall so notify the other Party and (b) subject to any rights of [***], and upon such first Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed), the other Party may defend against such Third Party Patent Infringement Claim at [***] sole cost and expense, whereupon such other Party shall be deemed the Defending Party with respect to such Third Party Patent Infringement Claim.

11.4.4      Participation.  The non-Defending Party may participate in the defense of any Third Party Patent Infringement Claim with counsel of its choice at [***] sole cost and expense and, upon request, the Defending Party shall provide the non-Defending Party with [***].

11.4.5      Cooperation.  The non-Defending Party shall, and shall cause its Affiliates to, assist and cooperate with the Defending Party, as the Defending Party may reasonably request from time to time, in connection with its activities set forth in this Section 11.4, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; [***].  The Defending Party shall keep the non-Defending Party reasonably informed of all material developments in connection with the Third Party Patent Infringement Claim.

11.4.6      Recovery.  Without prejudice to a Party’s liability to the other pursuant to Article 16, any damages or awards, including royalties incurred or awarded in connection with any Third Party Patent Infringement Claim defended under this Section 11.4 shall be [***], as applicable, [***] (a) [***], to the extent applicable, [***], (b) second, to [***] for their [***] in making [***] (which amounts shall be allocated [***] if insufficient to cover the [***]) and (c) after such [***] is made, shall [***]  (i)  [***], to the extent such enforcement relates to any Third Party Patent Infringement Claim described above in this Section 11.4 and (ii)  [***], to the extent such enforcement relates to any Third Party Patent Infringement Claim outside of the Licensed Territory.

11.5         Third Party Patent Rights

11.5.1      Responsibility.  If in the reasonable opinion of [***], the [***] any Patent of a Third Party in the Licensed Territory (such right, a “Third Party Patent Right”), then Licensee may [***].

11.6         Product Trademarks

11.6.1      [***] may use the [***] in the Commercialization of the Licensed Products in the Licensed Territory.

11.6.2      [***] shall have the right, but not the obligation, at [***] sole cost and expense, to select Trademarks other than [***], for use in the Commercialization of the Licensed Products in the Licensed Territory (each, once approved, a “New Product Trademark”) subject to the following conditions:

(a)           [***] shall, at [***], be responsible for all activities relating to the selection, clearance and use of such proposed [***] in connection with the Licensed Products in the Licensed Territory, including conducting any trademark clearance searches and market research and obtaining all required approvals from Health Authorities for such use;

(b)           [***] shall not select or use a Trademark under this Agreement (and such a Trademark would not be deemed an approved New Product Trademark) if it is [***] to, [***] or [***] with respect to or [***] any of the [***], any of the [***] or any of the [***];

(c)           Any proposed [***] must be approved by [***] in advance for use in connection with the Commercialization of the Licensed Product in the Licensed Territory; and

(d)           [***] shall own any [***], together with all goodwill associated therewith.

11.6.3      Ownership of Trademarks. As between the Parties, [***] (or its Affiliate, as applicable) is and shall remain the sole and exclusive owner of [***] and shall be the sole and exclusive owner of any [***], and all the goodwill associated with each of the foregoing. Except for the licenses expressly granted to [***] under this Agreement during the Term, [***] shall not have and shall not acquire any right, title or interest in or to [***]. Any and all use of the [***] by [***] and all the goodwill associated therewith shall inure solely to the benefit of [***] (or its Affiliates, as applicable). To the extent that [***] for any reason obtains any right, title or interest in or to any of [***] (other than any rights or licenses granted to [***] hereunder), [***] shall assign and hereby assigns all such right, title or interest, and all the goodwill associated therewith, to [***] (or its Affiliate, as applicable). At [***] sole cost, [***] shall execute such documents or take such other steps as [***] may reasonably request to ensure that [***] are and remain fully vested in [***] (or its Affiliate, as applicable) and otherwise to give effect to the terms of this Section 11.6.3.

11.6.4      Compliance With Quality Standards.  [***] shall, and shall cause its Affiliates, Sublicensees, Partners and Distributors to, comply with all Trademark usage guidelines, quality standards, business practices, methodology, policies and procedures and technical and operational specifications as may be reasonably specified by [***] in writing [***] and as may be imposed by Applicable Law with respect to the nature and quality of the Licensed Product, including all Product Labelling, Product packaging, and advertising, marketing, promotional or other materials (including all website and social media content) bearing any [***].

11.6.5     Registration, Prosecution and Maintenance of Product Trademarks. As between the Parties, [***] shall have the sole right and shall use reasonable efforts to register, prosecute any registration application therefor and maintain any registration for the Product Trademarks in the Licensed Territory, at [***] sole cost, using counsel of [***] own choice. [***] shall keep [***] regularly apprised of the status of its activities under this Section 11.6.5 and will notify [***], and shall consult with [***] in good faith, with respect to any material, substantive issue or any opposition, cancellation, invalidity or other proceeding that may be raised or asserted against any application or registration for any Product Trademark in the Licensed Territory prior to taking any material action in response thereto.

11.6.6      Notices of Infringement. Each Party shall provide to the other Party prompt written notice of (a) any alleged, threatened or actual infringement, misappropriation or other violation relating to a Product Trademark by a Third Party in the Licensed Territory of which such Party becomes aware (each, a “Product Trademark Infringement”) or (b) any alleged, threatened or actual claim by a Third Party that the use or registration of a Product Trademark in the Licensed Territory infringes, misappropriates or otherwise violates any Trademark or other right of such Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use or registration of the Product Trademarks with respect to a Licensed Product in the Licensed Territory (each, a “Third Party Product Trademark Claim”).

11.6.7      Enforcement of Product Trademarks.

(a)           [***] shall evaluate each identified Product Trademark Infringement initially to determine if such Product Trademark Infringement has potential implication outside the Licensed Territory. If [***] determines that a Product Trademark Infringement has potential implications outside the Licensed Territory, then [***] shall so notify [***] and shall consult with [***] and such other parties having an interest in the relevant Product Trademark outside the Licensed Territory as to possible actions to take with respect to such extraterritorial Product Trademark Infringement. After such consultation, [***] shall determine how to proceed, at its sole discretion.

(b)           If [***] determines that an identified Product Trademark Infringement has no potential implications outside the Licensed Territory, [***] shall so notify [***]. Thereafter, as between the Parties,  [***] (or its designee) shall have the first right, but not the obligation, to take such action as [***], after good faith consultation with [***], deems necessary with respect to a Product Trademark Infringement related to an Product Trademark, at [***] sole cost and expense and using counsel of its own choice. If [***] (or its designee) does not take commercially reasonable steps to take any such action [***] following the first notice provided hereunder of such Product Trademark Infringement, then [***] (or its designee) shall have the right, but not the obligation, to take such action as Licensee, after reasonable consultation with and subject to the prior written consent of AstraZeneca, deems necessary with respect to any such Product Trademark Infringement related to a Product Trademark at [***] sole cost and expense and using counsel of its own choice. [***] shall retain any damages or other amounts collected in connection with [***] enforcement of Product Trademarks.

11.6.8      Defense of Third Party Product Trademark Claims.

(a)           [***] shall evaluate each identified Third Party Product Trademark Claim initially to determine if such Third Party Product Trademark Claim has potential implication outside the Licensed Territory. If [***] determines that a Third Party Product Trademark Claim has potential implications outside the Licensed Territory, then [***] shall so notify [***] and shall consult with [***] and such other parties having an interest in the relevant Third Party Product Trademark outside the Licensed Territory as to the possible defense and/or settlement of any such extraterritorial Third Party Product Trademark Claim. After such consultation, [***] shall determine how to proceed, at [***] sole discretion.

(b)           If [***] determines that an identified Third Party Product Trademark Claim has no potential implications outside the Licensed Territory, [***] shall so notify [***]. Thereafter, as between the Parties, [***] (or its designee) shall have the first right, but not the obligation, to defend against and settle any such non-extraterritorial Third Party Product Trademark Claims related to the Product Trademarks. In the event that [***] (or its designee) does not use commercially reasonable efforts to take any such action within [***] following the first notice provided hereunder of such Third Party Product Trademark Claim, then [***] shall have the right, but not the obligation, to take such action as [***], after reasonable consultation with and subject to the prior written consent of [***], deems necessary with respect to any such Third Party Product Trademark Claim. The Defending Party shall defend against a Third Party Product Trademark Claim at [***] sole cost and expense and using counsel of its choice; provided that the non-Defending Party, at [***] costs and expense, shall have the right to [***]. Any damages, or awards, including royalties incurred or awarded in connection with any Third Party Product Trademark Claim defended under this Section 11.6.8 shall be borne by the [***], after [***].

11.6.9      Cooperation.  Each Party shall, and shall cause its Affiliates to, assist and cooperate with the other Party as such other Party may reasonably request from time to time, in connection with the activities set forth in this Section 11.6, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Enforcing Party shall reimburse the other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

11.6.10    Settlement.  Unless otherwise set forth herein, the Enforcing Party or Defending Party (as applicable) shall have the right to settle any Product Trademark Infringement or Third Party Product Trademark Claim; provided, that neither Party shall have the right to settle any Product Trademark Infringement or Third Party Product Trademark Claim under Section 11.6.7(b) or Section 11.6.8(b) in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

11.6.11    Oversight of Product Trademarks.

(a)           Licensee shall comply with all applicable Trademark marking requirements in all jurisdictions in the Licensed Territory. Subject to the requirements of Applicable

Law, each Licensed Product, package insert therefor, Product Labelling or marketing material that bears or displays a [***] shall indicate that [***] is the registered Trademark of [***] or its applicable Affiliate (or, if not registered, the Trademark of [***] or its applicable Affiliate), in a form and content approved by [***] in accordance with the written procedures provided by [***] for such purpose.

(b)           [***] shall comply with the Quality Standards set forth in Section 6.9 and Article 11.

(c)           [***] shall, [***], furnish to [***] a reasonable number of representative samples of Licensed Products that are identified under [***] or that bear an [***] to permit [***] to inspect and test such representative samples in order that [***] may satisfy itself that [***] meet with the Quality Standards.

(d)           From time to time, at [***] reasonable written request, [***] shall furnish to representatives of [***] representative samples of all Product Labelling, Product packaging and advertising, marketing, promotional, training or other materials (including web and social media content) bearing any [***] to allow [***] to evaluate [***] compliance with the Quality Standards and shall make any reasonable changes to the Product Labelling, Product packaging and advertising, marketing, promotional or other materials (including web and social media content) bearing any [***] as AstraZeneca may reasonably request for purposes of bringing such items and materials into compliance with such Quality Standards.

(e)           [***] shall ensure that the quality of Licensed Product marketed, promoted, detailed, distributed, imported, sold or offered for sale by [***] using the [***] shall not fall below the quality of Licensed Product as supplied to [***] by [***] under the Supply Agreement and Quality Agreement.

(f)            [***] shall not adopt or use any [***] or use any [***] except as expressly provided in this Agreement. [***] shall in no way represent that it has any right, title or interest in [***] other than those expressly granted under this Agreement. Licensee shall not combine any [***] with any other Trademark or otherwise associate any Trademark other than [***] or [***] corporate name or logo with any Licensed Product either on the Licensed Product or its packaging or in promotional materials unless the use of such Trademark (i) is permitted or stipulated under this Agreement or (ii) has been approved in advance in writing by [***], which shall not be unreasonably withheld or delayed. [***] will not use any of [***] as part of any corporate, company, commercial or trade name for itself or for any Affiliate.

(g)           Licensee shall not otherwise at any time use AstraZeneca’s corporate name, or any variation or transliteration thereof, or other word, name, letter or combination confusingly similar thereto, or any other Trademark of AstraZeneca, except in accordance with written instructions received from AstraZeneca, as required by Applicable Law or as expressly provided under this Agreement.

(h)           Subject to Section 16.2, the provisions of this Section 11.6.11 are for the [***] benefit of [***] and no act, omission or neglect by [***] with respect to any inspection or other activity described in this Section 11.6.11 shall give rise to any liability on the part of [***]. Nothing in this Section 11.6.11, including [***] rights herein, shall be deemed to create any liability on [***] part for the compliance by [***] of [***] (or any other advertising, marketing, promotional, training or other materials (including web and social media content) used by [***] in the Exploitation of the Licensed Product) or Product Labelling with Applicable Law.

11.7         Domain Names and Social Media.

11.7.1      Ownership of Product Domain Names and Right to Use.  [***] shall own and retain all right, title and interest in and to any and all domain names and URLs (including both gTLDs and ccTLDs) and any social media names, tags or handles or similar identifiers that incorporate, in whole or in part, any Product Trademark (collectively, “Product Domain Names”), and hereby grants to [***] (a) the right to administer, manage, and control at [***] sole cost and expense, and [***] assumes responsibility for, any website associated with those Product Domain Names which are country-code top level domains (ccTLDs) in the Licensed Territory (collectively, “Licensed Product Domain Names”), and (b) at [***] cost, the right to contribute to the content of any website associated with all other Product Domain Names (subject to the rights of Third Parties under any Existing AZ Sublicenses);  provided [***].

11.7.2      Licensee-Specific Domain Names.  [***] may, in exercising its rights herein, register and use any and all domain names and URLs and any social media names, tags or handles or similar identifiers in connection with the Commercialization of Licensed Products in the Licensed Territory that is not a [***] (collectively, “Licensee Domain Names”). [***] shall not, and shall cause its Affiliates and its Sublicensees and its Partners not to, register or use any Licensee Domain Name that incorporates, in whole or in part, any Trademark that is [***] to, a [***] of, or [***] with respect to, or that [***] any [***] or [***] or any [***]. As between the Parties, subject to [***] rights under Section 17.11.4 of this Agreement, [***] shall be exclusively owned and operated by [***], and [***] shall have the sole right to protect, maintain, enforce and defend the Licensee Domain Names.

11.7.3      Linking and Redirecting Policies. The Parties shall establish principles to govern the Parties’ coordination with respect to the Product Domain Names, Licensee Domain Names and any other domain names, websites, social media names, tags or handles or similar identifiers owned or used by either Party with respect to the Licensed Products, including appropriate linking and redirecting policies related to any of the foregoing.

11.7.4      Cooperation.  [***] shall, and shall cause its Affiliates, Sublicensees and Partners to, at [***] , assist and cooperate with [***], as [***] may reasonably request from time to time, in connection with the registration, use, administration, management, control, protection, maintenance, enforcement and defense of the Product Domain Names, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours.

11.8         Nektar Agreement

Notwithstanding anything to the contrary in this Article 11, each Party acknowledges that the Parties’ rights and obligations set forth in this Article 11 are subject in all respects to the terms of the Nektar Agreement.

12.           CONFIDENTIALITY AND NON-DISCLOSURE

12.1         Restricted Information

AstraZeneca recognizes that by reason of, inter alia, Licensee’s status as an exclusive licensee in the Licensed Territory pursuant to the grants under Section 2.1, Licensee has an interest in AstraZeneca’s and Nektar’s retention in confidence of AstraZeneca Know-How and Joint Know-How that relates to the Compounds or the Licensed Products. Accordingly, until the expiration of the Exclusivity Period with respect to a Licensed Product under Section 2.9, subject to AstraZeneca’s obligations to its Partners under the Existing Partner Agreements as they exist as of the Execution Date  (e.g., to share clinical data or other Information with such Partners), AstraZeneca shall, and shall cause (a) its Affiliates and its and their respective officers, directors, employees and agents and (b) Nektar and its Affiliates and its and their respective officers, directors, employees and agents, to, keep completely confidential, and not publish or otherwise disclose, and not use for any purpose (except as expressly contemplated by this Agreement or, in the case of Nektar, the Nektar Agreement) any such AstraZeneca Know-How and Joint Know-How that comprises or relates to any Licensed Product, including the Compound included therein, and any Regulatory Documentation, including the Health Registration Approvals, with respect thereto (the “Restricted Information”); provided that the “Restricted Information” shall not include any Information to the extent (i) such Information is in the public domain through no fault of AstraZeneca or its Affiliates, or Nektar or its Affiliates, or in each case any of their respective officers, directors, employees or agents, (ii) disclosure or use of the Information by AstraZeneca or Nektar would be expressly permitted under Section 12.4 (in the case of AstraZeneca) or Section 11.3 of the Nektar Agreement (in the case of Nektar), (iii) disclosure or use of the Information by AstraZeneca is otherwise expressly permitted by the terms of this Agreement or, in the case of Nektar, by the terms of the Nektar Agreement or (iv) such Information is, in the case of Nektar, generally related to and useful in [***] business, including the discovery, research and/or Development of compounds that are not [***]. For clarification, the disclosure by AstraZeneca to Licensee of Restricted Information shall not cause such information to cease to be subject to the provisions of this Section 12.1. In the event that this Agreement is [***] by either Party pursuant to [***] (other than this final sentence) shall terminate and have no continuing force or effect and the [***] (other than the [***] included therein) shall thereafter be deemed solely to be Confidential Information of AstraZeneca, for purposes of the surviving provisions of this Agreement.

12.2         Confidentiality Obligations

At all times during the Term and for a period of [***] following termination or expiration hereof in its entirety (or, if later, [***] following termination or expiration of the Nektar Agreement), each Party shall, and shall cause its officers, directors, employees, agents,

Affiliates, and (sub)licensees (including Sublicensees) to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.  For the avoidance of doubt, the treatment of Confidential Information that is also Restricted Information is governed by the terms of Section 12.1 while the treatment of Confidential Information that is not also Restricted Information is governed by this Section 12.2.

12.3         Exclusions

12.3.1      Notwithstanding anything in this Agreement to the contrary, Confidential Information (but not Restricted Information) shall not include any information that:

(a)           is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

(b)           can be demonstrated by documentation or other competent proof to have been in the receiving Party’s or its Affiliates’ possession prior to disclosure by the disclosing Party;

(c)           is subsequently received by the receiving Party or its Affiliates from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

(d)           is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or

(e)           is independently developed by or for the receiving Party or its Affiliates, without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information or Restricted Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information or Restricted Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information or Restricted Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

12.4         Permitted Disclosures

The receiving Party may disclose Confidential Information (other than, subject to clause (d), Restricted Information) to the extent that such disclosure is:

(a)           made in response to a valid order of a court of competent jurisdiction or other competent authority; provided that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash any such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purposes for which the order was issued; provided further, that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

(b)           made by the receiving Party or its Affiliates, Sublicensees, Partners or Distributors in connection with the Proceedings and audit disputes called for in Section 10.3, Section 18.5 and Section 18.12.

(c)           made by the receiving Party or its Affiliates, Sublicensees, Partners or Distributors to a Health Authority as may be necessary or useful in connection with any filing, application or request for a Health Registration Approval; provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(d)           made by the receiving Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Article 11); provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(e)           otherwise required by law (including as required in any HSR Filing);  provided, however, that (other than in connection with an HSR Filing) if AstraZeneca or Nektar is required to disclose Restricted Information, or either Party is required to disclose Confidential Information of the other Party, AstraZeneca (in the case of Restricted Information) or the Party required to make the disclosure shall (i) provide to the other Party reasonable advance notice of and an opportunity to comment on any such required disclosure, (ii) if requested by the other Party, seek confidential treatment with respect to any such disclosure to the extent available, and (iii) use good faith efforts to incorporate the comments of the other Party in any such disclosure or request for confidential treatment;

(f)            made by Licensee or its Affiliates, Distributors, Sublicensees, Partners or contractors to Third Parties (or any of their respective professional advisors) as may be reasonably necessary in connection with the Exploitation of the Compounds or Licensed Products as contemplated by this Agreement, including subcontracting or sublicensing transactions in connection therewith,  unless prohibited by AstraZeneca’s written agreements with disclosers of Confidential Information, in connection with any Licensee Financing, to any bona fide potential investors, merger partners or acquirers, or to any permitted assignee, transferee or successor under Section 18.3; or

(g)           made by or on behalf of AstraZeneca or any of its Affiliates to (i) Nektar under the Nektar Agreement or (ii) any (sub)licensee, contractor or distributor of AstraZeneca or any of its Affiliates (as of the Effective Date or any time during the Term) in connection with the exercise or performance of the Retained Rights; relating to the

Compound or the Licensed Products;  provided that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 12 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure).

12.5         Data Privacy

12.5.1      To the extent that the Confidential Information includes Personal Data, the receiving Party shall, and shall obligate its Representatives to, comply with the applicable data privacy law(s), including by taking such actions as may be reasonably required by the other Party for it to comply with applicable data privacy laws with respect to any Personal Data included in the Confidential Information.

12.5.2      To the extent that the Confidential Information includes Personal Data, the receiving Party shall, and shall obligate its Representatives to, refrain from transferring (including providing access to) any such Personal Data outside the jurisdiction in which it exists, including to any Representative of the receiving Party located outside of such jurisdiction if doing so violates Applicable Law, unless, in the case of Personal Data that is subject to the European Data Protection Laws, such transfer is to a country that the European Commission has decided from time to time ensures an adequate level of protection in accordance with European Data Protection Laws or pursuant to an approved transfer mechanism under European Data Protection Laws.  Prior to any such transfer, each Party shall do all things necessary to give effect to such lawful transfer.

12.6         Confidentiality of Terms of Agreement

The Parties both agree that the terms of the Agreement are the Confidential Information of each Party, and they each shall keep such terms confidential and not disclose this Agreement or any Ancillary Agreement, except as otherwise provided herein.  Notwithstanding the foregoing, the Parties acknowledge and agree that either Party may be required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, or the terms hereof, in whole or in part, and in such case, such Party shall notify the other Party in writing and shall provide the other Party with at least [***] to request redactions thereof prior to making such filing or disclosure.  The disclosing Party shall use reasonable efforts to seek confidential treatment of any such proposed redactions timely made, to the extent consistent with law, and use reasonable efforts to procure confidential treatment of such proposed redactions pursuant to the U.S. Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended, and the rules, regulations and guidelines promulgated thereunder, or any other applicable law or the rules, regulations or guidelines promulgated thereunder; provided that the foregoing shall not prevent the Party from making such public disclosures as it, on advice of counsel, must make to comply with Applicable Law.  Either Party may disclose the terms of this Agreement in confidence to (a) its directors, Affiliates, Sublicensees and professional service providers, (b) in the case of [***], and (c) [***] and their respective [***], who are in each case subject to [***], which restrictions shall, in the case of the Persons described in this clause (c), limit the permitted use of the terms of this Agreement solely to [***] and [***] of the [***] and for no other purpose.

12.7         Use of Name

Except as expressly provided herein, neither Party shall disclose or otherwise commercially use the name, Trademark, insignia, symbol or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained.  The restrictions imposed by this Section 12.7 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 12. Further, the restrictions imposed on each Party under this Section 12.7 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 12.

12.8         Public Announcements

The Parties have agreed upon the content of one (1) or more press releases which shall be issued substantially in the form(s) attached hereto as Schedule 8, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement.  Except to the extent already disclosed in a press release or other public communication, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by either Party or their respective Affiliates, except as may be legally required by Applicable Laws or judicial order, or required by stock exchange or quotation system rule, without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release. In the case of press releases or other public communications legally required, or required by stock exchange or quotation system rule, to be made, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made in order to facilitate review and comment by the receiving Party.

12.9         Publications

Without prejudice to any other publication rights of Licensee, Licensee may publish with respect to the development and other activities contemplated by this Agreement, provided that any such publication would not be a breach of AstraZeneca’s obligations under the Nektar Agreement if published by AstraZeneca.

12.10       Return of Confidential Information

Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall, with respect to Confidential Information to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (a) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (b) promptly deliver to the requesting Party, at the requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party.  Notwithstanding the foregoing, subject to the terms of the Nektar Agreement, the non-requesting Party shall be permitted to retain (i) such Confidential Information to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes or to comply with Applicable Law and (ii) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 12.2.

12.11       Privileged Communications

In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and oral communications.  Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 12, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between AstraZeneca and Licensee, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the AstraZeneca Patents, Joint Patents and Licensee Patents.  In the event of any litigation (or potential litigation) with a Third Party (other than Nektar) related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement; provided that such agreement shall be consistent in all respects with the Nektar Agreement.  In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party.  Notwithstanding anything contained in this Section 12.11, nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to this Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Section 12.11.

12.12       Communications with AstraZeneca’s Licensors and Other Partners

If Licensee or its Affiliates, Sublicensees or Distributors or contractors desire to make any communication regarding the subject matter of this Agreement to (a) Nektar or (b) any (sub)licensee of AstraZeneca, including Kyowa Kirin Services Ltd and Knight Therapeutics, Inc., or (c) any contractor or distributor of AstraZeneca or any of its Affiliates, (except as contemplated hereunder with respect to pharmacovigilance or as contemplated under the TSA), it shall first notify AstraZeneca of such desire, and AstraZeneca shall [***].

13.           REPRESENTATIONS AND WARRANTIES

13.1         Representations and Warranties of Both Parties

AstraZeneca and Licensee each represents and warrants to the other, as of the Execution Date,  that:

(a)           it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

(b)           the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

(c)           this Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered in a proceeding at law or equity);

(d)           it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations hereunder; and

(e)           neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section.  It will inform the other Party in writing promptly if it or any such Person who is performing activities hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, [***], is threatened, relating to the debarment or conviction of it or any such Person performing activities hereunder.

13.2         Additional Representations and Warranties of AstraZeneca

AstraZeneca further represents and warrants to Licensee, as of the Execution Date,  that, except as set forth on Schedule 10:

(a)           AstraZeneca Controls the Existing Patents, in accordance with the terms of the Nektar Agreement, has the right to grant the licenses and sublicenses specified herein, has not subjected such rights to any encumbrances, liens, or claims of ownership, in each case that are inconsistent with the licenses granted in Section 2.1, and,  [***], such rights are not subject to any encumbrances, liens or claims of ownership, in each case that are inconsistent with the licenses granted in Section 2.1, and [***], neither AstraZeneca nor, [***], Nektar has disposed of any AstraZeneca Patents or AstraZeneca Know-How or waived, released, granted, licensed or transferred any right, title or interest in or to any such AstraZeneca Patents or AstraZeneca Know-How in any manner that would[***] granted in, Section 2.1;

(b)           AstraZeneca has not received any written claim or demand alleging that the Development or Commercialization of the Current Product in the Licensed Territory [***] any Patent owned by any Third Party and, [***], Licensee’s Exploitation of the Licensed Product in the Licensed Territory, using the Regulatory Documentation, the Existing Patents and the AstraZeneca Know-How as contemplated under this Agreement and the Ancillary Agreements will not [***] any Patent or [***] any proprietary right of any Third Party;

(c)           [***], no Person is [***] or [***] the Existing Patents in the Licensed Territory;

(d)           AstraZeneca has prepared, maintained and retained the Existing Approvals and Existing Applications in the applicable countries in Licensed Territory in accordance with Applicable Law in all material respects and the Existing Approvals and Existing Applications do not contain any materially false or misleading statements (as of the submission thereof, and, [***], subsequently), and AstraZeneca has complied in all material respects with all Applicable Law and Health Registration Approvals with respect to the Exploitation of the Licensed Products in the Licensed Territory;

(e)           the Existing Post-Approval Commitments listed on Schedule 5 are the only Post-Approval Commitments;

(f)            [***],  the Investigator Sponsored Studies listed on Schedule 5  are the only current Investigator Sponsored Studies related to the Licensed Products in the Licensed Territory;

(g)           the Nektar Agreement constitutes a legal, valid and binding agreement of AstraZeneca and,  [***], Nektar, enforceable against AstraZeneca and,  [***], Nektar, in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered in a proceeding at law or equity);

(h)           each of the Existing Agreements constitutes a legal, valid and binding agreement of AstraZeneca and the counterparty, enforceable against AstraZeneca and such counterparty in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered in a proceeding at law or equity);

(i)            (A) AstraZeneca is not in material breach of or material default under the Nektar Agreement and there are no grounds (with or without the lapse of time or the giving of notice, or both) sufficient to enable Nektar to terminate the Nektar Agreement in its entirety or with respect to any country in the Licensed Territory, (B) [***],  AstraZeneca has not received any claim, threat or other notice from Nektar alleging that AstraZeneca is in breach of the Nektar Agreement or threatening to terminate or repudiate the Nektar Agreement,  (C) [***],  there are not and have not at any time been any Disputes (as defined under the Nektar Agreement) between AstraZeneca and Nektar, whether or not the subject of arbitration under the Nektar Agreement, (D) AstraZeneca has taken all reasonable steps to ensure the continued performance of its obligations under and in accordance with the Nektar Agreement, and (E) no event or circumstance has occurred or is reasonably likely to occur that (with or without the lapse of time or the giving of notice, or both) would constitute a material breach of or material default under the Nektar Agreement or that otherwise results in, causes or permits the termination thereof;

(j)            (A) AstraZeneca is not in material breach of or material default under any Existing Agreement to be transferred pursuant to the Transitional Services Agreement and there are no grounds (with or without the lapse of time or the giving of notice, or both) sufficient to enable the applicable counterparty to terminate any Existing Agreement to be transferred pursuant to the Transitional Services Agreement in its entirety or with respect to any country in the Licensed Territory, (B) [***], AstraZeneca has not received any claim, threat or other notice from the applicable counterparty alleging that AstraZeneca is in breach of any Existing Agreement to be transferred pursuant to the Transitional Services Agreement or threatening to terminate or repudiate any Existing Agreement to be transferred pursuant to the Transitional Services Agreement, (C) AstraZeneca has taken all reasonable steps to ensure the continued performance of its obligations under and in accordance with any Existing Agreement to be transferred pursuant to the Transitional Services Agreement, and (D) no event or circumstance has occurred that (with or without the lapse of time or the giving of notice, or both) would constitute a material breach of or material default under any Existing Agreement to be transferred pursuant to the Transitional Services Agreement or that otherwise results in, causes or permits the termination thereof;

(k)           [***],  since [***],  Nektar has not at any time been and is not currently (in each case with or without the lapse of time or the giving of notice, or both) in material breach of or material default under the Nektar Agreement and there are no grounds for AstraZeneca to terminate the Nektar Agreement or any Nektar Ancillary Agreement in its entirety or with respect to any country in the Licensed Territory;

(l)            [***], since [***], the applicable counterparty has not at any time been and is not currently (in each case with or without the lapse of time or the giving of notice, or both) in material breach of or material default under any Existing Agreement to be transferred pursuant to the Transitional Services Agreement, and there are no grounds for AstraZeneca to terminate any Nektar Ancillary Agreement in its entirety or with respect to any country in the Licensed Territory;

(m)          [***], there are no active discussions or negotiations between AstraZeneca or any of its Affiliates, on the one hand, and any counterparty to the Nektar Agreement, on the other hand, the purpose of which is to modify any such agreement;

(n)           [***],  there are no active discussions or negotiations between AstraZeneca or any of its Affiliates, on the one hand, and any counterparty to any Existing Agreement, on the other hand, the purpose of which is to modify any such agreement;

(o)           AstraZeneca has elected that [***] for purposes of the Nektar Agreement and the territories of the Existing Partner Agreements cover the entirety of the AstraZeneca Territory;

(p)           no Person has asserted in writing that any of the Patents listed in the Orange Book for the Current Product as of the Execution Date are [***].  [***], the Patents listed in the Orange Book as of the Execution Date for the Current Product are valid and enforceable;

(q)           [***], the information contained in the approved product labeling for the Current Product and in the NDA for the Current Product represents, in all material respects, an accurate reflection of the safety and efficacy profile of the Current Product;

(r)            [***], AstraZeneca has prepared, maintained and retained all material Regulatory Documentation for the Current Product in the Licensed Territory required to be maintained or retained pursuant to and in accordance with Applicable Law in all material respects and such Regulatory Documentation does not contain any materially false or misleading statements;

(s)            all material information and documents in AstraZeneca’s  [***] relating to the Compound, the Licensed Products and the Exploitation thereof in the Licensed Territory have been Disclosed to Licensee, including (i) all clinical and pre-clinical data relating to the Licensed Products that is relevant to the Regulatory Approval of the Licensed Product, (ii) all AstraZeneca Know-How existing as of [***] that is material to the Exploitation of the Licensed Products in the Licensed Territory (other than AstraZeneca Know-How that is to be transferred under the TSA or any technology transfer under the Supply Agreement), and (iii) [***], in each case other than information collected in the ordinary course of business for reporting to governmental authorities that has not yet been included in the applicable government report;

(t)            true and correct redacted copies of the Existing Partner Agreements and any Existing Agreement to be transferred pursuant to the Transitional Services Agreement, as amended as of [***], have been provided to Licensee prior to [***];

(u)           [***], (i) there are no material agreements, arrangements or understandings between AstraZeneca or any of its Affiliates and Nektar or any of its Affiliates relating to the Licensed Product, and (ii) AstraZeneca has not assigned or transferred to any of its Affiliates any of its rights or obligations under the Nektar Agreement or any Existing Agreement to be transferred pursuant to the Transitional Services Agreement;

(v)           AstraZeneca has (i) Disclosed to Licensee and its advisors all payments due to Nektar under Article 7 of the Nektar Agreement for the calendar years ended [***] to [***] through the P&L statements provided in the data room; and (ii) has paid to Nektar all payments that have become due and payable in accordance with the Nektar Agreement;

(w)          the Disclosure Materials have been compiled in good faith and, [***], no material document or information Disclosed by or on behalf of AstraZeneca to Licensee or its advisors during the due diligence process conducted by Licensee and its advisors during the period between [***] and [***] contains any untrue or misleading statement of material fact, and [***], the Disclosure Materials give a true and fair picture of the legal and financial position in relation to the Compound, the Licensed Products and the Exploitation thereof in each case in the Licensed Territory;

(x)           the financial data set forth in the Disclosure Materials reflects actual bona fide transactions and has been prepared from the books and records of AstraZeneca, which were compiled in accordance with AstraZeneca’s usual and customary practice for maintaining such books and records;

(y)           AstraZeneca has not previously assigned, transferred, conveyed, or granted any license or other rights to its rights, title and interest in the Existing Patents, AstraZeneca Know-How or Regulatory Documentation that would in any way [***] granted to Licensee hereunder;

(z)           [***], during the [***] period immediately preceding the Execution Date, neither AstraZeneca nor any of its Affiliates, Sublicensees, Distributors, Partners or contractors have had any liability arising out of (i) any injury to individuals or property as a result of ownership, possession or use of any Licensed Product manufactured, sold, developed or delivered by AstraZeneca or any of its Affiliates, Sublicensees, Distributors, Partners or contractors or (ii) the Exploitation of the

Licensed Products, other than pursuant to the Nektar Agreement and the Existing Agreements;

(aa)          no Licensed Product has been recalled, suspended or withdrawn from the market in the [***] period prior to the Execution Date, and as of the Execution Date no Licensed Product is currently involved in any ongoing or, [***], threatened or potential, recall, withdrawal or suspension from the market, and [***] no Adverse Event information has come to the attention of AstraZeneca or any of its Affiliates, Sublicensees, Distributors, Partners or contractors, or been reported to any Health Authority, with respect to any Licensed Product;

(bb)         to the extent related to the Licensed Product, AstraZeneca is in GCP, GMP and GLP compliance, as those terms are defined by the applicable Health Authorities, and practices the Current Good Manufacturing Practices;

(cc)          [***], neither AstraZeneca nor any of its Representatives is the target of a formal investigation by a governmental authority for a material violation of Applicable Law;

(dd)         the licenses and sublicenses granted herein, together with the Existing Agreements and the services provided under the TSA and Supply Agreement, constitute substantially all of the rights in, to and under Intellectual Property Rights and rights in, to and under Patents (i) utilized by AstraZeneca and its Affiliates for the Exploitation of the Licensed Products in the Licensed Territory in the [***] period prior to the date hereof, and (ii) required to permit Licensee to Exploit the Licensed Products and the API in the Licensed Territory as presently Exploited and as otherwise contemplated by this Agreement and the Ancillary Agreements;

(ee)          [***],  no Generic Product has been sold or authorized for sale by any Health Authority or other regulatory authority in any country in the Licensed Territory, and, [***], there are no pending or, [***], threatened (i) allegations, oppositions, certifications, notices or filings, including ANDA actions, claiming that [***] are invalid or unenforceable or (ii) other Proceedings with respect to AstraZeneca’s Regulatory Exclusivity with respect to the Licensed Products in any country in the Licensed Territory, and no Third Party has sought any Marketing Authorization with respect to any Generic Product in any country in the Licensed Territory;

(ff)           since [***] and until the [***], (i) AstraZeneca and its Affiliates, and [***], its Distributors, Partners and contractors have Exploited the Licensed Products in the Licensed Territory and otherwise performed their obligations under the Nektar Agreement and the Existing Agreements [***] in substantially the same manner as previously Exploited, (ii) there has been no material adverse change in the Exploitation of the Licensed Products in the Licensed Territory or the relationship between AstraZeneca and Nektar in connection with the Nektar Agreement and the Nektar Ancillary Agreements, (iii) AstraZeneca and its Affiliates have conducted, and, [***], Nektar and its Affiliates, Partners and contractors have conducted, their research and development (if any) with respect to the Licensed Products [***] and (iv) [***], AstraZeneca and its Affiliates, Sublicensees, Distributors, Partners and contractors (A) have sold Licensed Products in the Licensed Territory to wholesalers or distributors only [***] in amounts that are generally consistent with past sales by AstraZeneca and its Affiliate to their wholesale and distributor customers during comparable periods (which, for the avoidance of doubt, shall take into account any seasonality, cyclicality and other market conditions), and as of the [***], the levels of inventory of Licensed Products in distributor or wholesaler channels in the Licensed Territory are generally consistent with past levels of such inventory such during comparable periods; (B) have donated Licensed Products to non-profit or charitable organizations in the Licensed Territory only in amounts (if any) that are generally consistent with past Licensed Product donations by AstraZeneca and its Affiliates to non-profit or charitable organizations in the Licensed Territory during comparable periods, or otherwise to avoid obsolescence of inventory of Licensed Products; and (C) have not engaged in any practice in the Licensed Territory with the intent of increasing the levels of inventory of the Licensed Products in the distributor or wholesaler channels [***] or in anticipation of entering into this Agreement or any similar transactions with respect to Licensed Products;

(gg)         AstraZeneca has not received any notices, nor, [***], are any such notices threatened, from any Health Authorities regarding New Post-Approval Commitments related to the Licensed Products;

(hh)         all lots of the Licensed Product will reflect the manufacturing order they were produced in (but could be released and shipped to market out of sequence);

(ii)           [***];

(jj)           [***];

(kk)         no Person has asserted in writing to AstraZeneca that they intend to institute any inter partes review proceedings or post-grant review proceedings challenging [***];

(ll)           AstraZeneca has been commercializing the Licensed Product in the United States for approximately [***] and has not received written communications asserting that the Licensed Product in the form currently sold [***] any Third Party Intellectual Property Rights other than Trademarks;

(mm)       [***], the Existing Patents are all the Patents Controlled by AstraZeneca in the Licensed Territory that are necessary or used for the Exploitation of the Compound or the Licensed Product as currently Exploited by AstraZeneca;

(nn)         the Existing Product Trademarks include all the Trademarks with respect to the Licensed Product that are necessary or used in connection with Commercialization of the Licensed Product [***];

(oo)         AstraZeneca is not Exploiting any Reserved Products (as defined in the Nektar Agreement); and

(pp)         AstraZeneca is eligible for benefits under the income Tax convention between Sweden and the United States.

13.3         DISCLAIMER OF WARRANTIES

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR COPYRIGHTS OR THE USE, REGISTRABILITY, VALIDITY OR ENFORCEABILITY OF ANY TRADEMARKS OR DOMAIN NAME RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

13.4         ADDITIONAL WAIVER

LICENSEE AGREES THAT: (a) THE ASTRAZENECA PATENTS, PRODUCT TRADEMARKS, ASTRAZENECA CORPORATE MARKS, ASTRAZENECA COPYRIGHTS, NEKTAR NAME AND TRADEMARKS AND LICENSED PRODUCT DOMAIN NAMES ARE LICENSED “AS IS,” “WITH ALL FAULTS” AND “WITH ALL DEFECTS,” AND LICENSEE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST ASTRAZENECA, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE ASTRAZENECA PATENTS OR PRODUCT TRADEMARKS OR ASTRAZENECA CORPORATE MARKS OR ASTRAZENECA COPYRIGHTS OR NEKTAR NAME OR TRADEMARKS OR LICENSED PRODUCT DOMAIN NAMES; (b) LICENSEE AGREES THAT ASTRAZENECA WILL HAVE NO LIABILITY TO LICENSEE FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENSE OR OTHER HANDLING OF THE ASTRAZENECA PATENTS OR PRODUCT TRADEMARKS OR ASTRAZENECA CORPORATE MARKS OR ASTRAZENECA COPYRIGHTS OR NEKTAR NAME OR TRADEMARKS OR LICENSED PRODUCT DOMAIN NAMES; AND (c) LICENSEE IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE ASTRAZENECA PATENTS, PRODUCT TRADEMARKS, ASTRAZENECA CORPORATE MARKS, ASTRAZENECA COPYRIGHTS, NEKTAR NAME OR TRADEMARKS OR LICENSED PRODUCT DOMAIN NAMES HAVE APPLICABILITY OR UTILITY IN LICENSEE’S CONTEMPLATED EXPLOITATION OF THE LICENSED PRODUCTS AND LICENSEE ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

13.5         Sole Remedy

The sole remedy of either Party for breach of the representations and warranties set forth in this Article 13 shall be damages, and each Party acknowledges and agrees that it shall have no right to rescind this Agreement in any circumstances and irrevocably waives all and any rights of rescission in respect of this Agreement however arising and irrevocably waives any other remedies it may have, whether at law or in equity, in relation to a breach of such representations and warranties.

14.           CONDUCT OF THE BUSINESS.

14.1         From the Execution Date to the Effective Date, except as consented to in writing in advance by Licensee, AstraZeneca shall, and shall cause its Affiliates to, (a) use commercially reasonable efforts to carry on its business related to the Licensed Products in the ordinary course of business and consistent with past practice in all material respects, including by not selling, transferring or otherwise disposing of or encumbering (i) AstraZeneca’s rights in, to and under material Intellectual Property Rights (other than AstraZeneca Corporate Marks) and rights in, to and under Patents Controlled by AstraZeneca and utilized by AstraZeneca and its Affiliates as of the Execution Date for the Exploitation of the Licensed Products in the Licensed Territory and (ii) AstraZeneca’s Existing API (as defined in the Supply Agreement), in each case (i) and (ii), other than in the ordinary course of business and consistent with past practice, (b) to the extent commercially reasonable, continue the ongoing Post-Approval Commitments in all material respects and preserve in all material respects its relationships with suppliers, licensors, licensees, distributors and others having business dealings with it, in each case in relation to the Compounds and the Licensed Products with the intention that its ongoing business and goodwill related to the Compounds and the Licensed Products will not be impaired as of the Effective Date in any material respect in the Licensed Territory and (c) not incur non-refundable costs exclusively related to registering for pain weekends/congresses;  provided that the obligations of this Section 14.1 shall not restrict (A)  the making of any changes which AstraZeneca or its Affiliates may make with respect to its business generally or its mature brands business, which is not specifically directed towards the Compounds or the Licensed Products, or  (B) any activities contemplated by this Agreement and the Ancillary Agreements, including actions contemplated on Schedule 10 to this Agreement.

15.           ANTI-BRIBERY AND ANTI-CORRUPTION COMPLIANCE.

15.1         Representatives

Each Party agrees, on behalf of itself and its respective Representatives, that for the performance of its obligations hereunder:

(a)           Each Party and its respective Representatives shall not directly pay, offer or promise to pay or authorize the payment of any money or give, offer or promise to give or authorize the giving of anything else of value, to: (i) any Government Official in order to influence official action; (ii) any Person (whether or not a Government Official) (x) to influence such Person to act in breach of Applicable Law (“Acting Improperly”), (y) to reward such Person for Acting Improperly or (z) where, to the applicable Party’s Knowledge, such Person would be Acting Improperly by receiving the money or other thing of value; (iii) any Person (whether or not a Government Official) while knowing that all or any portion of the money or other thing of value will be paid, offered, promised or given to or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (iv) any Person (whether or not a Government Official) to reward that Person for Acting Improperly or to induce that Person to Act Improperly.

(b)           Each Party and its respective Representatives shall not directly solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

15.2         AstraZeneca Policies

15.2.1      Each Party shall comply with (a) Anti-Corruption Laws, (b) the AstraZeneca Code of Ethics, and (c) in the case of Licensee, its own internal policies relating to anti-corruption to the extent materially consistent with the AstraZeneca Code of Ethics, failing which, with respect to any particular inconsistency, the AstraZeneca Code of Ethics shall prevail with respect to the inconsistency for the purposes of this Agreement.

15.2.2      Each Party shall not knowingly cause the other Party or its Affiliates to be in violation of the Anti-Corruption Laws or the AstraZeneca Code of Ethics. Licensee has read and received AstraZeneca’s Code of Ethics.

15.3         Investigations

Each Party, on behalf of itself and its Representatives, (a) shall promptly inform the other Party upon receiving a formal notification that it or any of its Representatives is the target of a formal investigation by a governmental authority for a material Anti-Corruption Law violation, and (b) represents and warrants that, to the applicable Party’s Knowledge, neither it nor any of its Representatives has made, solicited or received anything of value that would or has put it or them in material violation of the Anti-Corruption Laws during the [***] preceding the Execution Date.

15.4         Disclosure of Agreement

To the extent related to activities under this Agreement, each Party may disclose the terms of this Agreement or any action taken under this Article 15 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of the other Party and the payment terms, to any governmental authority if the disclosing Party determines, upon advice of counsel, that such disclosure is necessary.

16.           INDEMNITY

16.1         Indemnification of AstraZeneca

Licensee shall indemnify AstraZeneca, its Affiliates, its and their licensors and (sub)licensees and its and their respective directors, officers, employees and agents, and defend and save each of them harmless, in full and on demand, from and against, and compensate and reimburse them for, any and all Losses suffered or incurred by them in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) [***] by Licensee or any of its Affiliates or Sublicensees or Distributors or contractors of this Agreement, including the enforcement of AstraZeneca’s rights under this Section 16.1; (b) [***] on the part of Licensee or its Affiliates or Sublicensees or Distributors or contractors or its or their respective directors, officers, employees or agents in exercising its or their rights or performing its or their obligations under this Agreement; (c) the [***] of Licensee, or its Affiliates or Sublicensees or Distributors or contractors that causes AstraZeneca or any of its Affiliates to be [***] of the Nektar Agreement; (d)  the [***] of Licensee, or its Affiliates or Sublicensees or Distributors or contractors that results in [***]; or (e) the Exploitation by Licensee or any of its Affiliates or Sublicensees or Distributors or contractors of Licensed Products, including any violation of Applicable Law in connection with such Exploitation and any Third Party Claims alleging that the claimant has [***], except, in each case ((a) through (e)), for those Losses for which AstraZeneca has an obligation to indemnify Licensee pursuant to Section 16.2 hereof (or would have if a Third Party Claim was made against Licensee), as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Loss.

16.2         Indemnification of Licensee

AstraZeneca shall indemnify Licensee, its Affiliates and Sublicensees, and its and their respective directors, officers, employees and agents, and defend and save each of them harmless, in full and on demand, from and against, and compensate and reimburse them for, any and all Losses suffered or incurred by them in connection with any and all Third Party Claims, excluding Third Party Claims brought by any Financing Party or its Affiliates, arising from or occurring as a result of: (a) the [***] by AstraZeneca or any of its Affiliates or sublicensees or Distributors or Partners or contractors of this Agreement, including the enforcement of Licensee’s rights under this Section 16.2; (b) the [***] by AstraZeneca or Nektar or any of their respective Affiliates or Sublicensees or Distributors or Partners or contractors of the Nektar Agreement or any Existing Agreement; (c) the [***] on the part of AstraZeneca or its Affiliates or sublicensees or Distributors or Partners or contractors or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or (d) the Exploitation by AstraZeneca or any of its Affiliates or Sublicensees or Distributors or Partners or contractors of Licensed Products, including any violation of Applicable Law in connection with such Exploitation and any Third Party Claims alleging that the claimant has [***], except, in each case ((a) through (c)), for those Losses for which Licensee has an obligation to indemnify AstraZeneca pursuant to Section 16.1 hereof (or would have if a Third Party Claim was made against AstraZeneca), as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

16.3         Indemnification Procedures

The obligations of an Indemnifying Party under this Article 16 shall be governed by and contingent upon the following:

16.3.1      Notice of Claim.

An Indemnified Party shall give the Indemnifying Party prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 16.1 or Section 16.2 (an “Indemnification Claim Notice”).  In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice.  Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss.  For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates, its or their licensors and (sub)licensees, or its or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement.

16.3.2      Assumption of Defense.

Except for any Third Party Claim relating to the use of the AstraZeneca Corporate Marks or Nektar name or Trademarks, which AstraZeneca shall retain all rights to assume and control the defense thereof, the Indemnifying Party shall have the option to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.  If the Indemnifying Party does not assume the defense of a Third Party Claim, or fails to conduct such defense, then the Indemnified Party may control the defense of such Third Party Claim and shall have the rights under Sections 16.3.4 and 16.3.6 below, as well as any other applicable rights under this Agreement.  Notwithstanding anything in this Agreement to the contrary, AstraZeneca shall retain control of any and all Third Party Claims relating to the AstraZeneca Corporate Marks.

16.3.3      Control of Defense.

Upon the assumption of the defense of a Third Party Claim by the Indemnifying Party:

(a)           the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party, which shall be reasonably acceptable to the Indemnified Party, and

(b)           except as expressly provided in Section 16.3.4, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Loss incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

16.3.4      Right to Participate in Defense.  Without limiting Section 16.3.1 or 16.3.2, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided, that such retention shall be at the

Indemnified Party’s own expense unless (a) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 16.3.2 (in which case the Indemnified Party shall control the defense), (b) the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles or (c) the Indemnifying Party and the Indemnified Party have different defenses available with respect to such claim that cause the Indemnified Party to hire its own separate counsel with respect to such proceeding.

16.3.5      Settlement and Judgments.  With respect to all Losses resulting from or arising out of or in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 16.3.2: (a) the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); and (b) no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).  With respect to all Losses resulting from or arising out of or in connection with Third Party Claims, where the Indemnifying Party has not assumed the defense of a Third Party Claim in accordance with Section 16.3.2, the Indemnifying Party shall be responsible for all such Losses for which it has indemnity and hold harmless obligations under Section 16.1 or Section 16.2, as applicable, with respect to such Third Party Claim; provided that the Indemnified Party shall not consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, without first obtaining the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Notwithstanding anything in this Agreement to the contrary, AstraZeneca shall retain control of any and all Third Party Claims relating to the AstraZeneca Corporate Marks, including the authority to consent to the entry of any judgment or any settlement or any other disposition of any Losses.

16.3.6      Cooperation.  To the extent that the Indemnifying Party defends against any Third Party Claim, the Indemnified Party that is a Party to this Agreement shall, and shall cause each of its Affiliates and each of their respective directors, officers, employees and agents to reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim (subject to typical confidentiality protections), and making the Indemnified Party, its Affiliates and its and their respective directors, officers, employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

16.3.7      Expenses.  Except as expressly provided above, the reasonable verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim for which it is indemnified under this Article 16, including all such costs and expenses incurred by the Indemnified Party with respect to defending a Third Party Claim for which the Indemnifying Party did not assume the defense, shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, which reimbursement shall be without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party under the terms of this Article 16.

16.3.8      Sensitive Third Party Claims.  Notwithstanding anything to the contrary herein, if a Third Party Claim subject to indemnification pursuant to Section 16.1 relates to the Nektar Agreement or may, in AstraZeneca’s reasonable opinion, materially adversely affect AstraZeneca’s business, reputation or relationships with a Health Authority or a Third Party (“Sensitive Third Party Claims”), then AstraZeneca shall have the right to conduct such Sensitive Third Party Claim and to use its own professional advisors in connection therewith; provided that AstraZeneca shall not approve any settlement amount or make any public disclosure or public statement about any aspect of the Sensitive Third Party Claim, in either case, without the prior written consent of Licensee, such consent not to be unreasonably withheld, delayed or conditioned.  Licensee shall be entitled to appoint (at its cost and expense) counsel, who shall (subject to privilege and confidentiality restrictions) be kept appraised of the Sensitive Third Party Claim, and AstraZeneca shall consider any reasonable suggestions and requests provided by such counsel in connection with the conduct of such Sensitive Third Party Claim.

16.4         Special, Indirect and Other Losses

EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS UNDER SECTIONS 16.1 OR 16.2, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER (OR ANY OF ITS AFFILIATES) FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS (WHETHER DIRECT OR INDIRECT), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (I) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER OR UNDER ANY ANCILLARY AGREEMENT OR (II) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT; PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ANY LIABILITY OF EITHER PARTY FOR BREACH OF ARTICLES 8 OR 12.

16.5         Insurance

16.5.1      Licensee Insurance.  Licensee shall, at a minimum, maintain during any period in which Licensee has indemnification obligations to AstraZeneca, which indemnification obligations shall be scheduled in the policies, (i) general liability insurance with a combined single limit for bodily injury and property damage of not less than [***], (ii) products liability/completed operations coverage with a minimum [***].  Such policies shall (x) be written on an occurrence or claims made basis, and (y) show AstraZeneca and Nektar as additional insureds for any liability imposed on AstraZeneca and Nektar for an act committed by Licensee, for which Licensee is held liable, and provide that AstraZeneca will be given [***] advance written notice of the termination thereof.  Such policies shall remain in effect throughout the Term and shall not be cancelled or subject to a reduction of coverage without prior written notice to AstraZeneca.  Should such insurance be cancelled AstraZeneca shall have the right to procure the same and the cost and expense thereof shall be reimbursed to AstraZeneca by Licensee. All such insurance will be written with a company or companies licensed to do business in the State of New York having a financial rating of not less than A ‘X’ in the most current edition of Bests Key Rating Guide. Upon request by AstraZeneca, Licensee shall provide to AstraZeneca evidence of its insurance coverage, including copies of applicable insurance policies.

16.5.2      Insurance.  AstraZeneca shall have and maintain in the name of AstraZeneca, and its Affiliates, at a minimum, during any period which AstraZeneca has indemnification obligations to Licensee, which indemnification obligations shall be scheduled in the policies, (i) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than [***] and (ii) products liability/completed operations coverage (including clinical trials) with a minimum [***]. Upon request by Licensee, AstraZeneca shall provide to Licensee evidence of its insurance coverage. AstraZeneca may use self-insurance to fulfill the obligations set forth in this Section 16.5.2.

17.           TERM AND TERMINATION

17.1         HSR and Other Governmental Filings. The Parties shall each, as promptly as practicable after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby; provided that the Parties shall each make the HSR Filing within [***] after the Execution Date and shall each file any notifications or filings required to be filed under similar applicable laws and regulations as promptly as reasonably practicable.  The Parties shall use their [***] to respond promptly to any requests for additional information made by such agencies, and to cause the waiting period (and any extensions thereof) under the HSR Act or any similar applicable foreign law or regulation [***] after the date of filing.  Each Party is responsible for its own filing fees and for the costs and expenses of its own legal and other advice in preparing and conducting the HSR Filing.

17.2         Term and Expiration.  Notwithstanding anything in this Agreement to the contrary, this Agreement (other than Section 9.1(a), Article 12, Section 16.1 and this Section 17.2, which are binding and effective as of the Execution Date) shall not become effective until the payment by Licensee under Section 9.1(a) of fifty-two million five hundred thousand Dollars (US$52,500,000) to AstraZeneca (the date of such payment, the “Effective Date”), and upon the Effective Date the full Agreement and all its terms and provisions shall be automatically effective and binding on both Parties;  provided, the obligations of Licensee to consummate the payment under Section 9.1(a) of fifty-two million five hundred thousand Dollars (US$52,500,000) to AstraZeneca will be subject to the satisfaction on the date such payment is required to be made under Section 9.1(a) of each of the following conditions, which to the extent permitted by Applicable Law may be waived in a written agreement signed by Licensee:

(a)           no Material Adverse Effect has occurred; and

(b)           the covenants and obligations AstraZeneca is required to comply with or to perform on or prior to the Effective Date pursuant to Article 14 have been complied with and performed in all material respects.

If Licensee has not made the fifty-two million five hundred thousand Dollars (US$52,500,000) payment described in Section 9.1(a) on the date that is the later of (i) [***] following the Approval Date and (ii) [***] after the Execution Date, AstraZeneca shall have the right to terminate this Agreement immediately upon notice to Licensee and upon receipt of such notice by Licensee, this Agreement shall be null and void and have no further force and effect.

If, on [***] after the date of filing under the HSR Act the waiting period required thereunder has not expired, [***] shall have the right, on written notice to [***], and upon receipt of such notice by such other Party, this Agreement shall be null and void and have no further force and effect. The term of this Agreement shall become effective as of the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the earlier of (a) the termination of the Nektar Agreement or (b) the date of expiration of the last Exclusivity Period for the last Licensed Product (such period, the “Term”).

17.3         Termination for Material Breach

17.3.1      Termination for Material Breach other than Material Breach of Licensee’s Diligence Obligations.  Subject to Section 17.6.2, in the event that either Party (the “Breaching Party”) is in material breach of this Agreement (except for Licensee’s diligence obligations under Section 5.1 or 6.1), in addition to any other right or remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing [***] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that (a) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such breach cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions to cure such breach as soon as possible, such longer period not to exceed an additional [***]; provided that such extended cure period shall not apply to any breach arising from any payment breach; and (b) the Notice Period for payment breaches shall be [***] from the date of notice (and shall not, for clarity, be subject to any extension of the Notice Period).  If Licensee’s material breach relates solely and exclusively to a particular country or countries in the Licensed Territory, AstraZeneca shall have the right to terminate this Agreement under this Section 17.3.1 solely with respect to such country or countries; provided that if Licensee’s material breach relates to [***], AstraZeneca shall have the right to terminate [***].

17.3.2      Termination for Breach of Diligence Obligations.  Subject to Section 17.6.2, if at any time AstraZeneca believes that Licensee is in material breach of its diligence obligations under Sections 5.1 or 6.1, then AstraZeneca shall so notify Licensee, specifying the basis for its belief, and the Parties shall meet within [***] after such notice to discuss [***].  If, after such [***] period, the Parties do not reach agreement as to whether Licensee is in material breach of such obligations and resolve the issue, then, subject to Sections 8.2 and 18.5.4, either Party may require that the issue be resolved by the matter being referred to expedited arbitration in accordance with Section 18.5.3 hereof (which arbitration shall determine whether Licensee is in material breach of such obligations and, if so, what steps must be taken to cure such material breach).  If the Arbitrators in such arbitration determine that Licensee is in material breach of its obligations under Sections 5.1 or 6.1, then (a) the Arbitrators shall specify the [***] in order to cure such breach; (b) Licensee shall [***] of such arbitration (including [***] and other similar [***]); and (c) Licensee shall have the right to cure such breach by [***], within [***] frame.  If Licensee does not [***], then AstraZeneca shall have the right to [***] on notice to Licensee solely with respect to [***] to which the material breach [***]; provided that if Licensee’s material breach relates to [***], AstraZeneca shall have the right to terminate [***].

17.4         Termination by AstraZeneca

17.4.1      [***].  In the event that Licensee or any of its Affiliates [***] that any AstraZeneca Patent is [***], or, [***] or [***], otherwise [***] of an AstraZeneca Patent, then AstraZeneca shall have the right to terminate this Agreement on [***] written notice to Licensee.

17.4.2      Breach of Nektar Agreement.  In the event that any breach by Licensee or any of its Affiliates or Sublicensees of this Agreement or any Ancillary Agreement would be reasonably likely to cause or lead to the termination, in its entirety or in part, of the Nektar Agreement, including if Licensee notifies AstraZeneca that it does not intend to perform [***], or Licensee does not perform [***] within [***],  AstraZeneca shall so notify Licensee, and the Parties shall meet within [***] after such notice to discuss in good faith [***]. If, after such [***] period, the Parties do not reach agreement as to whether Licensee is reasonably likely to cause or lead to the termination, in its entirety or in part, of the Nektar Agreement, then subject to Section 18.5.4, either Party may require that the issue be resolved by the matter being referred to expedited arbitration in accordance with Section 18.5.3 (which arbitration shall determine whether Licensee is reasonably likely to cause or lead to the termination, in its entirety or in part, of the Nektar Agreement and, if so, what steps must be taken to prevent such termination). If the Arbitrators in such arbitration determine that Licensee is reasonably likely to cause or lead to the termination, in its entirety or in part, of the Nektar Agreement, then (a) the Arbitrators shall specify the [***] in order to cure; (b) Licensee shall [***] of such arbitration (including [***] and other similar [***]); and (c) Licensee shall have the right to cure by [***], within [***]. If Licensee does not [***], AstraZeneca shall have the right to [***] on [***] written notice to Licensee, which right shall expire if Licensee cures such breach during the [***] notice period.  Notwithstanding the foregoing, in the event of a dispute under arbitration that is also a dispute under the Nektar Agreement, then the Parties shall agree to a consolidated arbitration or if the Parties do not agree to a consolidated arbitration, then this arbitration proceeding shall be stayed pending resolution of the analogous dispute with Nektar.

17.5         Termination by Licensee.

17.5.1      Termination for [***].  If, in the [***], the Exploitation of the Compounds and the Licensed Products by Licensee, its Affiliates or any of their Sublicensees [***]  prior written notice to AstraZeneca, to terminate this agreement with respect to that portion of the Licensed Territory if at any time (i) Licensee is [***] or (ii) Licensee [***];  provided, however, that Licensee shall have (x) first notified AstraZeneca of [***] and afforded AstraZeneca a [***] period (or longer, if elected by Licensee) in which AstraZeneca shall have the opportunity to discuss such [***] with Licensee in good faith, and (y) if AstraZeneca provides any [***] to Licensee during such period regarding [***], Licensee shall consider such [***].  If Licensee has delivered a termination notice to AstraZeneca under this Section 17.5.1, Licensee shall have the right to cease conducting further activities under this Agreement [***] subject only to compliance with Applicable Laws and ethical obligations.  If Licensee has the right to terminate this Agreement pursuant to this Section 17.5.1 with respect to [***], Licensee shall have the right to terminate [***].

17.5.2      Termination for [***].  If [***] with respect to [***] or the [***] in any portion of the Licensed Territory, Licensee shall have the right upon delivery of notice to AstraZeneca after the Effective Date effective [***] after delivery of such notice to AstraZeneca to [***] if (i) within [***], and (ii) [***].  In such case, both Parties shall have the right to cease conducting the activities that [***] (subject only to compliance with Applicable Laws and ethical obligations).  If Licensee has the right to terminate this Agreement pursuant to this Section 17.5.2 with respect to [***], Licensee shall have the right to terminate [***].

17.5.3      Termination for [***].  Any time after the Effective Date, Licensee may terminate the Agreement in its entirety pursuant to this Section 17.5.3 [***] if there is a [***] (each as defined in the Nektar Agreement).  If Licensee is entitled to terminate this Agreement pursuant to the immediately preceding sentence, Licensee shall have the right to do so effective (i) [***] upon written notice to AstraZeneca for a [***] or (ii) on [***] prior written notice for a [***].

17.6         Termination for Insolvency

17.6.1      Subject to Section 17.6.2, in the event that (i) either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or an administrative receiver of, or an encumbrancer taking possession of or selling, the whole of or any part of such Party’s undertaking, assets, rights or revenue, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof, (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, or (h) suffers an event or is the subject of a proceeding in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the above clauses mentioned in this Section 17.6, or (ii) the sum of either Party’s debts is greater than all of such Party’s property (in each case, at fair value), excluding any property transferred, concealed, or removed with intent to hinder, delay, or defraud such Party’s creditors, then in each case (each of (i) and (ii), an “Insolvency Event”) the other

Party may terminate this Agreement in its entirety effective [***] upon written notice to such Party.

17.6.2      If an Insolvency Event or an applicable breach occurs with respect to Licensee and AstraZeneca wishes to terminate this Agreement pursuant to Section 17.3.1, 17.3.2 or 17.6.1, AstraZeneca shall promptly notify [***] of such breach or Insolvency Event. Upon receiving such notice, [***] shall then have the [***], to, within [***] from the date of such notice, [***]. Any purported termination or cancellation under this Section 17.6.2 inconsistent with the foregoing shall be invalid and of no force or effect.

17.7         Termination for Termination of Nektar Agreement

Subject to Section 18.16(d) of the Nektar Agreement, in the event that the Nektar Agreement (a) terminates in its entirety for any reason, this Agreement shall automatically terminate in its entirety on the effective date of such termination, or (b) terminates with respect to any country in the Licensed Territory but not in its entirety, this Agreement shall automatically terminate with respect to such country on the effective date of such termination; provided that if such termination of the Nektar Agreement is with respect to [***], then this Agreement shall automatically terminate [***].

17.8         Effects of Termination in Entirety or with Respect to [***]

17.8.1      Termination in Entirety.  If this Agreement is terminated in its entirety, all rights and licenses granted to Licensee under Sections 2.1(a), 2.1(b), 2.1(c) and 2.1(d) and Section 11.7.1 of this Agreement shall terminate and revert exclusively to AstraZeneca, except as otherwise expressly stated in this Article 17 or Article 2.  Until the later of (a) [***] and (b) [***], other than as expressly permitted under this Agreement or the Reversion Transition Agreement, Licensee covenants that it and its Affiliates shall not [***] that is in [***] or is [***] immediately prior to such termination; provided that the foregoing shall not apply to any Licensed Product on or after the date on which there is first a  [***] on the market in [***] with respect to such Licensed Product.

17.8.2      Termination with Respect to a  [***].  If this Agreement is terminated with respect to [***] (but not in its entirety) (each such terminated country, a “Terminated Country”):

(a)           the rights and licenses granted to Licensee in Section 2.1 in [***] shall automatically terminate and revert exclusively to AstraZeneca except that limited license rights shall remain in effect to (A) [***] of the Compounds and the Licensed Products in [***] in order to [***] in the Licensed Territory and (B) [***] the Licensed Products (including the Compound therein) in [***] for [***] thereof in the Licensed Territory;

(b)           the rights and licenses granted to Licensee in Section 2.1 with respect to countries in the Licensed Territory other than [***] shall survive termination solely with respect to such countries, subject to [***];

provided that if either Party terminates this Agreement solely in [***], each Party shall have the right to terminate [***].

17.9         Cure Period for Breach of Applicable Law. A Party’s violation of Applicable Law shall be deemed a breach of this Agreement, but the non-breaching Party may not terminate this Agreement unless the breaching Party fails to cure the violation within [***] of learning of such violation. To cure such violation, the applicable Party shall take such steps, additional measures, representations, warranties, undertakings and other provisions, in each case, as the other Party believes in good faith are reasonably necessary in order to avoid a potential violation or continuing violation of the Applicable Law.

17.10       Other Termination Consequences

17.10.1    Generally.  The consequences set forth in this Section 17.10 shall apply solely on and after the effective date of the termination of this Agreement in its entirety or with respect to a Terminated Country, as applicable.

17.10.2    Licensee Grant to AstraZeneca.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries (except for termination by Licensee pursuant to Section 17.3.1), the license grant from Licensee to AstraZeneca set forth in Section 2.6 shall automatically extend to the Licensed Territory in its entirety or such Terminated Countries, as applicable.

17.10.3    Access to Data; Right of Reference.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, in addition to each Party’s rights elsewhere in this Agreement, each Party and its Affiliates shall, to the extent not previously transferred to the other Party, disclose and transfer to the other Party copies of all Licensee Know-How (in the case of Licensee) or AstraZeneca Know-How (in the case of AstraZeneca), and automatically grant to the other Party, effective as of the effective date of any such termination, a right to use (which right is fully sublicensable through multiple tiers and transferrable to other Persons) such Licensee Know-How or AstraZeneca Know-How, as applicable, for the Exploitation of Products (in the event of termination of this Agreement with respect to one or more Terminated Countries, solely in or for such Terminated Countries or other countries outside the Licensed Territory), and a right of reference (which right is fully transferable to other Persons, with the relevant Party agreeing to provide any needed letters acknowledging such right of reference as needed by any transferee) to all Licensee Regulatory Documentation (in the case of Licensee) or AstraZeneca Regulatory Documentation (in the case of AstraZeneca) to the extent [***] for such other Party (or any transferee) to Exploit Products (in the event of termination of this Agreement with respect to one or more Terminated Countries, solely in or for such Terminated Countries or other countries outside the Licensed Territory).

17.10.4    Marketing Materials and Product Labelling.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, each Party shall grant to the other Party a perpetual, non-exclusive, sublicensable, transferable, right and license in and to all advertising, marketing, promotional, packaging, educational materials and Product-specific training materials and Product Labelling content and materials prepared or authored by such Party for the Commercialization of Licensed Product in the Licensed Territory in its entirety or such Terminated Countries, as applicable, including all Licensee Marketing and Training Materials or AstraZeneca Marketing and Training Materials, as applicable (including all web and social media content), and Product Labelling content and materials, which license shall include the right to reproduce, copy, modify, distribute, create derivative works based thereon, publicly perform, publicly display and otherwise use or exploit such materials and all copyrights therein owned or Controlled by such Party or any of its Affiliates in the Licensed Territory in its entirety or such Terminated Countries, as applicable, in any and all forms and media now known or hereinafter invented.

17.10.5    Safety Reporting.  In the event of termination of this Agreement with respect to a Terminated Country (but not in its entirety), then promptly following the effective date of termination the Parties shall enter into an agreement (or an amendment to the Pharmacovigilance Agreement) governing the Parties’ respective rights and responsibilities with respect to the coordination of safety-related regulatory obligations, including the reporting of Adverse Events and other safety or quality data.  Such agreement shall set forth terms and conditions with respect to such activities that are reasonable and customary in the industry for agreements of that nature.

17.11       Reversion Transition Agreement and Other Arrangements

17.11.1    Reversion Transition Agreement.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, AstraZeneca and Licensee shall, as and if applicable, negotiate in good faith the terms and conditions of a written transition agreement (the “Reversion Transition Agreement”) pursuant to which AstraZeneca and Licensee will effectuate and coordinate a smooth and efficient transition of the rights to the Licensed Product in the Licensed Territory granted to Licensee hereunder to AstraZeneca, or such other Person as AstraZeneca may designate as reasonably necessary for AstraZeneca or its Affiliates or its or their licensors, (sub)licensees or transferees to Exploit the Licensed Products following such termination in the Licensed Territory in its entirety or such Terminated Countries, as applicable.  Such Reversion Transition Agreement shall provide that in the event AstraZeneca’s or its Affiliates’ or licensors’, (sub)licensees’ or transferees’ practice of any [***] or use of any [***] would [***] to a Third Party based on such use or practice with respect to one or more Licensed Products, then AstraZeneca may [***] from the scope of the rights granted under the Reversion Transition Agreement. If AstraZeneca [***], then AstraZeneca shall be responsible for [***].

17.11.2    Licensee Regulatory Documentation.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries (except for termination caused by Licensee pursuant to Section 17.3.1), upon request of AstraZeneca, Licensee shall promptly transfer and assign to AstraZeneca any and all right, title, and interest in the Existing Approvals, Existing Applications and any and all Licensee Regulatory Documentation in the Licensed Territory in its entirety or such Terminated Countries, as applicable.  With respect to such Licensee Regulatory Documentation, if elected by AstraZeneca, Licensee will submit to the applicable Health Authority, within [***] after the effective date of such termination, a letter (with a copy to AstraZeneca) notifying the applicable Health Authority of such transfer.

17.11.3    Contracts.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries resulting solely and exclusively from a material breach by Licensee of its obligations under this Agreement, at the election of AstraZeneca, Licensee shall assign (or cause its Affiliates or Sublicensees to assign) to AstraZeneca, if requested by AstraZeneca, and AstraZeneca will have the right, but not the obligation, to assume, all agreements with Third Parties with respect to the Exploitation of Licensed Products, including the conduct of trials for any Licensed Product, including agreements with contract research organizations, clinical sites and investigators, that relate to trials in support of Health Registration Approvals, manufacturing agreements, distribution agreements, and the like, for the Licensed Territory in its entirety or such Terminated Countries, as applicable.

17.11.4    Domain Names.  In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, if elected by AstraZeneca and at AstraZeneca’s cost unless the Agreement has been terminated due to Licensee’s material breach, (a) the rights granted to Licensee with respect to Licensed Product Domain Names in or for the Licensed Territory in its entirety or such Terminated Countries, as applicable, shall cease, and Licensee shall return or deliver to AstraZeneca all content, materials and other Information related to any such Licensed Product Domain Name, and (b) Licensee shall assign (or cause its Affiliates or Sublicensees to assign) to AstraZeneca (or its designee), if requested by AstraZeneca (by executing such instruments, delivering such documents and taking all such actions as AstraZeneca may reasonably require to transfer) all rights, title and interest in and control over all such Licensee Domain Names and all content, materials and other Information regarding to and associated with any such Licensee Domain Name, excluding the Licensee name or any Licensee Trademarks not primarily related to the Licensed Product, including all copyrights and other intellectual property and proprietary rights therein and thereto, and AstraZeneca will have the right, but not the obligation, to assume, control over and all rights, title and interest in and to all Licensee Domain Names (and all content, materials and other Information regarding to and associated with any such Licensee Domain Name, excluding the Licensee name or any Licensee Trademarks not primarily related to the Licensed Product) for the Licensed Territory in its entirety or such Terminated Countries, as applicable. Licensee shall execute and deliver or shall cause its Affiliates (as applicable) to execute and deliver to AstraZeneca all instruments and documents that are necessary to fulfill the obligations set forth in this Section 17.11.4  and to transfer all rights, title and interest in and to, and control over, all Licensee Domain Names and all content, materials and other Information regarding to and associated with any such Licensee Domain Name, excluding the Licensee name or any Licensee Trademarks not primarily related to the Licensed Product.

17.11.5    Product Trademarks and AstraZeneca Corporate Marks. In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, at AstraZeneca’s cost unless the Agreement has been terminated due to Licensee’s material breach, and to the extent Licensee may hold any rights in and to any Product Trademarks and AstraZeneca Corporate Marks, Licensee shall and hereby does assign and shall cause its Affiliates and sublicensees (as applicable) to assign to AstraZeneca, all of its (or its Affiliates’ or its sublicensees’) rights, title and interests (if any) in and to such Product Trademarks and the AstraZeneca Corporate Marks in the Licensed Territory in its entirety or such Terminated Countries, as applicable, together with all registrations and applications therefor and all copyrights and other rights therein and all goodwill with respect thereto. Licensee shall execute and deliver or shall cause its Affiliates and sublicensees (as applicable) to execute and deliver to AstraZeneca all instruments and documents that are necessary to fulfill the obligations set forth in this Section 16.10.5 and to record any such assignment with the applicable trademark office or other governmental authority.

17.11.6    Supply. In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, if Licensee or any of its Affiliates is then Manufacturing

Licensed Product in or for the Licensed Territory in its entirety or such Terminated Countries, as applicable, upon the request of AstraZeneca, any of its Affiliates or any of its or their licensors, (sub)licensees or transferees, if elected by AstraZeneca, Licensee shall continue to Manufacture Licensed Product for the Licensed Territory in its entirety or such Terminated Countries, as applicable, for a period of no more than [***],  on reasonable terms and conditions, until AstraZeneca (or its Affiliates or its or their licensors, (sub)licensees or transferees) notifies Licensee that such Person has established an alternative source of supply. In addition, AstraZeneca (or its Affiliates or its or their licensors, (sub)licensees or transferees) shall have the right, but not the obligation, to purchase the then-current inventory of Licensed Product Manufactured or otherwise held for use in the Licensed Territory in its entirety or such Terminated Countries, as applicable, from Licensee or any of its Affiliates at cost + [***].

17.11.7    Clinical Development. In the event of termination of this Agreement in its entirety or with respect to one or more Terminated Countries, Licensee shall have sole responsibility for conducting or winding down any ongoing Clinical Studies in or for the Licensed Territory in its entirety or such Terminated Countries, as applicable, that it is conducting as of the date of termination, at its expense, and continuing to conduct any Post-Approval Commitments until responsibility for such Post Approval Commitments is transitioned back to AstraZeneca at AstraZeneca’s cost and expense.

17.12       Compliance with the Nektar Agreement

In the event of termination of this Agreement (for any reason) or the Nektar Agreement (by Nektar pursuant to Section 18.5 of the Nektar Agreement) in its entirety or with respect to one or more Terminated Countries, without limitation of any other provision of this Agreement or any Ancillary Agreement, each Party shall cooperate with the other Party and its Affiliates, Sublicensees, Partners and transferees, and with Nektar, as may be required to comply with the Nektar Agreement, including any transition agreements contemplated thereby.  If Licensee is not then in breach of its obligations under this Agreement and was not the cause of the termination of the Nektar Agreement, Licensee may, if it elects, reach out to Nektar to negotiate a separate stand-alone license agreement with Nektar.

17.13       Remedies

Except as otherwise expressly provided herein, expiration or termination of this Agreement in its entirety or with respect to one or more Terminated Countries in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity, including a Party’s right to claim against the other Party for any damages arising out of a breach of this Agreement.

17.14       Accrued Rights; Surviving Obligations

17.14.1    Termination or expiration of this Agreement in its entirety or with respect to one or more Terminated Countries for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

17.14.2    Without limiting the foregoing, Sections 2.1(e),  2.2, 2.3, 2.6, 2.7, 2.9 (with respect to any rights accrued thereunder on expiration of the Exclusivity Period in a country), 5.9, 6.4, 7.4 (with respect to Licensed Product sold during the Term), 9.2 (with respect to amounts due on sales prior to termination), 9.4 (with respect to any payments due post-termination), 9.5 (with respect to any payments due during the Term or any post-termination payments), 9.6, 9.7, 10.2 and 10.3 (for purposes of a final audit after termination, if applicable), 10.4 for the term specified therein, 13.3. 13.4, 17.13, 17.8, 17.10, 17.11, 17.15, and this Section 17.14 and Articles 1, 12 (except for Sections 12.1 and 12.12), 16, and 18 of this Agreement shall survive the termination of this Agreement for any reason. If this Agreement is terminated with respect to a Terminated Country but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Country (to the extent they would survive and apply in the event the Agreement terminated in its entirety or as otherwise necessary for any of AstraZeneca and its Affiliates and its and their (sub)licensees to exercise their rights in the Terminated Country) and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Country and be of no further force and effect with respect to such Terminated Country (and, for the avoidance of doubt, all provisions of this Agreement shall remain in effect with respect to all countries in the Licensed Territory other than the Terminated Country).

17.14.3    Without limiting the foregoing, Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8.3, 2.9, 5.9, 6.4, 7.4 (with respect to Licensed Product sold during the Term), 9.2 (with respect to amounts due on sales prior to expiration), 9.4 (with respect to any payments due post-expiration), 9.5 (with respect to any payments due during the Term or any post-expiration payments), 9.6, 9.7, 10.2 and 10.3 (for purposes of a final audit after expiration, if applicable), 10.4 for the term specified therein, 11.1.5, 13.3, 13.4 and this Section 17.14 and Articles 1, 12 (except for Section 12.1 and 12.12), 16, and 18 of this Agreement shall survive the expiration of this Agreement.

17.15       Survival of Sublicenses.  In the case of a termination of this Agreement, all sublicenses granted by Licensee to Sublicensees with AstraZeneca’s written approval prior to such termination shall survive termination of this Agreement (provided that such Sublicensee is in good standing under its sublicense agreement as of the effective date of such termination and [***]), and AstraZeneca shall assume all such sublicense agreements as the licensor thereunder in accordance with the terms of such sublicense agreement; provided that AstraZeneca shall not be required to assume any (a) sublicense with a counterparty for which AstraZeneca has not provided written approval before such termination or (b) obligations, economic or otherwise, in a sublicense agreement that are greater in scope than those set forth in this Agreement, unless AstraZeneca otherwise agrees in writing. In all other cases, all sublicenses granted by Licensee to Sublicensees shall terminate upon termination of this Agreement, unless AstraZeneca otherwise agrees in writing.

17.16       Bankruptcy

17.16.1    The Parties agree that all rights, powers and remedies of a Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code.

17.16.2    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by AstraZeneca, or by Licensee, including under Articles 2,  11 and 17,  but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licenses of right to “intellectual property” or analogous provisions of Applicable Law outside the United States (“IP”). The Parties agree that a Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP. In the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such IP (including all embodiments of such IP, which includes all tangible, electronic or other embodiments of rights and licenses hereunder, including all Licensed Products, all Regulatory Documentation and rights of reference therein, and all Information related to Licensed Products, Compounds, Licensed Patents, AstraZeneca Know-How, Licensee Know-How, Joint Know-How or Intellectual Property Rights, but excluding AstraZeneca Corporate Marks  (“Embodiments of Intellectual Property”)), which, if not already in the non-subject Party’s possession, shall be promptly delivered to it upon the non-subject Party’s written request (a) upon commencement of a bankruptcy proceeding, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (b) if not delivered pursuant to clause (a) above because the subject Party continues to perform, upon the rejection of this Agreement by or on behalf of the subject Party. The other Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) shall not interfere with the exercise by such Party or its Affiliates of rights and licenses to IP and Embodiments of Intellectual Property Licensed hereunder in accordance with this Agreement and agrees to assist such Party and its Affiliates to obtain the IP and Embodiments of Intellectual Property in the possession or control of Third Parties as reasonably necessary or desirable for such Party or its Affiliates to exercise such rights and licenses in accordance with this Agreement. Whenever the other Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) provides to such Party, pursuant to this Section 17.16.2, any of the IP or any Embodiments of Intellectual Property Licensed hereunder in accordance with this Agreement, such Party shall have the right to perform the obligations of the other Party hereunder with respect to such IP and Embodiments of Intellectual Property, but neither such provision nor such performance by such Party shall release the other Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) from liability resulting from any rejection of the license or the failure to perform such obligations. Unless and until the subject Party rejects this Agreement, the subject Party shall perform this Agreement or provide the IP (including all embodiments of such intellectual property) to the non-subject Party, and shall not interfere with the rights of the non-subject Party to such IP, including the right to obtain the IP from another entity.

17.16.3    Additional Rights. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n): (a) the right of access to any IP and Embodiments of Intellectual Property of AstraZeneca, or any Third Party with whom AstraZeneca contracts to perform an obligation of AstraZeneca under this Agreement, and, in the case of the Third Party, which is necessary for the Development, Manufacture, Commercialization and use of Licensed Products or Compounds; and (b) the right to contract directly with any Third Party to complete the contracted work.

18.           MISCELLANEOUS

18.1         Force Majeure

Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from a Force Majeure; provided that the non-performing Party shall notify the other Party of such Force Majeure within [***] of such occurrence by giving written notice to the other Party specifying the nature and extent of the event, its anticipated duration and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

18.2         Export Control

This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

18.3         Assignment

18.3.1      Rights to Assign.  Neither Party may assign its rights or, except as provided in Article 2 to (sub)licensees (including Sublicensees) and subcontractors, delegate its obligations under this Agreement, in whole or in part without the prior written consent of the other Party, except that (i) AstraZeneca shall have the right, without such consent, (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its

Affiliates or its or their (sub)licensees, and (b) to assign any or all of its rights and delegate any or all of its obligations hereunder to Nektar or any of its Affiliates or its or their (sub)licensees or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of AstraZeneca’s assets specifically relating to the Licensed Products in the Licensed Territory or to Nektar and (ii) (a) Licensee shall have the right, without such consent, to assign all of its rights and delegate all of its obligations hereunder to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of Licensee’s assets, (b) in the event that any [***], in connection with the exercise of its rights and remedies under any [***], shall seek to [***] may assign all the right, title and interest of Licensee and any of its Affiliates in this Agreement and any Ancillary Agreement (in whole, but not in part) without such consent;  provided that the assigning Party shall provide written notice to the other Party within [***] after such assignment or delegation and (c) Licensee shall have the right, without such consent, to [***].  Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement.  All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement.  Any attempted assignment or delegation in violation of this Section 18.3.1 shall be void and of no effect.  Notwithstanding any other provision of this Section 18.3.1, the terms of this Agreement may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated without the consent of any assignee or delegate that is not deemed pursuant to the provisions of this Section 18.3.1 to have become a party to this Agreement.  Nothing herein shall prohibit AstraZeneca or any of its Affiliates from assigning its or their rights in and to any of the intellectual property licensed by AstraZeneca hereunder; provided that any such assignment shall be subject to the licenses granted herein.  For the avoidance of doubt, a Change of Control of or in respect of a Party shall not constitute an assignment for purposes of this Section 18.3.1.

18.3.2      No Access to Additional Intellectual Property.  The rights to Information, materials and intellectual property: (a) controlled by a Third Party permitted assignee of a Party immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party), or (b) controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party that were controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to Licensee under this Agreement.

18.4         Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

18.5         Dispute Resolution

18.5.1      Escalation to Senior Executives.  Except as provided in Section 18.12, if there is a dispute between the Parties in connection with or relating to this Agreement or any of its provisions or any document or instrument delivered in connection herewith (including any question regarding the existence, validity or termination of this Agreement or the provisions of this Section 18.5 of the Agreement or any document or instrument delivered in connection herewith) (a “Dispute”), then either Party shall have the right to refer such matter in writing to the Senior Executives for attempted resolution by negotiations during a period of [***] following the referral of the Dispute to the Senior Executives.  Any final decision mutually agreed to by the Senior Executives shall be conclusive and binding on the Parties.

18.5.2      Arbitration.  If within [***] of a Dispute being referred to the Senior Executives for resolution, the Senior Executives are unable to resolve such Dispute, the Dispute shall be resolved by final and binding arbitration before a panel of [***] experts with relevant industry experience (the “Arbitrators”) under the Rules of Arbitration of the International Chamber of Commerce which are hereby incorporated by reference herein (except as modified by this Section 18.5.2).  The arbitration shall be held in the English language.  The seat of arbitration shall be New York City, New York, USA.  Without prejudice to the selection of New York City, New York, USA, as the seat of arbitration, the Parties agree that hearings may take place in any other venue that is mutually agreeable to the Parties.  The Parties shall use reasonable efforts to expedite the arbitration if requested by either Party.  Each of Licensee and AstraZeneca shall promptly select one (1) independent, conflict-free Arbitrator, which selections shall in no event be made later than [***] after the notice of initiation of arbitration.  The third (3rd) Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Licensee and the Arbitrator chosen by AstraZeneca, but in no event later than [***] after the date that the last of such Arbitrators was appointed.  The Arbitrators shall determine what document production will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for document production; provided that the Arbitrators shall permit such document production on the merits as they deem necessary to permit a resolution of the dispute.  The Arbitrators shall, within [***] after the conclusion of the arbitration hearing on the merits, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in any court of competent jurisdiction.  The Arbitrators shall be authorized to award compensatory damages or injunctive or other equitable relief, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

18.5.3      Expedited Arbitration.  For any dispute under this Agreement that is expressly designated under this Agreement to be submitted for arbitration pursuant to this Section 18.5.3, the provisions of Section 18.5.2 shall apply, except as follows: Each Party shall prepare and submit a written summary of such Party’s position and any relevant evidence in support thereof to the Arbitrators and to the other Party within [***] of the selection of the Arbitrators.  Within [***] of the delivery of such summaries by the Parties, each Party shall submit a written rebuttal to the other Party’s summary.  At a hearing lasting no more than [***] and to commence no later than [***] after delivery of the written rebuttals, each Party shall have an opportunity to submit evidence and argue for its position before the Arbitrators, subject to reasonable time limitations to be determined by the Arbitrators.  The Arbitrators shall issue a reasoned award with respect to the matter in dispute within [***] following conclusion of the hearing.

18.5.4      Other Proceedings.  AstraZeneca hereby agrees, and Licensee hereby confirms, that if any arbitration or other proceeding commences between AstraZeneca and Nektar under the Nektar Agreement arising from, occurring as a result of, or relating to AstraZeneca’s or Licensee’s rights or obligations under this Agreement, subject to Nektar’s consent, Licensee shall join such arbitration or other proceeding as a party thereto and be subject to the resolution thereof.

18.5.5      Pendency of Arbitration.  During the period of time that any arbitration proceeding described in Sections 18.5.2,  18.5.3 or 18.5.4 is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of, and the performance of which are not otherwise implicated by, such pending arbitration proceeding.

18.5.6      Temporary Injunctive Relief.  Nothing contained in this Agreement shall deny any Party the right to seek temporary injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, or in the case of any dispute relating to Licensee’s use of the AstraZeneca Corporate Marks, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.  All arbitration proceedings and decisions of the Arbitrators under this Section 18.5 shall be deemed Confidential Information of both Parties under Article 12.

18.5.7      Costs.  Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 18.5, and shall pay an equal share of the fees and costs of the Arbitrators, and all other general fees related to any arbitration described in this Section 18.5, as applicable; provided that the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), and the fees and costs of the Arbitrators.

18.6         Governing Law, Jurisdiction

18.6.1      Governing Law.  This Agreement, including its dispute resolution provisions, shall be governed by and construed in accordance with, and all Disputes hereunder shall be resolved in accordance with, the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the law of another jurisdiction.

18.7         Submission to Jurisdiction. Subject to Section 18.5, each Party agrees that any suit, action or proceeding against it, occurring, for the avoidance of doubt, at any time before or after the Execution Date and brought by the other Party, the directors, officers, employees and agents of such other Party, or by any person who controls such other Party, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. AstraZeneca will have appointed The Corporation Trust Company with offices at 1209 Orange Street, New Castle County, Wilmington, DE 19801, United States as its authorized agent (an “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, New York, by the other Party, the directors, officers, employees and agents of the other Party, or by any person who controls such other Party, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. AstraZeneca represents and warrants that its Authorized Agent will have accepted, at or prior to the Execution Date, such appointment and will have agreed, at or prior to the Execution Date, to act as said agent for service of process, and AstraZeneca agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon AstraZeneca for suits, actions or proceedings in any state or federal court in the Borough of Manhattan in the City of New York, New York.

18.8         Notices

18.8.1      Notice Requirements.  Any notice or other communication required or permitted to be given by either Party under this Agreement shall be in writing and shall be deemed given as of (a) the date delivered if delivered by hand, or reputable courier service, (b) the date sent if sent by email (with transmission confirmed), (c) the [***] (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (d) the [***] after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the addresses specified below, or to such other addresses of which notice shall have been given in accordance with this Section. This Section 18.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

18.8.2      Address for Notice.

If to Licensee, to:

RedHill Biopharma Inc.
8045 Arco Corporate Drive, Suite 200
Raleigh, NC 27617
Attn.: [***]
E-mail: [***]
RedHill Biopharma Ltd
21 Ha’arba’a St.
Tel-Aviv 6473921, Israel
Attn.: [***]
E-mail: [***]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attn.: [***]
Email: [***]
Cravath, Swaine & Moore LLP
CityPoint, 1 Ropemaker Street
London EC2Y 9HR, United Kingdom
Attn.: [***]
Email: [***]

If to AstraZeneca, to:

AstraZeneca AB
SE-151 85 Södertälje, Sweden
Attention: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
Salesforce Tower, 415 Mission Street, Suite 5400
San Francisco, CA 94105-2533
Attention: [***]
Email: [***]

18.9         Entire Agreement

18.9.1      Entire Agreement.  This Agreement, including the Schedules attached hereto and the Ancillary Agreements, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and as of the Effective Date supersedes any previous agreement, arrangement or understanding, whether written or oral, between the Parties in relation to that subject matter.  Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this Agreement to the extent permitted by Applicable Law.  The Parties intend and agree that this Agreement and the Ancillary Agreements constitute a single integrated agreement and cannot be severed or divided into component agreements. The Parties intend and agree that the aggregate consideration provided in this Agreement and the Ancillary Agreements represents the consideration for the single integrated agreement, and cannot be divided, severed or allocated among parts of this single integrated agreement. The Parties agree that they would not have entered into any part of this Agreement or any of the Ancillary Agreements in the absence of the rest of this Agreement or the Ancillary Agreements. For clarity, that certain confidentiality agreement entered into between AstraZeneca UK Limited and RedHill Biopharma Ltd. dated as of March 11, 2019 shall terminate as of the Execution Date after which date the Confidential Information thereunder shall constitute Confidential Information hereunder (and the Parties shall cause such entities to comply with this Section 18.9.1).

18.9.2      No Reliance.  The Parties acknowledge that this Agreement has not been entered into wholly or partly in reliance on, nor has either Party been given, any warranty, statement, assurance, promise, or representation (whether made innocently or negligently) by the other or on its behalf other than as expressly set out in this Agreement.  Each Party agrees that it shall not have any claim for innocent or negligent misrepresentation based on any statement or warranty in this Agreement.

18.10       Amendments

No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties.  Except where otherwise stated, including in connection with the Nektar Agreement, in the event of any inconsistencies between this Agreement and any Schedules or other attachments hereto, the terms of this Agreement shall control.

18.11       English Language

This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

18.12       Equitable Relief

Each Party acknowledges and agrees that the restrictions set forth in Sections 2.8 and Articles 8 and 12 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Article, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.

18.13       Waiver and Non-Exclusion of Remedies

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

18.14       No Benefit to Third Parties

The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Indemnified Parties under Article 16 and the rights of Licensee’s Financing Parties under Article [***] and Sections [***],  18.5 (Dispute Resolutions), 18.6 (Governing Law; Jurisdiction), 18.9 (Entire Agreement), 18.10 (Amendments), 18.12 (Equitable Relief), 18.13 (Waiver and Non-Exclusion of Remedies), 18.14 (No Benefit to Third Parties) and 18.20 (No Recourse),  they shall not be construed as conferring any rights on any other Persons.

18.15       Further Assurance

Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

18.16       Relationship of the Parties

It is expressly agreed that AstraZeneca, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither AstraZeneca, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action that will be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

18.17       References

Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

18.18       Construction

Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

18.19       Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

18.20       No Recourse

Subject to the rights of the parties to the Financing Documents under the terms thereof, none of the Parties, nor or any of their respective Affiliates, solely in their respective capacities as Parties to this Agreement, shall have any rights against any Financing Parties, solely in their respective capacities as lenders or arrangers or investors in connection with the Licensee Financing. For the avoidance of doubt, subject to the rights of Licensee under the Financing Documents under the terms thereof, none of the Financing Parties, nor or any of the respective Affiliates, directors, officers, employees, agents and Representatives, and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney or Representative of any such Financing Party shall have any liability for any obligations or liabilities of any Party hereto under this Agreement based on, in respect of, or by reason of (or in any way relating to), the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing Documents, the transactions contemplated thereby or the performance thereof. Notwithstanding the foregoing, if any Financing Party exercises any right or remedy available to it pursuant to Sections [***] or 18.14 of this Agreement or [***], this Section 18.20 shall not apply with respect to such Financing Party.

[SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

For and on behalf of		For and on behalf of
ASTRAZENECA AB		REDHILL BIOPHARMA INC.
Signature:	/s/ [***]	Signature:	/s/ [***]
Name:	[***]	Name:	[***]
Title:	Authorised Signatory	Title:	[***]

		Signature:	/s/ [***]
		Name:	[***]
		Title:	[***]

[Signature Page- License Agreement]